UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No.   )

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RigNet, Inc.
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NOTICE OF
2019 ANNUAL MEETING
OF STOCKHOLDERS
Time and Date:	8:00 a.m. Central Daylight Time, May 8, 2019
Location:	RigNet, Inc., 15115 Park Row Boulevard, Suite 300
Houston, Texas 77084

April 8, 2019

Dear Stockholder:

You are cordially invited to attend the 2019 Annual Meeting of Stockholders of RigNet, Inc. (the “Company” or “RigNet”), which will be held at 8:00 a.m., Central Daylight Time, on Wednesday, May 8, 2019 at RigNet’s headquarters located at 15115 Park Row Boulevard, Suite 300, Houston, Texas 77084.  Stockholders will vote to:

Elect the nine directors named in our proxy statement to serve until the 2020 Annual Meeting of Stockholders or until their respective successors have been elected and qualified or until the earliest of their removal, resignation or death;

Ratify the selection of Deloitte & Touche LLP as our independent auditors for 2019;
Approve the RigNet, Inc. 2019 Omnibus Incentive Plan; and

Approve a non-binding advisory resolution on RigNet’s executive compensation.

Stockholders will also consider any other business as may properly come before the Annual Meeting.

You are eligible to vote if you were a stockholder of record at the close of business on March 14, 2019.  Please ensure that your shares are represented at the meeting by promptly voting and submitting your proxy on the Internet or by completing, signing, dating and returning your proxy card in the enclosed envelope.  If you decide to attend the meeting and vote, you may withdraw your proxy at that time.

To assist you in voting your shares, in addition to this Notice of Annual Meeting, you will find enclosed the 2019 Proxy Statement and our 2018 Annual Report to Stockholders, which includes the Company’s audited financial statements.

On behalf of the Board of Directors and employees of RigNet, we thank you for your continued interest in and support of the Company.

Sincerely,

/s/ James H. Browning	/s/ Shelly Buchman
James H. Browning	Shelly Buchman
Chairman of the Board	Vice President, RigNet Connect, Associate General Counsel and Corporate Secretary

Houston, Texas

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS
FOR THE ANNUAL MEETING OF STOCKHOLDERS
Our Proxy Statement and Annual Report to Stockholders are available at https://materials.proxyvote.com/766582

Your vote is important.  Please vote promptly.

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PROXY SUMMARY

This summary highlights information contained elsewhere in the proxy statement.  This summary does not contain all of the information that you should consider, and you should read the entire proxy statement carefully before voting.

RIGNET 2019 ANNUAL MEETING OF STOCKHOLDERS
Time and Date:	8:00 a.m. Central Daylight Time, May 8, 2019
Location:	RigNet, Inc., 15115 Park Row Boulevard, Suite 300
Houston, Texas 77084

Voting. Stockholders as of the record date, March 14, 2019, are entitled to vote.  Each share of common stock is entitled to one vote for each director nominee and one vote for each of the other proposals on which to be voted.

Each stockholder’s vote is important.  Even if you plan to attend our Annual Meeting in person, please cast your vote as soon as possible by:

using the Internet at https://materials.proxyvote.com/766582	mailing your signed proxy or voting instruction form

Attendance. RigNet stockholders as of the record date or holders of their valid proxies are entitled to attend the Annual Meeting.

MEETING AGENDA AND VOTING RECOMMENDATIONS
	Page Reference for More Information	Vote Recommendation
Election of 9 directors	4 and 41	For each director nominee
Management proposals:
Ratify Deloitte & Touche LLP as our independent auditors for 2019	41	For
Approve the RigNet, Inc. 2019 Omnibus Incentive Plan	42	For
Stockholder advisory vote:
Approve our named executive officers’ compensation	48	For
Transact other business that properly comes before the meeting

BOARD NOMINEES
Name	Age	Director Since	Position with Our Company	Inde-pendent	Committee Membership				Other Board Service Experience
					AC	CC	CGN	CDC
Steven E. Pickett	55	2016	Chief Executive Officer and President						X
James H. Browning	69	2010	Chairman, Independent Director	X	X/F	X			X
Mattia Caprioli	45	2013	Independent Director	X			X	X	X
Ditlef de Vibe	64	2011	Independent Director	X		X		X
Kevin Mulloy	60	2012	Independent Director	X	X			C
Kevin J. O’Hara	58	2010	Independent Director	X		X	C		X
Keith Olsen	62	2010	Independent Director	X		C	X		X
Gail P. Smith	59	2018	Independent Director	X	X		X
Brent K. Whittington	48	2010	Independent Director	X	C/F			X
2018 Meetings					4	8	4	5

AC	Audit Committee
CC	Compensation Committee	C	Chair
CGN	Corporate Governance and Nominating Committee	F	Audit Committee Financial Expert
CDC	Corporate Development Committee

Attendance:
In 2018, each of our current directors attended at least 75% of the meetings of the Board and committees on which the member served during the year.

Director Elections:
Directors are elected annually to serve until the next annual meeting of stockholders. In uncontested elections of directors, where the number of candidates does not exceed the number of open board positions, directors are elected by a majority of votes cast. In contested elections, where the number of candidates exceeds the number of open board positions, directors are elected by a plurality of votes cast.

2018 PERFORMANCE AND COMPENSATION HIGHLIGHTS
RigNet performance. During 2018, our executive leadership team continued to execute on the Company’s strategic plan to grow market share in our core managed communications business focused on the oil and gas industry and to introduce new products that move us “up the stack.”  The Chief Executive Officer (“CEO”) and executive leadership team are responding to changing technologies and market conditions by focusing on customer service and market and product diversification, while continuing to generate positive net cash provided by operating activities. Further, our CEO recruited critical leadership with financial and investor relations experience to drive execution of our strategic plan in the future.

Compensation decisions reflect a balanced and responsible pay approach. The Compensation Committee has responsibility for oversight of RigNet’s executive compensation framework.  Within that framework, the Compensation Committee works to align pay with performance and to create incentives that reward responsible risk-taking given RigNet’s business environment.

In order to maintain our ability to attract and retain highly skilled executives, the Compensation Committee believes that the total compensation of our executives should be competitive with the market in which we compete for talent.  The Compensation Committee reviews and considers, among other factors, the compensation of our peer group companies, individual performance, and company performance when making compensation decisions.  Our pay-for-performance philosophy is incorporated into both our short and long-term incentive plans.  Our Short-term Incentive Plan (“STIP”), which compensates our executives with short-term incentives for meeting and/or exceeding corporate goals tied to Consolidated Revenue and Management EBITDA, a non-GAAP metric, and individual objectives, may be paid in either equity or cash as determined annually by our Board.  Our Long-Term Incentive Plan (“LTIP”) compensates our executives through (i) performance-based equity awards utilizing a three-year performance period for meeting and exceeding specific targets, (ii) stock options to encourage stock appreciation, and (iii) time-vested restricted stock units for risk mitigation, retention and stability. STIP and LTIP goals and awards are established annually under our Omnibus Incentive Plan.

Our performance during 2018 resulted in 106.8% achievement of the Management EBITDA target and 101.0% of the Consolidated Revenue target, exceeding thresholds of our performance goals under the STIP.  STIP bonuses were funded to participants through the issuance of approximately 134,000 shares of our stock and, for all other employees, cash bonuses totaling approximately $1,502,000 paid in March 2019.  A reconciliation of Management EBITDA to Net Income, its closest comparable GAAP metric, is presented in Appendix A to this proxy statement.

For 2018, our Compensation Committee set the base salary of our CEO, Mr. Pickett, at $494,700 and target award opportunities for him under the 2018 STIP and LTIP each at 100% of base salary, providing a 2.0% increase to his base salary based on peer compensation data obtained from our compensation consultant.  Mr. Pickett also received reimbursement of certain relocation related costs, as agreed to in his employment agreement.  We paid Mr. Pickett’s STIP for 2018 in shares of our common stock to further align his interests with those of our stockholders.  The Compensation Committee believes our CEO’s pay reflects the required leadership skills and level of responsibility commensurate with our current size and market conditions.  The Compensation Committee also believes that our CEO’s pay represents a balanced and responsible pay-for-performance approach to compensation.

Mr. Ahlstrom’s base salary, 2018 STIP and 2019 LTIP target opportunities were set based on negotiations in connection with his recruitment during 2018 and comparable data from our peer group. Mr. Eastman joined the Company in October 2017 and Ms. McDermott, who served as our interim Chief Financial Officer, received a base salary increase in 2017.  As such their respective base salary and target award opportunities established during 2017 remained unchanged in 2018.  Ms. McDermott was compensated for serving as our Interim Chief Financial Officer during 2018 through a restricted stock unit award, which vests ratably over a two-year period.  For Messrs. Hilbert and Sullivan base salary was increased at 2.0% and target award opportunities under the 2018 STIP and LTIP remained unchanged.  The Compensation Committee believes total compensation for these named executives reflects a balanced and responsible pay-for-performance approach to compensation.

Equity compensation.  Through equity compensation, our executives have a significant portion of compensation “at risk” and accordingly have the potential for earning above the median of our peer group.  “At risk” means executives will not realize value unless they meet minimum performance goals, which are tied to Company financial, operational and strategic goals, which we believe closely correlate to long-term stockholder value creation, but can realize increased value if they exceed the target level of those performance goals.  RigNet grants restricted stock units (or RSUs) to named executives annually, which typically vest ratably over 4 years subject to continued employment.  RigNet also grants performance units (or PUs), which are earned following achievement of specific pre-established annual performance results and vest generally upon completion of the three-year performance period. In 2018, RigNet resumed granting stock option awards annually to named executives, which typically vest over 4 years through continued employment. Pursuant to the Securities and Exchange Commission (“SEC”) rules, equity awards are reported in full for 2018 in the respective columns in the Summary Compensation Table.

2018 Summary Compensation
	Salary	Bonus	Stock Awards	Option Awards	Non-Equity Incentive Plan	All Other Comp.	Total
Steven Pickett	$ 492,275	$ -	$ 440,769	$ 59,912	$ 711,548	$ 261,933	$ 1,966,437
Chief Executive Officer and President
Lee Ahlstrom	127,885	-	-	-	170,200	-	298,085
Senior Vice President and Chief Financial Officer
Brad Eastman	300,000	-	272,643	37,057	204,723	11,654	826,077
Senior Vice President and General Counsel
Jay Hilbert	279,125	-	224,929	30,573	109,629	8,850	653,106
Senior Vice President, Sales
Brendan Sullivan	253,750	-	136,321	18,528	202,495	9,855	620,949
Chief Technology/Information Officer
Tonya McDermott	184,500	-	223,182	15,951	103,745	7,157	534,535
Former Interim Chief Financial Officer; Vice President, Tax and Treasury

For more information on total compensation as calculated under SEC rules, see the narrative and notes accompanying the 2018 Summary Compensation Table, on page 28.

2019 Changes.  The Compensation Committee evaluates each component of total compensation for our executive officers and recommends changes to the Board to realize our key compensation objectives and incentivize performance.  The Board approved the following with respect to 2019 compensation:

•	Increases to base salaries averaging 3.1% for our NEOs;
•	3 year vesting periods for RSUs and stock options, reflecting practice amongst our peer companies;
•	New performance metrics for PUs to reflect current business environment and RigNet strategic drivers;
•	New individual STIP cash flow objective for each of our NEOs;
•	Reduced the maximum payout on PUs from 300% to 250%; and
•	Standardized severance packages, based on position.

EXECUTIVE COMPENSATION PROGRAM HIGHLIGHTS

Best-Practice Compensation Governance Features
Our executive compensation program is grounded in the following policies and practices, which promote sound compensation:

What We Do	What We Don’t Do
✓ Place a heavy emphasis on variable compensation	✖ Provide “single trigger” change in control severance benefits
✓ Require significant stock ownership	✖ Offer perquisites, other than relocation assistance
✓ Maintain a clawback policy	✖ Allow excise tax gross up upon a change in control
✓ Conduct annual compensation risk assessments	✖ Permit hedging or short selling of Company stock
✓ Use an independent compensation consultant	✖ Re-price options and other equity incentives

2018 Elements
Type	Form	Terms
Equity	Stock Options	• Options generally vest 25% per year subject to continued employment
• No automatic accelerated option vesting upon a change of control

	Restricted Stock Units	• Unit awards generally vest 25% per year subject to continued employment • No automatic accelerated unit award vesting upon a change of control

	Performance Units	• Unit awards generally vest based on achievement of performance measures over a multiple-year period • Awards vest at target for periods following a change in control

Cash or Equity	STIP	• Based on achievement of objective performance criteria and other qualitative goals
Cash	Salary Retirement	• Reviewed annually by the Compensation Committee • 4% match of voluntary 401(k) contributions vest immediately

GOVERNANCE HIGHLIGHTS
Board Leadership
We have an independent chairman of the Board, with broad authority and responsibility over Board governance and its operations.  See “Board Leadership Structure and Role in Risk Oversight” on page 8 for more information.

Board Risk Oversight
Our Board has oversight for risk management with a focus on the most significant risks facing the Company, including strategic, operational, financial, legal and compliance risks.  See “Board Leadership Structure and Role in Risk Oversight” on page 8 for more information.
Director Independence
With the exception of Mr. Pickett, our CEO, all of our director nominees are independent.  An independent director chairs each Board committee.  See “Director Independence” on page 9 for more information.

Board Development
Our Board’s diversity of experience, technical and industry knowledge brings value by providing management oversight and guidance from a variety of perspectives.  See “Policy on Director Qualifications and Nominations” on page 9 for more information.

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Your vote is important. Please complete, sign, date and return your proxy or voting instruction form, or submit your vote and proxy on the Internet. Our Proxy Statement and Annual Report to Stockholders are available at https://materials.proxyvote.com/766582.

PROXY STATEMENT

RIGNET, INC.

15115 Park Row Boulevard, Suite 300

Houston, Texas 77084-4947

We are furnishing this proxy statement to stockholders in connection with RigNet’s solicitation of proxies on behalf of the Board of Directors for the 2019 Annual Meeting of Stockholders. Distribution of this proxy statement and proxy card to stockholders is scheduled to begin on or about April 8, 2019.

Date, Time and Place of Meeting

Our Board of Directors (“the Board”) is asking for your proxy for use at the RigNet, Inc. 2019 Annual Meeting of Stockholders (the “Annual Meeting”) or at any adjournments or postponements thereof. The Annual Meeting will be held on Wednesday, May 8, 2019, at 8:00 a.m., Central Daylight Time at RigNet’s headquarters located at 15115 Park Row Boulevard, Suite 300, Houston, Texas 77084.

Proposals

At our 2019 Annual Meeting of Stockholders, we are asking our stockholders to consider and act upon proposals to: (1) elect nine directors to serve until our 2020 Annual Meeting or until their respective successors have been elected and qualified or until the earliest of their removal, resignation or death; (2) ratify the appointment of Deloitte & Touche LLP as our independent auditor for the fiscal year ending December 31, 2019; (3) approve the RigNet, Inc. 2019 Omnibus Incentive Plan; and (4) approve a non-binding advisory resolution on RigNet’s executive compensation.

Who Can Attend the Annual Meeting

Only stockholders of record as of the close of business on March 14, 2019 or the holders of their valid proxies may attend the Annual Meeting. A list of our stockholders will be available for review at our executive offices in Houston, Texas, during ordinary business hours for a period of 10 days prior to the meeting. Each person attending the Annual Meeting may be asked to present a photo ID, such as a driver’s license, before being admitted to the meeting. In addition, stockholders who hold their shares through a broker or nominee (i.e., in street name) should provide proof of their beneficial ownership as of March 14, 2019, such as a brokerage statement showing their ownership of shares as of that date.

Record Date, Outstanding Shares and Quorum

Only stockholders of record at the close of business on March 14, 2019 (the “Record Date”) are entitled to notice of, and to vote at the Annual Meeting. As of the Record Date, there were 19,471,316 shares outstanding and entitled to vote at the Annual Meeting. The presence, in person or by proxy, of the holders as of the Record Date of a majority of our outstanding shares is necessary to constitute a quorum for purposes of voting on the proposals at the Annual Meeting. Abstentions and broker non-votes will count as present for purposes of establishing a quorum on the proposals.

If by the date of the Annual Meeting we do not receive sufficient shares to constitute a quorum or to approve one or more of the proposals, the Chair of the Annual Meeting, or the persons named as proxies, may propose one or more adjournments of the Annual Meeting to permit further solicitation of proxies. The persons named as proxies would typically exercise their authority to vote in favor of adjournment.

Broker Non-Votes

Under New York Stock Exchange Rule 452, which governs all brokers (including those holding NASDAQ-listed securities), brokers are entitled to vote shares held by them for their customers on matters deemed “routine” under applicable rules, even though the brokers have not received voting instructions from their customers.

Brokers, however, may not vote on “non-routine” matters on behalf of their clients in the absence of specific voting instructions. A broker “non-vote” occurs when a broker’s customer does not provide the broker with voting instructions on “non-routine” matters for shares owned by the customer but held in the name of the broker. In those instances, the broker cannot vote the uninstructed shares and reports the number of such shares as “non-votes.”

Proposal 1 (election of directors), Proposal 3 (approval of RigNet, Inc. 2019 Omnibus Plan) and Proposal 4 (the non-binding advisory vote on the compensation of our named executive officers) are each considered “non-routine” matters. Accordingly, a broker may not vote on those proposals without instructions from its customer, and broker “non-votes” may occur with respect to those proposals. Proposal 2 (ratification of the appointment of the Company’s independent registered public accounting firm) qualifies as a “routine” matter. Your broker, therefore, may vote your shares in its discretion if you do not provide instructions on how to vote on this “routine” matter.

Voting

If you are a record holder of our common stock, you are entitled to one vote at the Annual Meeting for each share that you held as of the Record Date. Cumulative voting for directors is not permitted. The Inspector of Elections appointed for the Annual Meeting will tabulate all votes.

You may vote in person at the Annual Meeting or by proxy. Even if you plan to attend the Annual Meeting, we encourage you to vote your proxy card in advance of the Annual Meeting. If you plan to attend the Annual Meeting and wish to vote in person, we will give you a ballot at the meeting. However, please note that if your shares are held in “street name” (in the name of a broker or by a bank or other nominee), you are considered the beneficial owner of these shares and proxy materials are being forwarded to you by your broker or nominee, which is considered, with respect to these shares, the stockholder of record. As the beneficial owner, you have the right to direct your broker how to vote; however, since you are not the stockholder of record, you may not vote these shares in person at the Annual Meeting unless you obtain a proxy from the record holder of the shares. Please vote your proxy or return voting instructions to your broker as soon as possible so that your shares may be represented at the Annual Meeting.

Voting Standards

With respect to Proposal 1 (election of directors), being an uncontested election, our Bylaws require that the director nominees be elected by a majority of the votes cast at the Annual Meeting (the number of votes cast “for” a director nominee must exceed the number of votes cast “against” that nominee). Abstentions and broker non-votes will not be counted and will have no effect on the outcome of this proposal. With respect to Proposal 2 (ratification of the appointment of the Company’s independent registered public accounting firm) and Proposal 3 (approval of the RigNet, Inc. 2019 Omnibus Incentive Plan), our Bylaws require the approval of a majority of the votes cast on these proposals. Abstentions and broker non-votes will have no effect on the outcome of this proposal. With respect to Proposal 4 (approving the compensation of our named executive officers), our Bylaws require approval by the affirmative vote of a majority of the shares present in person or represented by proxy at the Annual Meeting. Abstentions and broker non-votes will have the effect of a vote against this proposal.

If you sign and return your proxy card but do not give any voting instructions, your shares will be voted in favor of the election of each of the director nominees listed in Proposal One, and in favor of Proposals Two, Three and Four. As of the date of this proxy statement we are unaware of any other proposal or item of business to be presented at the Annual Meeting. However, if any other matters of business are properly presented, the proxy holders named on the proxy card are authorized to vote the shares represented by proxies according to their judgment.

Revoking Your Proxy

If you submit your proxy by mail or Internet, you may still revoke it at any time before voting takes place at the Annual Meeting. A stockholder of record may revoke a proxy prior to the completion of voting at the Annual Meeting by giving written notice to our Secretary at 15115 Park Row Boulevard, Suite 300, Houston, Texas 77084, delivering a later-dated proxy in the manner provided on the proxy card (via the Internet or by written proxy card), or voting in person at the Annual Meeting.  Please note, however, that only your last-dated proxy will count—any proxy may be revoked at any time prior to its exercise at the Annual Meeting as described in this proxy statement. Your attendance at the Annual Meeting, without actually voting, will not by itself revoke a previously granted proxy. If you have instructed a broker to vote your shares, you must follow the directions received from your broker to change those instructions.

Soliciting Proxies

RigNet will pay all expenses of soliciting proxies to be voted at the Annual Meeting. After the proxies are initially distributed, RigNet and its officers, directors and employees (who will not receive any additional compensation for any solicitation of proxies) may also solicit proxies by mail, electronic mail, telephone or in person. We will ask brokers, custodians, nominees and other record holders to forward copies of the proxy materials to beneficial owners for whom they hold shares.

Annual Report on Form 10-K and Additional Materials

The Notice of Annual Meeting, this proxy statement and our Annual Report on Form 10-K for the year ended December 31, 2018 have been made available to all stockholders entitled to vote at the Annual Meeting. These materials may also be viewed at https://materials.proxyvote.com/766582.

Unless the context requires otherwise, the terms “RigNet,” the “Company,” “our,” “we,” “us” and similar terms refer to RigNet, Inc., together with its consolidated subsidiaries.

GOVERNANCE

Our Board currently consists of nine directors, each of whom has a term that expires at the Annual Meeting. Each of our current Board members has been nominated to stand for re-election at the Annual Meeting. Each director elected at the Annual Meeting will serve in such capacity until his or her term expires at our next Annual Meeting or his or her successor has been duly elected and qualified, subject to the earliest of their death, resignation or removal. All non-employee directors meet the independence requirements under the listing standards of the NASDAQ Stock Market (“NASDAQ”). Steven Pickett is not considered independent by virtue of his role as CEO and President of the Company. There are no family relationships among any of our directors or executive officers.

Each of the director nominees has consented to serve as a director of the Company if so elected. The persons named as proxies in the accompanying proxy card, who have been designated by our Board, intend to vote FOR the election of the director nominees unless otherwise instructed by a stockholder in a proxy card. Each director nominee has submitted a resignation that is effective if that nominee does not receive a majority of votes cast at the Annual Meeting and if, the Board of Directors accepts the resignation. The Board of Directors must publicly disclose its decision regarding the tendered resignation within 90 days from the date of the certification of the election results. If these nominees become unable for any reason to stand for election as a director, the persons named as proxies in the accompanying proxy card will vote for the election of such other person or persons as our Board may recommend and propose to replace such nominee or nominees.

DIRECTOR NOMINEES

Information concerning the nine director nominees is set forth below.

Name	Age	Position with Our Company	Director Since
Steven E. Pickett	55	Chief Executive Officer and President	2016
James H. Browning	69	Chairman, Independent Director	2010
Mattia Caprioli	45	Independent Director	2013
Ditlef de Vibe	64	Independent Director	2011
Kevin Mulloy	60	Independent Director	2012
Kevin J. O’Hara	58	Independent Director	2010
Keith Olsen	62	Independent Director	2010
Gail P. Smith	59	Independent Director	2018
Brent K. Whittington	48	Independent Director	2010

Steven E. Pickett

DIRECTOR QUALIFICATIONS
•	Industry Experience – - Current Chief Executive Officer and President of RigNet - Former CEO of 21st Century Towers, WesTower Communications and Telmar Network Technology

•	Leadership and Global Experience – CEO and president positions for over eight years

Mr. Pickett has served as the CEO and President since joining the Company in May 2016 and as a director since June 2016. Before joining RigNet, from March 2015 through May 2016, Mr. Pickett was the CEO and President of 21st Century Towers, a new entrant in the wireless infrastructure market. From December 2013 through February 2015, Mr. Pickett served as the CEO of WesTower Communications, Inc., North America’s second largest tower construction and maintenance company until its acquisition by MasTec, Inc. Prior to WesTower, he was the CEO and President of Telmar Network Technology, Inc. from July 2008 until December 2013. Mr. Pickett’s prior leadership roles include Senior Vice President/General Manager of Alcatel-Lucent’s Optical Network Division and Vice President of Sales at Alcatel. Mr. Pickett earned a Bachelor of Science in electrical engineering from Tufts University and a Master of Business Administration degree from The Kellogg Graduate School of Management at Northwestern University. Mr. Pickett brings a wealth of experience in the communications industry to our Board and Company as well as experience running a growing company.

James H. Browning

DIRECTOR QUALIFICATIONS
•	Finance Experience – Retired KPMG LLP partner, served as KPMG’s Southwest Area Professional Practice Partner and SEC Reviewing Partner
•	Leadership Experience – Service on public company boards of Texas Capital Bancshares, Inc. and Herc Holdings, Inc. and previously Endeavor International Corp.

Mr. Browning has served on our Board since December 2010, and he has served as the Chairman of our Board since 2012. Mr. Browning previously served as a partner at KPMG LLP, an international accounting firm, from July 1980 until his retirement in September 2009. During Mr. Browning’s thirty-eight year career at KPMG LLP his leadership roles included serving as KPMG’s Southwest Area Professional Practice Partner, SEC Reviewing Partner and as Partner in Charge of KPMG LLP’s New Orleans audit practice. Mr. Browning received a B.S. degree in Business Administration from Louisiana State University and is a retired Certified Public Accountant. He currently serves on the boards of Texas Capital Bancshares, Inc., a publicly traded financial holding company and Herc Holdings, Inc., a publicly traded full service equipment rental company. He previously served on the board of Endeavour International Corporation, a publicly traded international oil and gas exploration and production company. Mr. Browning brings a wealth of knowledge dealing with financial and accounting matters to our Board as well as extensive knowledge of the role of public company boards of directors.

Mattia Caprioli

DIRECTOR QUALIFICATIONS
•	Global Experience – - Leads KKR’s Business Services industry team in Europe - Mergers, acquisitions and financing experience with Goldman Sachs in London

•	Leadership Experience – Serves on the Board of PortAventura and SBB Telemach

Mattia Caprioli has served on our Board since October 2013. Mr. Caprioli is a member of Kohlberg Kravis Roberts & Co. L.P. (“KKR”) responsible for its Business Services industry team in Europe. Mr. Caprioli has held leadership roles in many KKR investments including Legrand, Toys ‘R’ Us, Alliance Boots, Inaer and Bond (now Avincis) since 2001. He also currently serves on the Boards of PortAventura and SBB/Telemach Group and previously served on the Board of Legrand. Prior to joining KKR, Mr. Caprioli was with Goldman Sachs International in London, where he was involved in a broad array of mergers, acquisitions and financings across a variety of industries. He holds a Master of Science degree from L. Bocconi University, Milan, Italy. Mr. Caprioli brings a diverse international background with extensive business services expertise to the Board.

Ditlef de Vibe

DIRECTOR QUALIFICATIONS
•	Leadership and Global Experience – Former Managing Partner of Kistefos Venture Capital, a venture capital firm investing in the IT and telecommunications industries
•	Technology Experience – - Former CEO of Global IP Solutions - Various Director roles with IBM

Ditlef de Vibe has served on our Board since May 2011. From 2001 to 2011, Mr. de Vibe served as managing partner of Kistefos Venture Capital, a venture capital firm that primarily invests in the IT and telecommunications industries. Since leaving Kistefos Venture Capital, Mr. de Vibe’s principal occupation is as an independent investor and board member for several private Norwegian companies. From 2007 to 2008, Mr. de Vibe also served as Chief Executive Officer of Global IP Solutions (GIPS) Holdings AB, a company that was publicly traded in Norway until its sale to Google, Inc. Prior to that, Mr. de Vibe served in various capacities with IBM, including IBM’s Director of Network Outsourcing EMEA, Director of Network Service Sales EMEA, and Director of Network Outsourcing Services EMEA. He holds a Master of Science degree from the University of Oslo. Mr. de Vibe brings a wealth of experience in IT and telecommunications along with extensive operational and commercial competencies.

Kevin Mulloy

DIRECTOR QUALIFICATIONS
•

Leadership and Global Experience –

- Partner with a consulting firm that advises on business growth and revenue issues

- Former President of Presidio Managed Networks & Intelsat Global Service Corporation

•	Technology Experience – Served as Executive Vice President of Corporate Development at an advanced information technology professional and managed service company

Kevin Mulloy has served on our Board since March 2012. Mr. Mulloy joined Blue Ridge Partners, a consulting firm advising private equity clients and general businesses on growth and revenue issues, in February 2017 as a consulting partner. Mr. Mulloy previously served as Executive Vice President of Corporate Development at Presidio, Inc., an advanced information technology professional and managed services company, from July 2011 to May 2013. Prior to that, Mr. Mulloy served as President of Presidio Managed Networks, the managed services business at Presidio, from June 2008 to July 2011, and from September 2007 to June 2008 he served as the Executive Vice President of Operational Strategy for Presidio. Prior to joining Presidio, Mr. Mulloy held leadership roles with Intelsat S.A., a provider of satellite services worldwide, including President of Intelsat Global Service Corporation and Senior Vice President of Strategy, Business Development and M&A. Mr. Mulloy’s experience also includes ten years with McKinsey & Company, a management consulting firm; three years with Gould Inc., an aerospace and defense company; and more than five years in the United States Navy, serving in the Surface Nuclear Propulsion branch of the Navy. Mr. Mulloy has a BSME from the US Naval Academy and an MBA from Wharton, University of Pennsylvania. Mr. Mulloy brings extensive operational satellite, telecommunications and information technology infrastructure experience to the Board.

Kevin J. O’Hara

DIRECTOR QUALIFICATIONS
•	Industry and Technology Experience – - Former President, CEO & Director of a communications provider - Co-founder of Level 3 Communications, Inc., a provider of IP-based communications

•	Leadership Experience – - Executive Chairman of a technology engineering and construction services company - CEO and president positions for over 20 years

Kevin J. O’Hara has served on our Board since December 2010. In 2016, Mr. O’Hara served as our Vice Chairman of the Board, primarily to assist with our CEO transition. Mr. O’Hara joined Congruex, LLC, a provider of technology engineering and underground construction services, as the Executive Chairman in November 2017. Prior to that he served as President, Chief Executive Officer and Director of Integra Integra Telecom Holdings, Inc., a communications provider. He served on Integra’s Board beginning in December 2009, was appointed Chairman of the Board in March 2011 and was named CEO in December 2011. Mr. O’Hara left Integra in September 2014. Prior to joining Integra, he was a co-founder and Chairman of the Board of Troppus Software Corporation, an early stage software company providing technical solutions to service providers that support home technology and networks, from March 2009 until a major service provider acquired it in January 2011. Mr. O’Hara also served on the Board of Directors of Elemental Technologies, Inc., a leading provider of video processing solutions for broadcast and on-line video customers from January 2011 until October 2016, serving as Chairman from August 2011 until October 2016. Prior to that, Mr. O’Hara was a co-founder of Level 3 Communications, Inc., a provider of IP-based communications services to enterprise, content, government and wholesale customers, and served in various leadership roles including President, Chief Operating Officer and Executive Vice President. Prior to that, Mr. O’Hara served as President and Chief Executive Officer of MFS Global Network Services, Inc., Senior Vice President of MFS, President of MFS Development, Inc., and Vice President of MFS Telecom, Inc. Mr. O’Hara has a Master of Business Administration from the University of Chicago and a Bachelor of Science in Electrical Engineering from Drexel University. Mr. O’Hara brings a wealth of experience in the communications industry to our Board as well as experience running a public company.

Keith Olsen

DIRECTOR QUALIFICATIONS
•	Industry and Technology Experience – - CEO and Director of a data center services company - Former CEO, President and Director of a provider of network-neutral data center

•	Leadership and Global Experience – - International business development with international carriers and service providers - Former Public Company CEO

Mr. Olsen has served on our Board since December 2010. Since June 2013, Mr. Olsen has served as Chairman and Chief Executive Officer of vXchnge Holdings LLC, a private company offering data center services. Mr. Olsen previously served as Chief Executive Officer, President and Director of Switch and Data Facilities Company, Inc., a NASDAQ listed company, which provided network-neutral data centers that house, power and interconnect the Internet, from February 2004 to May 2010, when Switch and Data Facilities Company, Inc. was acquired by Equinix, Inc. Prior to that, Mr. Olsen served as a Vice President of AT&T, where he was responsible for indirect sales and global sales channel management and as Vice President of Graphnet, Inc., a provider of integrated data messaging technology and services. Mr. Olsen has a Bachelor degree from the State University of New York, Geneseo. Mr. Olsen brings experience in running a public company to our Board as well as a wealth of experience in the communications industry.

Gail P. Smith

DIRECTOR QUALIFICATIONS
•	Industry and Technology Experience – - Founder and Director of a mobility and cloud research and consulting firm - Expertise in cyber security and the General Data Protection Regulation

•	Leadership and Global Experience – - Former Corporate Group Vice President of a communications company - Managed multinational operations in telecommunications and internet services

Gail P. Smith joined our Board on January 17, 2018. Ms. Smith founded the Cavell Group, a convergence, mobility and cloud research and consulting firm, in 2002 and continues to serve as a director. Prior to that, Ms. Smith served as Corporate Group Vice President and President, Europe of Level 3 Communications, Inc. and held product marketing and strategy roles at MFS International. Ms. Smith has worked and managed operations in both the U.S. and Europe. She holds a Master degree in International Business from Tufts University and a Bachelor degree in Economics and Political Science from Claremont McKenna College. Ms. Smith brings extensive technical, operational and strategic leadership experience to the Board.

Brent K. Whittington

DIRECTOR QUALIFICATIONS
•	Finance Experience — - Former CFO of Windstream Corporation and its predecessor, Alltel Holding Corp. - Arthur Andersen LLP experience for over eight years

•	Leadership and Industry Experience – Former COO of a communications company providing phone, high-speed Internet and high-definition digital TV services

Mr. Whittington has served on our Board since December 2010. Mr. Whittington previously served as the Chief Operating Officer of Windstream Corporation, a publicly traded communications company providing phone, high-speed Internet and high-definition digital TV services, from August 2009 to September 2014. Prior to that, Mr. Whittington served as the Executive Vice President and Chief Financial Officer of Windstream Corporation from July 2006 to August 2009. Mr. Whittington’s prior experience also includes serving as Executive Vice President and Chief Financial Officer of Windstream Corporation’s predecessor, Alltel Holding Corp., Vice President of Finance and Accounting of Alltel Corporation, parent company of Alltel Holding Corp and the Senior Vice President-Operations Support of Alltel Corporation. Prior to joining Alltel, Mr. Whittington was with Arthur Andersen LLP for over eight years. Mr. Whittington has a degree in accounting from the University of Arkansas at Little Rock. Mr. Whittington brings experience in finance and accounting to our Board as well as a wealth of experience in the communications industry.

CORPORATE GOVERNANCE

The Board and the Company annually review RigNet’s governance documents, which are available on our website. These governance materials include, but are not limited to, our Code of Ethics and Business Conduct, Policy Governing Director Qualifications and Nominations, Policy Governing Related Person Transactions and Board committee charters. The Board regularly reviews corporate governance developments and, when appropriate, modifies its governance policies, committee charters and key practices.

Code of Ethics and Business Conduct

We have a Code of Ethics and Business Conduct applicable to our principal executive, financial and accounting officers and all persons performing similar functions. A copy of that code is available on our corporate website at http://investor.rig.net/code-ethics-and-business-conduct-2.

Composition of the Board of Directors

Our Board currently consists of nine members, eight of whom are non-employee members. Mr. Pickett, our CEO and President, also serves as a director of the Company. Each director holds office until the election and qualification of his or her successor, or his or her earlier death, resignation or removal. Our Bylaws permit our Board to establish by resolution the authorized number of directors.

With respect to the Annual Meeting, we have nine nominees and nine available board seats. As this election will involve an uncontested election of directors, in order to be elected to the board at the Annual Meeting, each nominee must receive a majority of the votes cast. Any current director who does not receive a majority of “For” votes at the Annual Meeting must tender his or her resignation to the Board in accordance with the Board’s majority vote resignation policy, which is described in our bylaws. A Board member may be removed outside of the normal election process by the affirmative vote of the holders of a majority of the shares then entitled to vote at an election of our directors.

BOARD LEADERSHIP STRUCTURE AND ROLE IN RISK OVERSIGHT

Currently, we separate the role of Chairman and Chief Executive Officer. The Chief Executive Officer is responsible for setting the strategic direction for the Company, with the advice of the Board, and the day-to-day leadership and performance of the Company. The Chairman of the Board operates as lead independent director and provides guidance to the Chief Executive Officer, approves the agenda for Board meetings, and presides over meetings of the full Board. The independent members of the Board regularly meet in executive session without management present. The Board believes this separation allows our CEO to focus on running the company and our chairman to focus on running the Board, which is appropriate at this time because of the brief tenure of most of our senior management. Our Board does not have a policy on whether or not the roles of Chairman of the Board and Chief Executive Officer should be separate and, if they are to be separate, whether the Chairman of the Board should be selected from the non-employee directors or be an employee or former employee. The Board believes that it should be free to make a choice from time to time in any manner that it believes is in the best interests of our Company and our stockholders at that time. The Board actively oversees management, particularly through regular conferences between the Chief Executive Officer and the Chairman. The Board reviews the Chairman of the Board position annually after the Annual Meeting of Stockholders.

Risk Oversight

Risk is an inherent part of RigNet’s business activities and successful management of that risk is critical to the Company’s growth and success. The Board seeks to assess major risks facing the Company and options for their mitigation in order to promote our stockholders’ and other stakeholders’ long-term interests. We reward our executives for taking responsible risks in line with the Company’s strategic objectives and overall risk appetite. Depending on the nature of the risk involved and the particular business function involved, we use a wide variety of risk mitigation strategies, including delegation of authorities, standardized processes, strategic planning, operating reviews and insurance.

The Board has oversight for risk management and actively reviews risk management practices through continuous dialogues and receipt of management reports. The Board and its committees collectively oversee risk by actively reviewing material management decisions throughout the year in the areas that risk responsibility has been delegated.

The Board has delegated responsibility for the oversight of specific risks to the Board committees as follows:

Corporate Governance and Nominating	•	Confirms the existence and capability of risk management systems and controls specific to operational, technological, compliance, reputational and political risks
	•	Reviews assessments and implementation of risk-based controls for our activities
	•	Oversees risk related to the Company’s governance structure and processes
	•	Monitors cybersecurity programs
Audit	•	Oversees policies and processes related to the financial statements, financial reporting process, compliance and auditing
	•	Monitors ongoing compliance issues and matters and meets with our independent accounting firm
	•	Reviews risk management practices and performance related to credit, liquidity and compliance risks
Compensation	•	Oversees risk management associated with management resources, structure and succession planning
	•	Evaluates and monitors our compensation policies and programs
Corporate Development	•	Provides guidance related to corporate development opportunities
	•	Reviews risk mitigation strategies in connection with merger and acquisition initiatives

DIRECTOR INDEPENDENCE

Our Board has reviewed the independence of each director nominee and considered whether any nominee had or has a material relationship with us that could compromise his or her ability to exercise independent judgment in carrying out his or her responsibilities. As a result of this review, our Board has determined that Ms. Smith and Messrs. Browning, Caprioli, de Vibe, Mulloy, O’Hara, Olsen, and Whittington qualify as “independent” in accordance with the published listing standards of NASDAQ. Mr. Pickett is not considered independent by virtue of his role as CEO and President of the Company.

In addition, the members of the Audit Committee of our Board each qualify as “independent” under standards established by the SEC and NASDAQ for members of audit committees, and the Audit Committee includes at least one member who is determined by our Board to meet the qualifications of an “audit committee financial expert” in accordance with SEC rules. Messrs. Browning and Whittington are independent directors who have been determined to be audit committee financial experts. Stockholders should understand that this designation is a disclosure requirement of the SEC related to Messrs. Browning and Whittington’s experience and understanding with respect to certain accounting and auditing matters. The designation does not impose on them any duties, obligations or liability that are greater than those generally imposed on them as members of the Audit Committee and Board, and their designation as audit committee financial experts pursuant to this SEC requirement does not affect the duties, obligations or liability of any other member of the Audit Committee or Board.

In addition, the members of the Compensation Committee of our Board each qualify as “independent” under standards established by the SEC and NASDAQ for members of compensation committees.

POLICY GOVERNING DIRECTOR QUALIFICATIONS AND NOMINATIONS

The Company seeks directors who possess, at a minimum, the qualifications and skills described below and as set forth in our Policy Governing Director Qualifications and Nominations found on our website at http://investor.rig.net/policy-governing-director-qualifications-and-nomination.

Our Company considers diversity in its nomination of directors, and in its assessment of the effectiveness of the Board and its committees. In considering diversity, we evaluate each director candidate in the context of the overall composition and needs of our Board, with the objective of recommending a group that can best manage the business and affairs of the Company and represent stockholder interests using their combined diversity of experience. Our Corporate Governance and Nominating Committee will consider these and other qualifications, skills and attributes when recommending candidates to our Board.

At a minimum, our Corporate Governance and Nominating Committee must be satisfied that each person that it nominates meets the following minimum qualifications:

•	The candidate shall exhibit high standards of integrity, commitment and independence of thought and judgment.

•	The candidate shall be committed to representing the long-term interests of the Company’s stockholders.

•	The candidate shall have sufficient time and availability to devote to the affairs of the Company, particularly in light of the number of boards on which the nominee may serve.

•	To the extent the candidate serves or has previously served on other boards, the candidate shall have a demonstrated history of contributing at board meetings.

•	The candidate shall meet any other minimum qualifications and other criteria for Board membership approved by our Board from time to time.

In addition to the minimum qualifications for each candidate set forth above, our Corporate Governance and Nominating Committee recommends that our Board select persons for nomination to help ensure that:

•	A majority of the Board is “independent” in accordance with the standards, if any, promulgated by the SEC, any exchange upon which securities of the Company are traded and any governmental or regulatory body exercising authority over the Company.

•	Each of our Audit, Compensation and Corporate Governance and Nominating Committees are comprised entirely of independent directors.

•	At least one member of our Audit Committee shall have such experience, education and other qualifications necessary to qualify as an “audit committee financial expert” as defined by the rules of the SEC.

For the overall structure and composition of our Board, the Corporate Governance and Nominating Committee seeks directors with the following types of experience:

Leadership experience. We believe that directors who have held significant leadership positions, especially CEO positions, over an extended period, provide the Company with unique insights. These individuals generally possess extraordinary leadership qualities and the ability to identify and develop those qualities in others. They demonstrate a practical understanding of organizations, processes, strategy and risk management, and know how to drive change and growth.

Global experience. RigNet’s continued success depends, in part, on its success in continuing to grow its businesses outside the United States. For example, in 2018, approximately 70.0% of RigNet’s revenues came from outside the United States.

Technology experience. As a technology-based communication company, we seek directors with backgrounds in technology and a deep understanding of technology risks because our success depends on the reliability of our technology, investments in new technologies and access to new ideas.

Finance experience. We believe that an understanding of finance and financial reporting processes is important for our directors as RigNet measures its operating and strategic performance by reference to financial goals. In addition, accurate financial reporting and robust auditing are critical to RigNet’s success. We seek to have directors who qualify as audit committee financial experts, and we expect all of our directors to be financially knowledgeable. As part of this qualification, we also seek directors who have relevant risk management experience.

Industry experience. We seek to have directors with experience as executives, directors or other leadership positions in the industries in which we participate. For example, we seek directors with experience in the communications and technology industries.

Board Tenure. RigNet seeks to have directors with a variety of tenure on the Board, providing an influx of new ideas while ensuring stable and continuous oversight. Our director tenure currently ranges from 1 to 9 years with an average of 6.8 years.

COMMUNICATIONS TO OUR BOARD OF DIRECTORS

Our Board has a process in place for communications with stockholders. Stockholders should initiate any communications with our Board in writing and send them to our Board, c/o Shelly Buchman, Vice President, RigNet Connect, Associate General Counsel and Corporate Secretary, RigNet, Inc., 15115 Park Row Boulevard, Suite 300, Houston, Texas 77084-4947. All such communications will be forwarded to the appropriate directors. This centralized process will assist our Board in reviewing and responding to stockholder communications in an appropriate manner. If a stockholder wishes for a particular director or directors to receive any such communications, the stockholder must specify the name or names of any specific Board recipient or recipients in the communications. Communications to our Board must include the number of shares owned by the stockholder as well as the stockholder’s name, address, telephone number and e-mail address, if any.

MEETINGS OF OUR BOARD OF DIRECTORS AND ATTENDANCE AT ANNUAL MEETINGS

During 2018, our Board held eight meetings. The standing Committees of our Board held an aggregate of 21 meetings during this period. Each director attended at least 75% of the aggregate number of meetings of the Board and Committees on which they served. Each member of our Board is expected to attend our annual meetings of stockholders. Each person who was a director at the time of our 2018 Annual Meeting of Stockholders attended such meeting, except for Mr. Davis, who did not stand for reelection.

COMMITTEES OF OUR BOARD OF DIRECTORS

Our Board currently has standing Audit, Compensation, Corporate Governance and Nominating and Corporate Development Committees. Each member of the Audit, Compensation, Corporate Governance and Nominating and Corporate Development Committees is an independent director in accordance with the NASDAQ listing standards and applicable SEC regulations. Our Board has adopted a written charter for each of these committees, each of which sets forth the applicable committee’s purposes, responsibilities and authority. These committee charters are available on our website at http://investor.rig.net/corporate-governance/committees through links to each respective committee.

Audit Committee

Audit Committee
•	Select and oversee the independent accounting firm	Number of Meetings in 2018:
•	Oversee the quality and integrity of our financial reporting	4
•	Review the organization and scope of our internal audit function and our disclosure and internal controls	Committee Members:
•	Review and approve any proposed related-person transactions	Whittington (C, F, I) Browning (F, I) Mulloy (I) Smith (I)
•	Approve audit and non-audit services provided by our independent auditors
•	Oversee investigations of any allegations of policy or compliance violations
•	Monitor financial reporting activities and the accounting standards and principles followed

C	Chair of the Committee

F	Audit Committee Financial Expert as defined under SEC rules

I	Satisfies standards established by the SEC and NASDAQ to be designated as an independent director

The report of our Audit Committee appears under the heading “Report of the Audit Committee” below.

Compensation Committee

Compensation Committee
•	Review and recommend for Board approval the compensation of the CEO	Number of Meetings in 2018:
•	Review and recommend for Board approval the compensation of the Board	8
•	Make recommendations to the Board with respect to our executive officers, other than the CEO	Committee Members:
•	Administer and implement Board approved compensation plans, policies, and programs, including short and long-term incentive plans	Olsen (C, I) Browning (F, I) de Vibe (I) O’Hara (I)
•	Review succession planning for our executive officers

All Compensation Committee members are also “non-employee directors” as defined by Rule 16b-3 under the Securities Exchange Act of 1934, as amended (“Exchange Act”). The report of our Compensation Committee appears under the heading “Compensation Committee Report” below.

Procedures and Processes for Determining Compensation - Please refer to “Compensation Discussion and Analysis, The Compensation Committee,” below for a discussion of the Compensation Committee’s procedures and processes for making compensation determinations.

Compensation Committee Interlocks and Insider Participation - No member of the Compensation Committee has any relationship with our Company requiring disclosure in any of the reports that we file with the SEC, other than service on our Board. None of our named executive officers serves as a member of the Board or compensation committee of any entity that has one or more of its executive officers serving as a member of our Board or Compensation Committee.

Corporate Governance and Nominating Committee

Corporate Governance and Nominating Committee
•	Identify and recommend nominees for the Board	Number of Meetings in 2018:
•	Monitor and develop our corporate governance practices, guidelines, code of ethics and business conduct and compliance mechanisms	4 Committee Members: O’Hara (C, I) Caprioli (I) Olsen (I) Smith (I)
•	Review risk performance and enterprise risk exposure across operational, technological, compliance, reputational and political areas
•	Monitor the existence and capability of risk management systems and control in all critical business activities and enterprise risk categories

The Committee evaluates each director nominee based upon a consideration of the nominee’s qualification as independent as well as their diversity, skills and experience in the context of the needs of the Board as described in our Corporate Governance Guidelines. The Corporate Governance and Nominating Committee may rely on various sources to identify director nominees. These include input from directors, management, professional search firms and other sources that the Committee feels are reliable.

Stockholders may recommend director candidates for consideration by the Corporate Governance and Nominating Committee, which will consider such suggestions made by stockholders in the same manner as other candidates. Any such suggestions should be submitted to the Chairman of the Corporate Governance and Nominating Committee, c/o Shelly Buchman, Vice President, RigNet Connect, Associate General Counsel and Corporate Secretary, RigNet, Inc. 15115 Park Row Boulevard, Suite 300, Houston, Texas 77084-4947. The written request must include the candidate’s name, contact information, biographical information and qualifications. The request must also include the potential candidate’s written consent to being named as a nominee and to serving as a director if nominated and elected. The Committee may request additional information from time to time from the nominee or the nominating stockholder(s). Stockholder nominations that seek to bypass the consideration of the Corporate Governance and Nominating Committee must follow the procedures set forth in our bylaws, which are summarized below under the heading “Stockholder Proposals and Nominations for the 2020 Annual Meeting.”

Corporate Development Committee

Corporate Development Committee
•	Provide oversight and guidance for the evaluation of corporate development opportunities	Number of Meetings in 2018:
5
•	Provide oversight and guidance over the strategies and processes regarding merger and acquisition initiatives	Committee Members:
Mulloy (C, I) Caprioli (I) de Vibe (I) Whittington (F, I)

In addition to these standing committees, in 2019 our Board established a Special Litigation Committee to oversee matters related to ongoing litigation described in our Annual Report on Form 10-K. Mr. Whittington is the chair of the Special Litigation Committee, which also includes Messrs. Mulloy and O’Hara.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee oversees the financial reporting process of the Company on behalf of the Board. Management has the primary responsibility for the preparation of the financial statements and the reporting process, including the systems of internal control.

With respect to the financial statements for the year ended December 31, 2018, the Audit Committee reviewed and discussed the financial statements of RigNet, Inc. and the quality of financial reporting with management, the internal auditor and the independent auditor. The Audit Committee has discussed with the independent auditor the matters required to be discussed by Auditing Standard No. 1301 (Communications with Audit Committees). The Audit Committee received the written disclosure and the letter from the independent auditor required under applicable rules of the Public Company Accounting Oversight Board. Additionally, the Audit Committee has discussed with the independent auditor their independence with respect to the Company. The Audit Committee determined that the non-audit services provided to RigNet by the independent auditor (discussed below under “Proposal Two: Ratification of Independent Public Accountants”) are compatible with maintaining the independence of the independent auditor.

Based on the reviews and discussions described above, the Audit Committee recommended to our Board that the financial statements of RigNet, Inc. be included in the Annual Report on Form 10-K for the year ended December 31, 2018 for filing with the SEC.

Submitted By:

Audit Committee

Brent K. Whittington, Chairman James H. Browning Kevin Mulloy Gail P. Smith

This Report of the Audit Committee is not “soliciting material” and shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended, except to the extent the Company specifically incorporates this report by reference, and shall not otherwise be deemed filed under such Acts.

DIRECTOR COMPENSATION

The following summarizes the compensation of each non-employee member of our Board for the fiscal year ended December 31, 2018. Because Mr. Pickett is also an employee of the Company, he does not receive additional compensation specifically related to his service on our Board of Directors. In addition, Mr. Caprioli does not receive any compensation from us for his role as a member of our Board due to his affiliation with KKR, a holder of over 25% of our outstanding shares of common stock.

Our Board has implemented a compensation policy applicable to our non-employee directors based on the anticipated service commitment and analysis of our peer companies using data obtained from our compensation consultant. We provide our non-employee directors the following compensation for Board and committee services:

●	a cash retainer paid quarterly for board membership and service;

●	an additional cash retainer for our non-executive board chairman;

●	an annual award of RSUs, in an amount to be approved by the Board, subject to a one year vesting requirement and settled in cash or shares of common stock upon vesting at the option of the Company;

●	a cash fee for each Board meeting where overseas travel is required for attendance; and

●	an additional cash retainer for committee membership or committee chairmanship based on the relative service commitment for each committee.

Director compensation is paid at the end of each quarter on a pro rata basis for any partial service periods. Director compensation during 2018 included quarterly cash retainers for: independent directors at $12,500; board chairman additional retainer at $14,750; meeting fees requiring overseas travel at $3,000; non-chairman committee members ranging from $1,000 to $1,500 based on the service commitment required by each committee; the Audit Committee chairman at $5,750, the Compensation Committee chairman at $4,000, the Corporate Governance and Nominating Committee chairman at $3,750 and the Corporate Development Committee chairman at $2,500.

Annually, the Board determines the form and amount of director compensation after its review of recommendations made by the Compensation Committee. The Compensation Committee reviews peer company market data supplied by its independent consultant, data obtained through the National Association of Corporate Directors and by considering the relative service demands of each service role on an annual basis and, in 2018, recommended no changes in board compensation.

The following table summarizes the compensation of each non-employee member of our Board in 2018:

Name (1)	Earned or Paid in Cash (2)	Stock Awards (3)	Total
James H. Browning	$ 122,680	$ 99,074	$ 221,754
Mattia Caprioli (4)	-	-	-
Charles L. Davis (5)	20,167	-	20,167
Ditlef de Vibe	60,000	99,074	159,074
Kevin Mulloy	66,000	99,074	165,074
Kevin J. O’Hara	71,000	99,074	170,074
Keith Olsen	71,000	99,074	170,074
Gail P. Smith (6)	65,500	133,084	198,584
Brent K. Whittington	77,000	99,074	176,074

(1)	The non-employee directors listed above served as directors for all of 2018, except for Ms. Smith who was appointed in January 2018 and Mr. Davis, who did not stand for reelection at our 2018 annual meeting. Our CEO is excluded from this table, as he received no compensation specifically related to his service on our Board. His compensation is reflected in the Summary Compensation Table.

(2)	Amounts reflect quarterly retainers and fees for Board and committee service earned by the directors during 2018.

(3)	Reflects the aggregate grant date fair value for restricted units granted to each independent director in 2018 computed in accordance with FASB ASC Topic 718. Information about the assumptions used to value these awards can be found in Note 10 to the consolidated financial statements in the Annual Report on Form 10-K for the fiscal year ended December 31, 2018. As of December 31, 2018, each listed independent director, except Messrs. Caprioli and Davis and Ms. Smith, had 6,627 restricted unit awards outstanding. Ms. Smith had 8,417 restricted unit awards outstanding. Mr. Caprioli and Mr. Davis had no outstanding awards.

(4)	Mr. Caprioli received no compensation from RigNet for his Board service pursuant to an agreement between the Company and KKR, our stockholder. Mr. Caprioli has been a member of KKR since 2001.

(5)	Mr. Davis did not stand for reelection at our 2018 annual board meeting, resulting in his term ending on May 2, 2018. Subsequent to serving on our Board, Mr. Davis provided the Company’s management consulting services during 2018 for fees totaling approximately $74,600.

(6)	Ms. Smith joined our Board in January 2018 and was awarded a restricted unit award upon joining the Board of 1,790 units, which vested on January 17, 2019. Ms. Smith also received the same annual restricted unit award awarded all Board members on May 4, 2018 of an additional 6,627 units, which vest on May 4, 2019.

The table above reflects all compensation received by our independent directors during 2018. The Company does not provide a pension plan for non-employee directors.

EXECUTIVE COMPENSATION

OUR EXECUTIVE OFFICERS

The following table provides information regarding our current executive officers.

Name	Age	Position with Our Company
Steven Pickett	55	Chief Executive Officer and President
Lee Ahlstrom	51	Senior Vice President and Chief Financial Officer
Brad Eastman	51	Senior Vice President and General Counsel
Jay Hilbert	59	Senior Vice President, Sales
James Barnett, Jr.	65	Senior Vice President of Government Services
Brendan Sullivan	45	Chief Technology/Information Officer
Edward Traupman	68	Vice President and General Manager, Products and Services

Steven Pickett has served as our Chief Executive Officer and President since May 31, 2016. See his biographical summary presented earlier in this proxy statement under the heading “Governance – Director Nominees.”

Mr. Lee Ahlstrom has served as our Chief Financial Officer since August 20, 2018. Prior to joining the Company, Mr. Ahlstrom served as the Senior Vice President and Chief Financial Officer of Paragon Offshore, Ltd, a spin-off from Noble Corporation, from November 2016 to March 2018, and as Senior Vice President of Investor Relations and Planning from August 2014 to October 2016. Mr. Ahlstrom served as Noble Drilling’s Senior Vice President of Strategic Development from May 2011 to July 2014 and as the Vice President Investor Relations and Planning from May 2006 to July 2014. Mr. Ahlstrom received a Master and Bachelor degree from the University of Delaware. Mr. Ahlstrom serves on the Board of the National Investors Relations Institute (NIRI) and holds the NIRI investor relations charter credential.

Brad Eastman has served as our Senior Vice President and General Counsel since October 30, 2017. Prior to that, Mr. Eastman served as General Counsel of the Cameron Group of Schlumberger Limited following Schlumberger’s acquisition of Cameron International in April 2016 until October 2017. Prior to the acquisition, Mr. Eastman served in various positions in the Cameron legal department, most recently as Vice President and Deputy General Counsel of Cameron International from June 2011 until April 2016. Mr. Eastman also held leadership positions of Vice President, General Counsel and Corporate Secretary of Input/Output, Inc. from 2001 until 2004 and Vice President, Secretary and General Counsel of Quanta Services from 1998 until 2001. Mr. Eastman received a Bachelor degree from the University of Texas at Austin and a Juris Doctorate from Harvard University.

Jay Hilbert has served as our Senior Vice President, Sales since joining RigNet on November 7, 2016. Prior to that, Mr. Hilbert served as Senior Vice President of Business Development and Sales - Airvana Business Unit for CommScope Holding Company, Inc., a global provider of wireless solutions from January 2015 until November 2016; Senior Vice President of Global Sales for Cambium Networks from January 2012 through December 2014; and Senior Vice President of Sales and Marketing for Telmar Network Technology from 2007 through 2011. Mr. Hilbert also served in sales leadership positions for Spirent Communications and Somera Communications. Mr. Hilbert received a Bachelor degree from the University of North Dakota.

James Barnett, Jr. has served as our Senior Vice President, Government Services since joining RigNet on January 7, 2019. Prior to joining the Company, Mr. Barnett served as the Chairman of the telecommunications group and Partner in the cybersecurity practice of Venable LLP from February 2013 to January 2019. Prior to that, Mr. Barnett was the Senior Vice President for National Security Policy at the Potomac Institute for Policy Studies from May 2012 until February 2013. From July 2009 until April 2012, Mr. Barnett served as Chief of the Public Safety and Homeland Security Bureau of the Federal Communications Commission (the “FCC”). Prior to joining the FCC, Mr. Barnett served as a research fellow at the Potomac Institute for Policy Studies from June 2006 until June 2009. Mr. Barnett also served as a surface warfare officer in the United States Navy, most recently as Deputy Commander of the Naval Expeditionary Combat Command and retired as a Rear Admiral. Mr. Barnett holds a Bachelor degree and a Juris Doctorate from the University of Mississippi.

Brendan Sullivan has served as our Chief Technology/Information Officer since May 30, 2017.  Prior to that, Mr. Sullivan served as the Executive Vice President of Global Technology and Operations for Vubiquity from September 2013 until October 2016, the Senior Vice President of IT, Engineering and Network for Digital Generation, Inc. from May 2009 until September 2013, and the Senior Director of Content Markets Application Development for Level 3 Communications from 2000 until 2009.  Mr. Sullivan also worked at Andersen Consulting. He received a Bachelor degree from Brown University.

Edward Traupman has served as our Vice President, Products and Services since April 2018 and our Vice President, Systems Integration since joining RigNet in November 2016 to April 2018.  Prior to that, he served as the Vice President and General Manager for Telmar Network Technology from January 2007 through February 2016. Mr. Traupman has also served in various management positions with companies such as Carrius Technologies, Rapid5 Networks and DSC Communications.  He received a Master and Bachelor degree from Southern Methodist University.

COMPENSATION DISCUSSION AND ANALYSIS

This Compensation Discussion & Analysis (“CD&A”) outlines RigNet’s executive compensation philosophy, objectives and processes and explains how the Compensation Committee of the Board (the “Compensation Committee” or “Committee”) made executive compensation recommendations to the Board in fiscal year 2018 for the named executive officers (“NEOs”) listed below:

Name	Position with Our Company
Steven Pickett	Chief Executive Officer and President
Lee Ahlstrom (1)	Senior Vice President and Chief Financial Officer
Brad Eastman	Senior Vice President and General Counsel
Jay Hilbert	Senior Vice President, Sales
Brendan Sullivan	Chief Technology/Information Officer
Tonya McDermott (2)	Former Interim Chief Financial Officer; Vice President, Tax and Treasury

(1)	Mr. Ahlstrom joined RigNet on August 20, 2018.

(2)	Ms. McDermott served as our interim Chief Financial Officer from February 21, 2018 through August 19, 2018.

EXECUTIVE SUMMARY

2018 Business Overview and Compensation Outcomes

With our new executive leadership team in place, RigNet successfully executed on its strategic plan in 2018. The Company demonstrated continued growth of market share and expansion through acquisitions and introduction of new products to further diversify our business into adjacent remote communication markets and verticals. The CEO and other NEOs responded to 2018’s economic market conditions by reallocating resources and restructuring personnel while maintaining positive cash flow from operating activities. The CEO and other NEOs also developed and executed a plan to fund estimated litigation contingencies arising from litigation described in our Annual Report on Form 10-K.

When making annual compensation decisions, our Compensation Committee takes into consideration our business environment, the results of our operations and the competitive market for talent. It also takes into account the way in which our executive compensation program is designed. It is in this context that the Compensation Committee made the following key compensation decisions for 2018:

●	Increased base salaries averaging of 2.0% for our NEOs employed prior to September 30, 2017;

●	Tied STIP awards to the achievement of objective performance criteria; and

●	Split annual long-term incentive award grants for all NEOs employed on March 15, 2018 between performance units (50%), time-based restricted stock units (40%) and stock options (10%).

In summary, 2018 base salaries, STIP targets and payouts LTIP targets and grant date fair values were as follows:

	Base Salary		2018 STIP		2018 LTIP
Name	2018	2017	Target	Computed Amount	Target	Grant Date Value
Steven Pickett	$ 494,700	$ 485,000	100.0%	$ 711,548	100.0%	$ 500,681
Lee Ahlstrom (1)	350,000	-	85.0%	170,200	100.0%	-
Brad Eastman (2)	300,000	300,000	50.0%	204,723	100.0%	309,700
Jay Hilbert	280,500	275,000	40.0%	109,629	90.0%	255,502
Brendan Sullivan	255,000	250,000	60.0%	202,495	40.0%	154.849
Tonya McDermott (3)	184,500	184,500	40.0%	103,745	70.0%	239,133

(1)	Mr. Ahlstrom joined RigNet on August 20, 2018. STIP awards were computed on base salary earned during his 2018 employment period.

(2)	Mr. Eastman joined RigNet on October 30, 2017 and received no base compensation adjustment in 2018.

(3)	Ms. McDermott served as our interim Chief Financial Officer from February 21, 2018 through August 19, 2018. To compensate Ms. McDermott for her increased responsibility the Board approved, in addition to STIP and LTIP presented above, an award of 6,693 restricted stock units that vest in two equal installments on the grant anniversary.

Influence of Say on Pay Results on Executive Compensation Decisions

We and our Compensation Committee are attentive to the outcome of the stockholder “Say on Pay” vote. At the Company’s 2018 annual stockholder meeting, over 92% of the total votes cast supported the executive compensation program. The Committee considered this a strong endorsement of its decisions and policies, as well as the overall design of RigNet’s current executive compensation program.  As such, while the Committee did not make any substantive changes to its executive compensation philosophy or the target percentages for cash and incentive compensation, we refined our long-term equity program to further align executive interests with our stockholders’ interests to grow long-term value, see “Long-Term Incentive Compensation” below.

WHAT GUIDES OUR EXECUTIVE COMPENSATION PROGRAM

Our Decision-Making Process

The Compensation Committee oversees the executive compensation program for our NEOs. The Committee is comprised of independent, non-employee members of the Board. The Committee works closely with its independent compensation consultant and executive management to examine the effectiveness of the Company’s executive compensation program throughout the year. Details of the Committee’s authority and responsibilities are specified in the Committee’s charter, which may be accessed on our website, http://investor.rig.net/committee-details/compensation-committee.

The Compensation Committee

The Compensation Committee assists the Board in fulfilling its duties relating to compensation matters. The fundamental responsibilities of the Committee are to:

●	develop RigNet’s compensation objectives and philosophy;
●	review and oversee the incentive compensation and equity plans;
●	review performance goals, objectives and policies relevant to CEO executive compensation;
●	make recommendations for Board approval of non-CEO executive officer compensation levels;
●	evaluate executive performance in light of established goals to recommend executive compensation levels;
●	review and make recommendations for Board compensation levels;
●	review and recommend compensation levels and awards under incentive compensation plans that are consistent with our compensation philosophy based on Company performance and individual contribution;
●	administer the stock ownership policy;
●	review and approve disclosures relating to compensation; and
●	oversee succession planning for the CEO and our NEOs.

The Compensation Committee may form and delegate its authority to one or more subcommittees as it deems necessary or advisable from time to time, provided, that any such subcommittee must report any actions taken by it to the full Compensation Committee at its next regularly scheduled meeting.

The Board approves all compensation plans and compensation arrangements for our NEOs based upon Compensation Committee recommendations.

The Compensation Setting Process

Our Compensation Committee holds regularly scheduled meetings, which coincide with our Board meetings. It also holds additional meetings as required to carry out its duties. The Committee Chairman works with management to establish each meeting agenda.

At its meetings, the Committee:

●	updates the Company’s compensation strategy and objectives;
●	considers changes in compensation elements for the upcoming year;
●	reviews and considers the composition of our peer companies and peer compensation study data;
●	reviews actual results compared to the pre-established performance metrics for the current year to determine annual STIP incentive awards for our NEOs and total awards authorized;
●	reviews equity awards;
●	reviews Company performance metrics under our incentive compensation plans for the upcoming year;
●	reviews Board performance and evaluates the compensation paid to our independent directors and makes recommendations for adjustments, if any, to the Board; and
●	reviews the performance of our CEO.

Role of Compensation Consultant

The Committee has the sole and direct authority to retain and terminate compensation advisors and to approve their fees. All such advisors report directly to the Compensation Committee. Pearl Meyer & Partners (“Pearl Meyer”) serves as the Committee’s independent compensation consultant to assist the Committee in assessing and determining competitive compensation packages for our NEOs and directors.

In this capacity, Pearl Meyer has assembled information regarding:

●	identification of an updated peer group of companies;
●	compensation trends in the telecommunication and oil and gas service industries;
●	use and structure of performance-based equity awards;
●	relative compensation for similarly-situated NEOs within peer group companies or other companies with revenues, transactions or growth trends comparable to the Company; and
●	relative compensation for similarly situated independent board directors of the peer group companies or other companies with revenues, transactions or growth trends comparable to our Company.

While the Committee relies on data provided by our independent compensation consultant or obtained through a subscription with Equilar, Inc., a provider of executive compensation information based on publicly available information contained in SEC filings, it also considers several other factors including:

●	performance of the executive;
●	historical compensation levels;
●	specific role the executive plays within our Company; and
●	changes in scope, roles and responsibilities.

The Role of the Peer Group, Benchmarking Data and Competitive Positioning

The Committee compares our executive compensation program to a group of companies that are comparable in terms of size and competitive industry ― including companies that are structured similarly and serve our same industry client base. The overall purpose of this peer group is to provide a market frame of reference for evaluating our compensation arrangements (current or proposed), understanding compensation trends among comparable companies, and reviewing other compensation and governance-related topics that may arise during the year. The Committee reviews this data to help ensure we are providing competitive performance-based compensation.

With the assistance of Pearl Meyer during 2017, the Committee developed a new peer group for purposes of setting compensation levels for 2018, reflecting changes in our strategy, the industry, and our size as a public company. The peer companies listed below were selected because they are companies similar in financial and human capital size and serve the geographies and customer bases in which we operate and compete. The Company did not pay Pearl Meyer for any other services consistent with the Compensation Committee’s policy that the compensation consultant should not perform any services for us other than services as a consultant to the Compensation Committee.

Peer Companies

Aligned to the services we provide	Aligned to our customer base
Aerohive Networks, Inc.	Bristow Group, Inc.
Cogent Communications Holdings, Inc.	Flotek Industries, Inc..
8X8 Inc.	Forum Energy Technologies, Inc.
Five9, Inc.	ION Geophysical Corporation
Iridum Communications	Helix Energy Solutions Group
Kratos Defense & Security Solutions, Inc.	Parker Drilling Company, Inc.
KvH Industries, Inc.	TETRA Technologies Inc.
Q2 Holdings, Inc.	Unit Corporation
Sonus Networks, Inc.
SPS Commerce, Inc.

When setting target direct compensation (base salary and target short and long-term incentive opportunities), the Committee considers the median of compensation paid to similarly situated executives of the companies comprising our peer group, as well as survey sources in Pearl Meyer’s database, without benchmarking against a specific percentile. In addition, our NEOs can earn short-term or annual incentive bonus compensation based upon pre-established earnings and growth criteria, which are indicative of our pay-for-performance philosophy. Through the STIP, as well as our long-term equity incentive plan, our NEOs have a significant portion of compensation “at risk” and accordingly have the potential for earning above the median of our peer group. “At risk” means, for the performance-based compensation programs, NEOs will not realize value unless they meet minimum performance goals, which are tied to Company financial, operational and strategic goals, which we believe closely correlate to long-term stockholder value creation, but can realize increased value if they exceed the target level of those performance goals.

Role of Chief Executive Officer in Executive Compensation Decisions

Our Compensation Committee seeks input from the CEO when discussing the performance and compensation levels of our NEOs other than himself. Our CEO works with other senior executives to recommend changes to our compensation programs, prepare peer analyses, and suggest performance targets under those programs for our employees, including our NEOs, to assist the Compensation Committee in making and implementing its compensation decisions.  During 2018, our CEO provided recommendations to the Compensation Committee in connection with key employee retention and our incentive compensation programs based on historical and planned Company performance. The Compensation Committee reviewed management’s recommendations and considered peer data, as well as the Company’s operating plan and budget, to recommend the specific performance goals and measures established within our 2018 incentive compensation programs and awards, which were approved by the Board.

Our Executive Compensation Program

Our Compensation Philosophy

Our executive compensation program is designed to encourage our NEOs to focus on building long-term stockholder value, maximizing growth consistent with our strategic plan and delivering strong financial results. Our compensation philosophy is grounded in the following guiding principles:

Pay for Performance	A significant portion of a NEO’s total compensation should be variable (“at risk”) and dependent upon the attainment of certain specific and measurable annual- and long-term business performance objectives.
Shareholder Alignment	NEOs should be compensated through pay elements (base salaries, annual and long-term incentives) designed to create long-term value for our stockholders, as well as foster a culture of ownership.
Competitiveness	Target compensation should be set to ensure that compensation is at a level that is competitive with that being offered to individuals holding comparable positions at other companies with which we compete for business and leadership talent.
Attraction and Retention	The executive compensation program should enable the Company to attract and retain highly talented people with exceptional leadership capabilities.

Elements of Compensation

Our compensation philosophy is supported by the following principal pay elements:

Base Salary	Cash (Fixed)	Allows us to attract and retain qualified candidates in a highly competitive market
Short-Term Incentive Plan (“STIP”)	Cash or Equity (Variable)	Provides additional compensation designed to support our pay-for-performance philosophy based on achievement of annual financial results and specific individual personal goals
Long-Term Incentives	Equity (Variable)	Performance and time-based awards link compensation to achievement of multi-year financial goals, incentivize retention and align executive interests with our stockholders’ interests to grow long-term value

The charts below show the target total direct compensation (“TDC”) of our CEO and our other NEOs combined for 2018. These charts illustrate that a majority of NEO TDC is variable, 66.9% for our CEO and an average of 56.8% for our other NEOs.

Determining the Amount of Each Element of Compensation for 2018

Base Salary

Our Compensation Committee reviews base salaries on an annual basis taking into consideration any changes in position or responsibilities. We utilize base salary as the primary means of compensation for performing the essential elements of an executive’s job. Base salaries approximate the median for our peer group, adjusted for each individual’s role, experience, proven skill sets, performance and potential, enabling us to attract and retain executives in competitive markets.

Mr. Pickett’s base compensation was increased by 2.0% to $494,700 over his 2017 base compensation. We evaluated his base compensation compared to other officer level personnel, considering his prior experience, and our compensation consultant’s materials obtained during 2018. The increase recognized his service since joining the Company and provided a cost of living adjustment. Messrs. Ahlstrom and Eastman’s base compensation was set pursuant to negotiations during recruitment resulting in their employment during 2018 and 2017, respectively. Similar to Mr. Pickett, Messrs. Hilbert and Sullivan’s base compensation was increased 2.0% during 2018. Ms. McDermott had no increase during 2018, since her base compensation was increased 2.5% effective October 1, 2017. The 2018 base compensation levels in place reflect market-based compensation and recognize each officer’s level of responsibility, current workload and past experience performing their duties.

Our NEOs’ annual base salaries at the end of 2018 and 2017 were as follows:

Name	Base Salary		Change
	2018	2017
Steven Pickett	$ 494,700	$ 485,000	2.0%
Lee Ahlstrom (1)	350,000	n/a	-
Brad Eastman (2)	300,000	300,000	-
Jay Hilbert	280,500	275,000	2.0%
Brendan Sullivan	255,000	250,000	2.0%
Tonya McDermott (3)	184,500	184,500	-
(1)	Mr. Ahlstrom joined RigNet on August 20, 2018.
(2)	Mr. Eastman joined RigNet on October 30, 2017.
(3)	Ms. McDermott received a 2.5% increase effective October 1, 2017.

Short-Term Incentive Compensation

Our NEOs are eligible for annual incentive bonuses through our STIP. Awards may be paid in stock or cash during the next year after determination of whether financial goals have been achieved. For 2018, STIP performance awards were paid out in 2019 in the form of RigNet stock based on the closing price on March 14, 2019, the date our financial goal achievement was reviewed and approved by the Compensation Committee.

Award Opportunities. Under the STIP, each NEO is assigned a target opportunity expressed as a percentage of his base salary. The STIP target award opportunities, when considered in connection with the established financial performance goals that must be achieved in order to earn the incentive compensation, provide our executive officers the potential to realize at or above median compensation when compared to our peer group. The threshold, target and maximum award opportunities for each of our NEOs for 2018 is set forth below:

	STIP Award Opportunity (as a % of Current Base Salary)
Name	Threshold	Target	Maximum
Steven Pickett	25.0%	100.0%	250.0%
Lee Ahlstrom	21.3%	85.0%	212.5%
Brad Eastman	12.5%	50.0%	125.0%
Jay Hilbert	10.0%	40.0%	100.0%
Brendan Sullivan	15.0%	60.0%	150.0%
Tonya McDermott	10.0%	40.0%	100.0%

For 2018, there were two categories of performance goals under the STIP: (i) pre-determined Company-wide financial results performance measures (50% weighting) and (ii) pre-established key personal and team objectives (50% weighting), based on STIP funding, which cannot exceed an annual STIP funding maximum for all employees as a group.

Financial Performance Metrics and Weightings. STIP funding is determined based on performance achieved against the following financial metrics:

Metrics	Weight	Threshold (1)	Definition
Management EBITDA (a non-U.S. GAAP measure)	50.0%	90.0%	Adjusted EBITDA(2) further adjusted based on budgeted exchange rates and other exceptional items, as approved by the Board.
Consolidated Revenue	50.0%	80.0%	Gross revenue, less credits and uncollectible billings, as reported in accordance with U.S. GAAP.
(1)	As a percentage of target
(2)	A reconciliation of Management EBITDA to Net Income is presented in Appendix A to this proxy statement.

Total STIP funding is based on actual performance against the annual Management EBITDA and Consolidated Revenue goals. No STIP compensation is paid if the Company does not achieve the minimum threshold performance levels for both Management EBITDA and Consolidated Revenue and the maximum compensation that may be earned is 2.5 times target opportunities. However, individual payouts under the STIP cannot exceed an annual STIP funding maximum for all employees as a group.

This table summarizes the 2018 financial targets and actual results for all of the NEOs (dollars in millions).

Objective	Threshold (1) (90%)	Target (2) (100%)	Maximum (3) (125%)	Actual Result	Percentage of Target	Payout
Management EBITDA	$ 29.6	$ 33.0	$ 41.3	$ 35.1	106.5%	141.0%
Consolidated Revenue	189.2	236.5	295.6	238.9	101.0%	106.1%
(1)	Below the threshold for either metric, no STIP will be earned.
(2)	Performance at target results in the targeted STIP bonus being earned with proportional adjustment for performance between threshold and target results and proportional adjustment for performance between target and maximum results.
(3)	Performance is capped at a maximum achievement of 125.0% of the target, which would provide a 2.5 times target STIP bonus being earned.

2018 Payout Results. The 2018 STIP award formula multiplies 50.0% of an executive officer’s potential target award as a percentage of their current base salary, adjusted for partial-year employment, by the sum of (i) 50.0% of the consolidated Management EBITDA multiplier plus (ii) 50.0% of the consolidated revenue multiplier; and add to that the computed STIP award determined under individual performance. Results between threshold and target or target and maximum are interpolated on a straight-line basis between those levels.

For 2018, the Board approved STIP results and calculated payouts for NEOs, including the number of immediately vested shares to be awarded computed based on the closing value of RigNet’s shares on March 14, 2019. The computed payout of STIP is reported in the “Non-Equity Incentive Plan Compensation” for 2018 in the Summary Compensation Table. The shares were awarded on March 20, 2019 causing the reported amounts to differ from the computed payout amounts approved by the Board.

Name	Company Achievement	Individual & Team Achievement	Computed Payout	Vested Shares	Award Date Value
Steven Pickett	124%	132%	$ 711,548	47,248	$ 595,797
Lee Ahlstrom (1)	124%	120%	170,200	11,301	142,506
Brad Eastman	124%	120%	204,723	13,594	171,420
Jay Hilbert (2)	124%	58%	109,629	6,124	91,788
Brendan Sullivan	124%	113%	202,495	13,446	169,554
Tonya McDermott	124%	120%	103,745	6,889	86,870
(1)	Mr. Ahlstrom’s 2018 STIP award was determined on a pro-rata basis based on his earnings since joining RigNet on August 20, 2018.
(2)	Mr. Hilbert received 25% of his STIP payout in a performance award that will be paid in 1,155 shares during 2019 upon achievement of a specific individual goal that was initiated during 2018.

Long-term Incentive Compensation

Long-term incentive compensation is intended to enhance our ability to retain executive talent over a longer period of time, reward long-term efforts that enhance future value of the Company and provide executives with a form of reward that aligns their interests with those of our stockholders. Our executives may receive long-term incentive awards annually as the Compensation Committee determines consistent with the objectives described above.

Our 2010 Omnibus Incentive Plan permits the award of (i) incentive and non-qualified stock options, (ii) stock appreciation rights, (iii) restricted stock, (iv) restricted stock units, (v) performance stock, (vi) performance units, (vii) director awards (viii) annual cash incentive awards, (ix) cash-based awards, (x) substitution awards or (xi) other stock-based awards, as approved by the Board or its designated committee. No further awards can be made under our 2006 Plan.

During 2018, the Committee issued performance units, time-based restricted stock units and stock options to our executive officers. The Committee believes these award types strike an appropriate balance between long-term operating results and leadership stability and best align our executives’ interests with those of our stockholders, as follows:

Objective	Award Type	Incentive for Compensation
Long-term stock appreciation	Stock Option	Stock price appreciation over seven years
Mid-term operating results	Performance Unit (“PU”)	Specific performance achievement over three years
Leadership Stability	Restricted Stock Unit (“RSU”)	Continued employment over four years

In 2018, the Compensation Committee established long-term incentive compensation targets as a percentage of base salary for each of our NEOs. This target was used to determine the value of the long-term incentive awards made to each executive. In establishing each of the targets, the Compensation Committee considered, among other things, the data obtained from the compensation peer group study, recent negotiations related to changes in our leadership team, the role and responsibility of each executive, competitive factors, individual performance, the amount of stock-based equity compensation previously awarded to the executive, the non-equity compensation received by the executive, the total number of stock and option awards to be granted to all participants during the year and judgment of the Compensation Committee. In July 2018, based on comparable equity award provisions of our peer group, we updated our RSU and Option award provisions to incorporate accelerated vesting upon termination following a change of control.

On March 7, 2018, as part of our normal annual review of equity awards and annual compensation, we made the following equity grants to each of our NEOs, of which (i) 40% was in the form of time-based restricted stock units that vests in four equal installments on March 15 of each year, beginning on March 15, 2019, (ii) 50% was in the form of PUs that are eligible for vesting based on achievement of defined performance goals over a three-year period as discussed below, and (iii) 10% was in the form of stock options that vest ratably over four years and expire in seven years.

Name	Target Value of RSUs, PUs & Options
Steven Pickett	$ 494,700
Lee Ahlstrom (1)	-
Brad Eastman	300,000
Jay Hilbert	252,450
Brendan Sullivan	102,000
Tonya McDermott	129,150
(1)	Mr. Ahlstrom joined RigNet on August 20, 2018. Mr. Ahlstrom’s target for future years is 100% of his base salary.

Each performance goal for the PUs has a specific threshold, target and maximum performance level resulting in payouts of 20.0%, 100.0% and 300.0%, respectively, with proportional adjustment for performance between each level. Performance results are measured annually and a portion of the PUs is earned following each annual performance period (subject to achievement of specific pre-established annual performance measures). The PUs vest upon completion of the three-year performance period, or sooner if an individual’s employment ceases due to retirement, death, or disability or following a change of control.

The PU components of our 2018 LTIP grants are designed to incentivize growth and financial performance over a three-year period.

The PUs granted in 2018 to our NEOs, are contingent upon the achievement of specified performance metrics as shown below. These awards generally become payable in 2021 based on achievement of the weighted performance metrics shown below, with payment amounts prorated for performance between the established levels.

Performance Goals Measures	Performance Period	Threshold (1)	Target (2)	Maximum (3)	Actual Results	Resulting Multiplier
2018 Performance Units
Financial Factor: Consolidated Revenue	2018	$ 221.6	$ 277.0	$ 332.4	$ 238.9	24.2%
	2019	316.0	395.0	474.0	n/a	n/a
	2020	425.6	532.0	638.4	n/a	n/a
Consolidated Management EBITDA	2018	32.8	41.0	49.2	35.1	23.1%
	2019	50.4	63.0	75.6	n/a	n/a
	2020	74.4	93.0	111.6	n/a	n/a
Market Share Adjustment Factor: Qualifying Product Market Share Service Factor	2018	3.0	5.0	7.0	7.0+	20.0%
	2019	3.0	5.0	7.0	n/a	n/a
	2020	3.0	5.0	7.0	n/a	n/a
Addressable Rigs Service Factor	2018	29.5%	31.0%	32.5%	31.5%	6.7%
	2019	29.5%	31.0%	32.5%	n/a	n/a
	2020	29.5%	31.0%	32.5%	n/a	n/a
(1)	Below the threshold, no units will be earned.
(2)	Performance at target results in the targeted units being earned with proportional adjustment for performance between threshold and target results and proportional adjustment for performance between target and maximum results.
(3)	Performance is capped at the maximum and achievement of the maximum would result in three times the target units being earned.

The financial performance factor for PU awards incorporates equal weighting of Consolidated Revenue and Management EBITDA (as defined in “Short Term Incentive Compensation”). The financial performance factor also incentivized acquisitions as a key component of our strategy. The market share performance factor incorporates the percentage of addressable rigs served and our ability to introduce qualified new products to our customers. We believe these performance measures incentivize continued growth of market share in our core managed communications business to the oil and gas industry, strategic expansion into adjacent remote communications markets and introduction of new products that move us “up the stack.”

Our performance during 2018 achieved the following results over the past three years of performance awards:

For 2018, the Board approved the following performance achievement results and earned shares for the NEO’s outstanding PU awards.

Name	PU Target Shares			Performance Achievement
	2018 Award	2017 Award	2016 Award	2018 Award	2017 Award	2016 Award	Earned Shares
Steven Pickett	3,389	3,720	3,368	60.5%	-	0.05%	2,052
Lee Ahlstrom	n/a	n/a	n/a	n/a	n/a	n/a	n/a
Brad Eastman	2,096	n/a	n/a	60.5%	n/a	n/a	1,268
Jay Hilbert	1,729	1,899	n/a	60.5%	-	n/a	1,046
Brendan Sullivan	1,048	n/a	n/a	60.5%	n/a	n/a	634
Tonya McDermott	902	966	n/a	60.5%	-	n/a	546

2019 Changes

Annually, the Compensation Committee evaluates each component of total compensation for our employees and recommends changes to the Board to realize our key compensation objectives and incentivize performance and leadership stability. The Board approved the following recommended changes with respect to 2019 compensation:

●	Increases to base salaries averaging 3.1% for our NEOs;
●	Added an individual cash flow objective to STIP for each of our NEOs;
●	Reduced the maximum payout on PUs from 300% to 250%;
●	Modified vesting periods for option and RSU awards from four years to three years consistent with our peer group;
●	Updated the PU metrics to reflect a compounded annual growth rate and three-year average Management EBITDA targets, without assumed acquisitions; and
●	Standardized severance packages, based on position.

Effective April 1, 2019 (or January 1, 2019 in the case of Ms. McDermott), base salaries were increased for each of the NEOs as follows:

Name	Base Salary		% Change
	2019	2018
Steven Pickett	$ 507,831	$ 494,700	2.7%
Lee Ahlstrom	360,500	350,000	3.0%
Brad Eastman	309,000	300,000	3.0%
Jay Hilbert (1)	280,500	280,500	0.0%
Brendan Sullivan	267,750	255,000	5.0%
Tonya McDermott	190,035	184,500	3.0%
(1)	Mr. Hilbert has been approved for a 2.0% base compensation increase upon achievement of a specific individual goal.

On March 20, 2019, as approved by the Compensation Committee, the following RSU, option and PU awards were made to our NEOs, as part of our normal annual review of equity awards to incentivize our executives for the long-term success of our Company and to provide critical retention incentives.

Name	Number of Securities Underlying (1)		Long-term
	RSU Awards	Option Awards	Performance Awards (2)
Steven Pickett	16,508	6,329	$ 197,880
Lee Ahlstrom	11,680	4,478	140,000
Brad Eastman	10,011	3,838	120,000
Jay Hilbert	8,424	3,230	100,980
Brendan Sullivan	5,106	1,958	61,200
Tonya McDermott	8,878	-	-
(1)	The unit awards vest ratably over three years beginning March 20, 2020.
(2)	This represents units to be awarded for the achievement of target performance thresholds over a three-year period and vest on July 1, 2022, with a potential for a two times performance multiplier.

Nondiscriminatory Health and Welfare Benefits

Our benefits, such as our basic health benefits, short-term and long-term disability, life insurance, and accidental death and dismemberment insurance are intended to provide a stable array of support to executives and their families throughout various stages of their careers, and these core benefits are provided to all employees based on the regional programs regardless of their individual performance levels. All U.S. employees have the option to participate in the 401(k) plan. In 2018, the Company reinstated matching contribution based on 100.0% of the first 3.0% and 50.0% of the next 2% of an employee’s contributions, up to the maximum permitted by law. Employee elective deferrals and employee matching contributions are immediately vested and non-forfeitable upon contribution to the 401(k) plan.

Perquisites

Consistent with the Compensation Committee’s strategy, no perquisites or other personal benefits are expected to exceed $10,000 annually for any of our named executive officers, except with regard to negotiated relocation assistance.

Tax and Accounting Implications

In the review and establishment of our compensation programs, we consider the anticipated accounting and tax implications to us and our executives. While we consider the applicable accounting and tax treatment of equity compensation, these factors alone are not dispositive, and we also consider the cash and non-cash impact of the programs and whether a program is consistent with our overall compensation philosophy and objectives.

Deductibility of Compensation and Tax Obligations

Our Compensation Committee does not have any policies concerning the payment of tax obligations on behalf of our employees. We are required by law to withhold a portion of every compensation payment we make to our employees. In the case of noncash compensation, that means either (i) we withhold a portion of the noncash compensation payment and pay cash to the appropriate tax authorities, (ii) the employees make a cash payment directly to us in lieu of our withholding a portion of the noncash compensation or (iii) we withhold a portion of cash compensation payments equal to the tax owed and pay cash to the appropriate tax authorities. All payments to or on behalf of our employees, including tax payments, are considered compensation and are evaluated by our Compensation Committee as part of our overall compensation packages.

As part of its role, the Compensation Committee reviews and considers the deductibility of executive compensation. However, under the Tax Cuts and Jobs Act of 2017, the exemption for qualifying performance-based compensation was repealed for taxable years beginning after December 31, 2017. As a result, compensation paid to our executive officers after December 31, 2017 in excess of $1 million may not be deductible unless it qualifies for certain transition relief. While the Company will monitor guidance and developments in this area, the Compensation Committee believes that its primary responsibility is to provide a compensation program that attracts, retains and rewards the executive talent necessary for our success. Consequently, the Compensation Committee may pay or provide, and has paid or provided, compensation that is not tax deductible or is otherwise limited as to tax deductibility.

Accounting for Stock-Based Compensation

We account for stock-based payments for all awards under our 2010 Omnibus Incentive and the 2006 Long-Term Incentive Plans in accordance with the requirements of ASC Topic 718, subtopic 10, section 10, Stock Compensation. The Compensation Committee reviews stock compensation grant date value in connection with granting equity awards.

Risk Assessment of Compensation Programs

We review our compensation programs company-wide to assess whether they encourage our employees to take unnecessary or excessive risks that could have a material adverse effect on our business. We have concluded that our programs are appropriately tailored to encourage employees to grow our business, but not to incentivize them to do so in a way that poses unnecessary or excessive material risk to us. For example, the STIP and our LTIP, which are our two primary performance-based compensation programs, balance each other by providing compensation that rewards short-term and long-term performance. The STIP balances risk by considering a mix of performance goals, capping the maximum payout a participant can receive and allowing the Compensation Committee to approve the final amount of all payments, while the long-term incentive awards include both (i) time-based equity awards that have vesting schedules to encourage a focus on long-term growth and that support management retention and (ii) performance-based awards to incentivize and reward long-term performance. In addition, we have various policies, such as our clawback, anti-hedging and executive equity ownership policies that are designed to discourage undue risk-taking or manipulation of results. In addition, the portion of the executives’ compensation comprising the STIP and LTIP is sized to encourage appropriate risk-taking that is aligned with the long-term health of the Company.

Clawback Policy

The Company has a clawback policy for the recoupment of incentive-based compensation from current or former executive officers and such other senior executives and employees (“Covered Executives”) under certain circumstances following a restatement of the Company’s financial statements. Under the clawback policy, the Company may recover from Covered Executives short and long-term cash incentives, stock options, stock appreciation rights, restricted stock, restricted stock units, performance shares, and/or performance units (“incentive compensation”). The clawback will include all incentive compensation in excess of the amounts or shares that would have been paid or distributed according to the financial statements, as restated. The Company also requires, as a condition to the grant of any incentive compensation, a Covered Executive to agree in writing to abide by the terms of the clawback policy.

Policy Against Hedging

We prohibit our executive officers and directors from engaging in short-term or speculative transactions involving Company securities, including activities involving short selling our securities, hedging their ownership in our securities by the purchase or sale of options of any kind, whether puts, calls or other derivative securities, purchasing of Company securities in the open market on margin or pledging securities against loans or similar arrangements.

Stock Ownership Policy

We require our executives to hold a significant equity interest in the Company through our stock ownership policy, which requires certain executives and directors to hold shares with a value equal to a multiple of their base salary or annual retainers. Our CEO is required to hold equity shares of our Company with a minimum aggregate value equal to four (4) times annual base salary and our CFO and all other executive officers are required to hold equity shares of our Company with a minimum aggregate value equal to two (2) times their respective annual base salary. Non-employee Board members are required to hold equity shares of our Company with a minimum aggregate value equal to three (3) times their annual Board retainer. Each executive officer and director must attain the applicable stock ownership level by November 3, 2020, or the fifth anniversary of his or her becoming subject to the policy, whichever shall be the later to occur. To ensure covered individuals make continuous progress towards their respective stock ownership levels, they must own 25% of their total applicable stock ownership level by the end of the second fiscal year after becoming subject to the policy, 50% by the end of the third fiscal year, 75% by the end of the fourth fiscal year and 100% by the end of the fifth fiscal year.

SUMMARY COMPENSATION TABLE

The following table sets forth certain information with respect to the compensation paid to our Chief Executive Officer, our Chief Financial Officer, our three other most highly compensated executive officers and one additional former named executive officer who served during 2018 for the years ended December 31, 2018, 2017 and 2016.

Name and Principal Position	Year	Salary	Bonus (1)	Stock Awards (2)	Option Awards (2)	Non-Equity Incentive Plan Compensation (3)	All Other Compensation (4)	Total
Steven Pickett	2018	$ 492,275	$ -	$ 440,769	59,912	$ 711,548	$ 261,933	$ 1,966,437
Chief Executive Officer and	2017	485,000	21,951	484,996	-	439,014	56,097	1,487,058
President	2016	285,404	282,917	253,943	646,000	-	32,590	1,500,854
Lee Ahlstrom (5)	2018	127,885	-	-	-	170,200	-	298,085
Senior Vice President & Chief Financial Officer
Brad Eastman	2018	$300,000	-	272,643	37,057	204,723	11,654	826,077
Senior Vice President &
General Counsel
Jay Hilbert	2018	279,125	-	224,929	30,573	109,629	8,850	653,106
Senior Vice President, Sales	2017	275,000	55,000	247,504	-	17,752	480	595,736
	2016	42,308	-	165,075	-	-	68	207,451
Brendan Sullivan	2018	253,750	-	136,321	18,528	202,495	9,855	620,949
Chief Technology/Information Officer	2017	148,077	-	-	-	84,915	33,998	266,990
Tonya McDermott	2018	184,500	-	223,182	15,951	103,745	7,157	534,535
Interim Chief Financial Officer and Vice President Tax and Treasury

(1)	Bonuses for Mr. Pickett represent the Compensation Committee’s discretionary adjustment to his 2017 formulaic STIP payout and his Pickett’s guaranteed 2016 cash bonus of seven-twelfths of his base compensation, which was paid in January 2017. For Mr. Hilbert, the bonus in 2017 represents his guaranteed cash STIP payment.
(2)	Reflects the aggregate grant date fair value for stock and option awards computed in accordance with FASB ASC Topic 718. Assumptions used in the determination of these amounts which represent grant date fair value are included in Note 10, Stock-Based Compensation, to our audited financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2018.
(3)	Non-equity incentive plan compensation reflects the Board approved STIP payout amounts as reviewed by the Compensation Committee based on the achievement of performance metrics under our STIP program for the year. These amounts are paid in the year following the year in which they were earned. The Board determines annually if these bonuses are to be settled in cash or shares of stock. For 2018 and 2017, the amounts were settled in immediately vested stock awards – see the table on page 23 under “2018 Payout Results”.
(4)	Other compensation represents compensation benefits provided for in employment agreements and other company-wide benefit programs. Benefits in 2018 for all NEOs include 401(k) match on employee contributions limited to 4.0%, if the employee contributes at least 5.0%. Other compensation also includes relocation and related costs in 2018 for Mr. Pickett of $255,288 and in 2017 for Mr. Pickett and Mr. Sullivan of $55,617 and $33,718, respectively. In addition, other compensation in 2017 and 2016 includes life insurance coverage for all NEOs equal to two times annual base pay not to exceed $500,000. Other than the relocation assistance amounts reflected above, we did not provide perquisites and other personal benefits exceeding a value of $10,000 to our NEOs.
(5)	Mr. Ahlstrom joined the Company on August 20, 2018 and began participating in the Company’s STIP plan in 2018, on a prorated basis.

CEO Pay Ratio

Mr. Pickett had total compensation of $1,966,437 for 2018, as reflected in the Summary Compensation Table included in this proxy statement. Our median employee’s annual total compensation for 2018, excluding Mr. Pickett, was $62,877, which considers both cash and equity compensation. As a result, we estimate that Mr. Pickett’s 2018 annual total compensation was approximately 31.27 times that of our median employee.

With respect to the identification of the median of the total annual compensation of all employees, as well as the determination of the annual total compensation of Mr. Pickett, we used the following methodology:

•	As of November 20, 2018, the date we used for determination, our workforce consisted of 597 full time employees and 24 independent contractors, with 49% located in the United States.

•	To find the median of the annual total compensation of all employees other than Mr. Pickett, we used the amount of annualized cash compensation, excluding overtime pay, consistent with amounts to be reported to the relevant taxing authorities.

•	Based on this information, we identified the median employee, a technical services provider located in the United States.

•	With respect to our median employee, we added together all compensation components as set forth in the Summary Compensation Table for 2018 determining our median employee’s annual total compensation for 2018.

Employment Agreements

Mr. Pickett

The Company has an agreement to employ Mr. Pickett as a Chief Executive Officer and President. His initial annual base salary was set at $485,000, subject to increases from time to time. Under the agreement, if the Company terminates Mr. Pickett’s employment without “cause” (other than for death or disability), the Company, or its successor, terminates Mr. Pickett on or within two years after a “change of control event,” as defined in the Treasury Regulations issued under Section 409A of the Code, or Mr. Pickett terminates his employment for “good reason”, he is entitled to receive i) a lump sum cash severance in an amount equal to two times his then annual base salary and target bonus for the period in which the termination occurs; ii) COBRA premiums for up to 18 months, with such premiums paid to Mr. Pickett on a fully grossed-up after-tax basis, if necessary, for Mr. Pickett not to be subject to tax under Section 105 of the Internal Revenue Code; and iii) the immediate vesting of the Signing Bonus stock options (as defined in the agreement). In addition, if Mr. Pickett’s employment terminates without “cause”, for “good reason” within two years of a “change of control” or due to death or disability, all outstanding unvested equity awards other than performance units shall automatically vest in full not withstanding anything in the award to the contrary and shall remain exercisable for the full term of the applicable award. If, after a change of control, the successor does not assume or continue such equity award, such award shall automatically vest in full on the date of the change of control.

If Mr. Pickett’s termination is due to death or disability or he resigns without good reason, he would be entitled to, in addition to vesting of equity awards as discussed above, all unpaid salary, unused vacation, and certain business expenses.

In addition, Mr. Pickett is subject to restrictive covenants of noncompetition and non-solicitation for a period of 24 months from his termination date.

Under the agreement, “cause” is defined as any of the following: (i) Mr. Pickett’s plea of guilty or nolo contendre, or conviction of a felony or a misdemeanor involving moral turpitude; (ii) any act by Mr. Pickett of fraud or dishonesty with respect to any aspect of our business including, but not limited to, falsification of our records; (iii) intentional misconduct by Mr. Pickett that is materially injurious to us (monetarily or otherwise); (iv) Mr. Pickett’s breach of any confidentiality, noncompetition or non-solicitation obligations to the Company; (v) commencement by Mr. Pickett of employment with an unrelated employer; (vi) material violation by Mr. Pickett of any of our written policies, including but not limited to any harassment and/or non-discrimination policies; and (vii) Mr. Pickett’s gross negligence in the performance of his duties. Mr. Pickett would not be deemed to have been terminated for cause under clauses (ii) through (vii) above unless the determination of whether cause exists is made by a resolution duly adopted by the affirmative vote of not less than three-fourths of the entire membership of the Board (excluding Mr. Pickett, if a member) at a meeting of the Board that was called for the purpose of considering such termination (after 15 days’ notice to Mr. Pickett and an opportunity for Mr. Pickett, together with Mr. Pickett’s counsel, to be heard before the Board and, if reasonably possible, to cure the breach that is the alleged basis for cause) finding that, in the good faith opinion of the Board, Mr. Pickett was guilty of conduct constituting cause and specifying the particulars thereof in detail.

Under the agreement, “good reason” means (i) a material adverse change in Mr. Pickett’s position, authority, duties or responsibilities, (ii) a reduction in Mr. Pickett’s base salary or the taking of any action by us that would materially diminish the annual bonus opportunities of Mr. Pickett, (iii) the relocation of our principal executive offices by more than 50 miles from where such offices are located on the first day of employment or Mr. Pickett being based at any office other than our principal or hemisphere management executive offices, except for travel reasonably required in the performance of Mr. Pickett’s duties, (iv) a material breach of the agreement by us, or (v) the failure of a successor to us to assume the agreement.

If Mr. Pickett terminates employment for “good reason”, he shall provide written notice within 45 days of the occurrence of any such reduction, failure, change or breach upon which Mr. Pickett intends to base his resignation, and we shall have 45 days to remedy the reduction, failure, change or breach. If such reduction, failure, change or breach is not remedied, Mr. Pickett must terminate his employment within 120 days of occurrence of the condition for the termination to be considered “good reason”.

A “Change of control” shall have the same meaning as defined in Section 409A of the Internal Revenue Code. Under the agreement, “disability” means Mr. Pickett is (i) unable to perform substantially his duties for us with or without reasonable accommodation as a result of physical or mental impairment that is reasonably expected to last twelve months, as supported by a written opinion from Mr. Pickett’s physician and is (ii) receiving long-term disability benefits from our insured long-term disability plan.

Mr. Ahlstrom

We entered into an offer letter agreement with Mr. Ahlstrom, effective on August 20, 2018. In that agreement, we agreed to employ Mr. Ahlstrom as a Chief Financial Officer with a starting salary of $350,000, subject to increase from time to time, and annual short-term and long-term incentive target bonuses of 85.0% and 100.0% of base salary, respectively. In the case of Mr. Ahlstrom’s employment being terminated without cause or upon a change of control, he would participate in RigNet’s severance package that provides two weeks of base compensation for every year of service with a minimum of four weeks and a maximum of twenty-six weeks as well as one month of COBRA premiums at a maximum of $1,000 per month for every year of service up to a maximum of 6 months, paid in a lump sum payment. Mr. Ahlstrom would also receive “change of control” benefits in connection with outstanding equity awards pursuant to the provisions within our 2010 Omnibus Incentive Plan, as amended. The terms of “cause” and “change of control” are defined consistently with the same definition of those same terms described under Mr. Sullivan’s agreement below. In addition, he is subject to restrictive covenants of noncompetition and non-solicitation for a period of 12 months from his termination date.

Mr. Eastman

We entered into an offer letter agreement with Mr. Eastman, effective on September 11, 2017. In that agreement we agreed to employ Mr. Eastman as our Senior Vice President & General Counsel, wits a starting salary of $300,000, subject to increase from time to time, and annual short-term and long-term incentive target bonuses of 50% and 100% of base salary, respectively. Under the agreement, if we terminate Mr. Eastman’s employment without “cause” or Mr. Eastman terminates his employment with us for “good reason” within two years on or after a “change of control”, he is entitled to twelve months of salary continuation. The terms of “cause,” “good reason” and “change of control” are defined consistently with the same definition of those same terms described under Mr. Sullivan’s agreement below. In addition, he is subject to restrictive covenants of noncompetition and non-solicitation for a period of 12 months from his termination date.

Mr. Hilbert

We also entered into an offer letter agreement with Mr. Hilbert, effective on November 7, 2016. In that agreement, we agreed to employ Mr. Hilbert as a Senior Vice President, Sales with a starting salary of $275,000, subject to increase from time to time, and annual short-term and long-term incentive target bonuses of 40.0% and 90.0% of base salary, respectively. Under the agreement, if we terminate Mr. Hilbert’s employment without “cause” or Mr. Hilbert terminates his employment with us for “good reason” within two years on or after a “change of control”, he is entitled to (i) a lump sum cash severance in an amount equal to his then annual base salary; (ii) COBRA coverage for up to 12 months, with Mr. Hilbert responsible for the employee portion of premiums; and (iii) a pro-rated amount equal to the annual bonus at target that would have been paid to Mr. Hilbert had he remained employed through the end of the calendar year in which his employment terminates. The terms of “cause”, “good reason” and “change of control” are defined consistently with the same definition of those same terms described under Mr. Sullivan’s agreement above. In addition, he is subject to restrictive covenants of noncompetition and non-solicitation for a period of 12 months from his termination date.

Mr. Sullivan

We also entered into an offer letter agreement with Mr. Sullivan, effective on May 30, 2017. In that agreement, we agreed to employ Mr. Sullivan as a Chief Technology/Information Officer with a starting salary of $250,000, subject to increase from time to time, and annual short-term and long-term incentive target bonuses of 60.0% and 40.0% of base salary, respectively. Under the agreement, if we terminate Mr. Sullivan’s employment without “cause” or Mr. Sullivan terminates his employment with us for “good reason” within two years on or after a “change of control”, he is entitled to (i) a lump sum cash severance in an amount equal to one and a half times his then annual base salary. In addition, he is subject to restrictive covenants of noncompetition and non-solicitation for a period of 12 months from his termination date.

“Cause” is defined as any of the following: (i) a plea of guilty or nolo contendre, or conviction of a felony or a misdemeanor involving moral turpitude; (ii) any act of fraud or dishonesty with respect to any aspect of Company’s business including, but not limited to, falsification of Company records; (iii) failure to perform his duties (other than by reason of an illness or a disability); (iv) engagement in misconduct that is materially injurious to the Company (monetarily or otherwise); (v) breach any confidentiality, noncompetition or non-solicitation obligations to the Company; (vi) commencement of employment with an unrelated employer; (vii) material violation of any of the Company’s written policies, including but not limited to any harassment and/or non-discrimination policies; and (viii) gross negligence in the performance of his duties. The terms of “good reason” and “change of control” are defined consistently with the same definition of those same terms described under Mr. Pickett’s agreement above.

Ms. McDermott

Ms. McDermott has served in various leadership roles over our tax function since 2008. Pursuant to the terms of her offer letter base compensation may be increased from time to time. In her role, we award annual short-term and long-term incentive target bonuses of 40.0% and 70.0% of base salary, respectively. In the case of Ms. McDermott’s employment being terminated without cause or upon a change of control, she would participate in RigNet’s severance package that provides two weeks of base compensation for every year of service with a minimum of four weeks and a maximum of twenty-six weeks as well as one month of COBRA premiums at a maximum of $1,000 per month for every year of service up to a maximum of 6 months, paid in a lump sum payment. Ms. McDermott would also receive “change of control” benefits in connection with outstanding equity awards pursuant to the provisions within our 2010 Omnibus Incentive Plan, as amended. The terms of “cause” and “change of control” are defined consistently with the same definition of those same terms described under Mr. Sullivan’s agreement below. In addition, she is subject to restrictive covenants of noncompetition and non-solicitation for a period of 12 months from her termination date.

2019 Changes

The Board approved changes to Messrs. Ahlstrom, Eastman and Hilbert’s severance packages to align severance benefits and define benefits not addressed in their respective offer letter agreements. Unless otherwise provided for in an offer letter or employment agreement, Messrs. Ahlstrom, Eastman and Hilbert’s separation benefits were amended such that if we terminate the employee’s employment without “cause” or the employee terminates his employment with us for “good reason” within two years on or after a “Change of Control”, he is entitled to (i) twelve months of salary continuation; (ii) a pro-rated amount equal to the annual bonus at target that would have been paid had the employee remained employed through the end of the calendar year in which his employment terminates; and (iii) COBRA coverage for up to 12 months with the employee responsible for the employee portion of such coverage. Mr. Sullivan’s severance package was changed to provide COBRA coverage for up to 12 months with the Mr. Sullivan responsible for the employee portion of such coverage. Messrs. Ahlstrom, Eastman, Hilbert and Sullivan would also receive change of control benefits in connection with outstanding equity awards pursuant to the provisions within our 2010 Omnibus Incentive Plan, as amended.

2018 GRANTS OF PLAN-BASED AWARDS

		Estimated Future Payouts			Estimated Future Payouts			All Other Stock Awards: No. of Securities Underlying Stock /Unit Awards			Grant Date
		Under Non-equity Incentive Plan			Under Equity Incentive Plan				Option Awards		Fair Value of Stock Unit and Option Awards (4)
		(1)			Awards (2)				Number of Securities Underlying Options	Exercise Price Per Share (3)
	Grant Date	25.0% Threshold	100.0% Target	250.0% Maximum	20.0% Threshold	100.0% Target	300.0% Maximum
Name
Steven Pickett	3/7/18	-	-	-	-	-	-	13,557	-	-	$195,899
	3/7/18	-	-	-	3,390	16,946	50,838	-	-	-	244,870
	3/7/18	-	-	-	-	-	-	-	8,391	$13.50	59,912
		$123,675	$494,700	$1,236,750	-	-	-	-	-	-	-
Lee Ahlstrom (5)		23,205	92,820	232,050	-	-	-	-	-	-	-
Brad Eastman	3/7/18	-	-	-	-	-	-	8,386	-	-	121,178
	3/7/18	-	-	-	2,096	10,482	31,446	-	-	-	151,465
	3/7/18	-	-	-	-	-	-	-	5,190	$13.50	37,057
		37,500	150,000	375,000	-	-	-	-	-	-	-
Jay Hilbert	3/7/18	-	-	-	-	-	-	6,918	-	-	99,965
	3/7/18	-	-	-	1,730	8,648	25,944	-	-	-	124,964
	3/7/18	-	-	-	-	-	-	-	4,282	$13.50	30,573
		28,050	112,200	280,500	-	-	-	-	-	-	-
Brendan Sullivan	3/7/18	-	-	-	-	-	-	4,193	-	-	60,589
	3/7/18	-	-	-	1,048	5,241	15,723	-	-	-	75,732
	3/7/18	-	-	-	-	-	-	-	2,595	$13.50	18,528
		38,250	153,000	382,500	-	-	-	-	-	-	-
Tonya	2/1/18 (6)	-	-	-	-	-	-	6,993	-	-	105,804
McDermott	3/7/18	-	-	-	-	-	-	3,610	-	-	52,165
	3/7/18	-	-	-	903	4,513	13,539	-	-	-	65,213
	3/7/18	-	-	-	-	-	-	-	2,234	$13.50	15,951
		18,450	73,800	184,500	-	-	-	-	-	-	-

(1)	The STIP provides incentive compensation based on achievement of Management EBITDA and Consolidated Revenue financial metrics, subject to plan limitations, as discussed above under see “Determining the Amount of Each Element of Compensation for 2018 − Short-term Incentive Compensation” and is to be paid in stock for our NEOs in 2018.

(2)	For a discussion of the performance unit thresholds and measurement criteria see “Determining the Amount of Each Element of Compensation for 2018 – Long-Term Incentive Compensation“ above. These awards generally vest upon completion of the three-year performance period, or sooner if an individual’s employment ceases due to retirement, death, disability or change of control, and are payable on July 1st following the end of the performance period.

(3)	For a discussion of our methodology in determining the fair value of our common stock see Note 10, Stock-Based Compensation, to our audited financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2018.

(4)	Reflects the aggregate grant date fair value for equity awards granted in 2018 computed in accordance with FASB ASC Topic 718. Assumptions used in the determination of these amounts which represent grant date fair value are included in Note 10, Stock-Based Compensation, to our audited financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2018.

(5)	Mr. Ahlstrom was granted no stock awards in 2018. Mr. Ahlstrom’s STIP awards were determined based on base salary earned during his 2018 employment period.

(6)	Ms. McDermott served as our Interim Chief Financial Officer from February 21, 2018 through August 19, 2018 and was awarded a restricted stock unit award on February 21, 2018 to provide compensation for her additional workload and responsibility.

OUTSTANDING EQUITY AWARDS AT DECEMBER 31, 2018

Name	Option Awards					Stock and Unit Awards
	Number of Securities Underlying Unexercised Options - Exercisable (1)	Number of Securities Underlying Unexercised Options - Unexercisable		Option Exercise Price	Option Expiration Date	Number of Securities that have not Vested (1)		Market Value of Securities that have not Vested (2)	Incentive Unit Awards
									Number of Securities that have not Vested (3)	Market Value of Securities that have not Vested (2)
Steven Pickett	50,000	50,000	(4)	$ 12.60	5/27/26	7,859	(4)	$ 99,338	3,974	$ 50,231
	-	8,391	(6)	$ 13.50	3/7/25	9,303	(5)	117,590	10,990	138,914
						13,557	(6)	171,360	16,946	214,197
Lee Ahlstrom	-	-		-		-		-	-	-
Brad Eastman	-	5,190	(6)	13.50	3/7/25	8,386	(6)	105,999	10,482	132,492
Jay Hilbert	3,750	3,750	(7)	14.55	11/7/26	3,750	(7)	47,400	-	-
						4,748	(5)	60,015	5,608	70,855
	-	4,282	(6)	13.50	3/7/25	6,918	(6)	87,444	8,648	109,311
Brendan Sullivan	-	2,595	(6)	13.50	3/7/25	4,193	(6)	53,000	5,241	66,246
Tonya McDermott	2,308	-	(8)	47.17	3/5/24	475	(9)	6,004	-	-
	3,237	1,079	(9)	33.20	3/4/25	2,418	(5)	30,564	2,855	36,087
	-	2,234	(6)	13.50	3/7/25	3,610	(6)	45,630	4,513	57,044
						5,150	(10)	65,096
						4,000	(11)	50,560
						6,993	(12)	88,392

(1)	The option and stock awards reflected in the table above generally vest as to one-fourth of the total number of shares on the first, second, third and fourth year anniversary of the date of award or first vesting date specified in the award agreement, except for the awards noted in (7) below which vest in full on a specific future date and (3) which vest based on achievement of performance measures over three years.
(2)	Based on the closing price of our common stock on December 31, 2018 of $12.64.
(3)	Incentive unit awards represent the target units to be awarded for the achievement of target performance thresholds over a three-year period, are earned each annual performance period, and are payable on July 1st following the final performance period or sooner if an individual’s employment ceases due to retirement, death, disability or change of control. Awards have a potential for a three times payout.
(4)	The date of the award was June 2, 2016, with the initial one-fourth vesting on May 31, 2017 and one-fourth annually thereafter.
(5)	The date of the award was March 15, 2017, with the initial one-fourth vesting on March 19, 2018 and one-fourth annually thereafter.
(6)	The date of the award was March 7, 2018, with the initial one-fourth vesting on March 7, 2019 and one-fourth annually thereafter.
(7)	The date of the award was November 7, 2016, with the initial one-fourth vesting on November 7, 2017 and one-fourth annually thereafter.
(8)	The date of the award was March 5, 2014.
(9)	The date of the award was March 4, 2015, with the initial one-fourth vesting on May 15, 2016 and one-fourth annually thereafter.
(10)	The date of the award was March 10, 2016, with the initial one-fourth vesting on March 19, 2017.
(11)	The date of the award was March 10, 2016, with the full vesting on March 19, 2019.
(12)	The date of the award was February 21, 2018 with one-half vesting on February 21, 2019 and the remainder on February 21, 2020.

OPTION EXERCISES AND VESTING OF RESTRICTED STOCK

The following table contains information about the exercise of stock options by, and vesting of restricted stock for our NEOs during 2018, which includes the vesting of restricted stock issued related to the 2017 STIP.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise	Value Realized on Exercise (1)	Number of Shares Acquired on Vesting	Value Realized on Vesting (2)
Steven Pickett	-	$ -	35,460	$ 494,849
Lee Ahlstrom	-	-	-	-
Brad Eastman	-	-	-	-
Jay Hilbert	-	-	8,434	120,296
Brendan Sullivan	-	-	5,809	74,936
Tonya McDermott	8,326	28,297	9,754	127,400

(1)	Value realized on exercise represents the difference between the sales price obtained on the sale of shares and the exercise price per share, multiplied by the number of shares sold in each exercise transaction.

(2)	Value represents the closing price per share of our stock on the vesting date, multiplied by the gross number of shares vested.

PENSION BENEFITS

We do not provide pension benefits for our NEOs or other employees. Retirement benefits are provided through the Savings Plan discussed below.

NON-QUALIFIED DEFERRED COMPENSATION

We do not have a non-qualified deferred compensation plan. Our 401(k) plan is a deferred compensation arrangement that is a qualified plan under section 401(a) of the Internal Revenue Code (the “Code”) (“The Savings Plan”). During 2018, we reestablished a company-match within our 401(k) plan at a maximum of 4.0% provided the employee contributes at least 5% of their cash compensation.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE OF CONTROL

Payments Made Upon Termination

Regardless of the manner in which an executive officer’s employment terminates, the executive will be entitled to receive amounts earned (but unpaid) during his term of employment. Such amounts include:

●	earned, but unpaid base salary;
●	unused vacation pay; and
●	amounts contributed and vested through our 401(k) plan (including any Company matching contributions).

If provided for in the executive’s employment agreement and their separation is the result of death or disability, the executive or his or her estate shall receive the above benefits, any long-term disability benefits and certain unvested equity awards shall immediately vest and become exercisable.

The employment agreements with each of our executives also provide certain benefits if their employment is terminated under various circumstances. See above under “Employment Agreements” for a description of those circumstances and the benefits to which the NEOs are entitled. Employees who do not have employment terms to the contrary participate in RigNet’s severance package that provides two weeks of base compensation for every year of service with a minimum of four weeks and a maximum of twenty-six weeks as well as one month of COBRA premiums at a maximum of $1,000 per month for every year of service up to a maximum of 6 months, paid in a lump sum payment with separation pay.

Excise Taxes

For all NEOs if any benefits payable or otherwise provided under each named executive officer’s employment agreement would be subject to the excise tax imposed by Section 4999 of the Code (the “Excise Tax”), we will not pay or otherwise reimburse the executive for such Excise Tax and any related taxes, fees or penalties thereon.

Quantification of Payments on Termination

The chart below reflects the amount of compensation payable to each of our NEOs in the event of termination of such executive’s employment pursuant to his employment agreement and our stock compensation plans. The amount of compensation payable to each executive officer upon voluntary termination with “Good Reason,” involuntary termination other than for “Cause,” termination following a “Change of Control” and the occurrence of the “Disability” or death of the executive is shown below. The amounts shown are calculated assuming that such termination was effective as of December 31, 2018, and thus include amounts earned through such time (other than amounts payable pursuant to our 401(k) plan) and are estimates of the amounts, which would be paid out to the executives upon their termination. The actual amounts to be paid out may only be determined at the time of the executive’s actual separation from us.

During 2019, the Board approved changes to NEO severance benefits as discussed above under “2019 Changes - Employment Agreements.

Post-Employment Compensation Table

Name	Severance Payment	Early Vesting of Equity Awards (1)	Health & Welfare Benefits (2)	Total Benefit
Steven Pickett
Change of Control	$ 2,026,367	$ 437,372	$ 80,921	$ 2,544,660
Other than Cause or for Good Reason (3)	2,026,367	49,084	80,921	2,156,372
Disability or Death	47,567	390,288	-	437,855
Lee Ahlstrom
Change of Control	32,139	-	-	32,139
Other than Cause or for Good Reason (3)	32,139	-	-	32,139
Disability or Death	5,216	-	-	5,216
Brad Eastman
Change of Control	313,846	16,027	1,000	330,873
Other than Cause or for Good Reason (3)	313.846	16,027	1,000	330,873
Disability or Death	13,846	-	-	13,846
Jay Hilbert
Change of Control	279,519	20,110	2,000	300,629
Other than Cause or for Good Reason (3)	279,519	20,110	2,000	300.629
Disability or Death	24,519	-	-	24,519
Brendan Sullivan
Change of Control	442,327	8,014	1,000	451,341
Other than Cause or for Good Reason (3)	442,327	8,014	1,000	451,341
Disability or Death	21,577	-	-	21,577
Tonya McDermott
Change of Control	87,992	10,403	6,000	104,395
Other than Cause or for Good Reason (3)	87,992	10,403	6,000	104,395
Disability or Death	17,031	-	-	17,031
(1)	See the table of Outstanding Equity Awards as of December 31, 2018 presented earlier in this section of this proxy statement.
(2)	This column includes any applicable Cobra premiums paid for the executive and agreed upon outplacement services.
(3)	Termination assumes there has not been a change of control event within the prior two years.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis included in this proxy statement with management and, based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement.

Submitted By:

Compensation Committee

Keith Olsen, Chairman James H. Browning Ditlef de Vibe Kevin O’Hara

This Report of the Compensation Committee is not “soliciting material” and shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, as amended, except to the extent the Company specifically incorporates this report by reference, and shall not otherwise be deemed filed under such Acts.

SECURITY OWNERSHIP

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth as of March 14, 2019, the number of shares beneficially owned by: (i) each person who is known to us to beneficially own more than 5.0% of the Company’s common stock; (ii) the current directors and nominees of our Board; (iii) each named executive officer included in the Summary Compensation Table; and (iv) all current directors and executive officers as a group. As noted in the footnotes to the table below, we obtained certain information in the table from filings made with the SEC. Unless otherwise noted in the footnotes to the table below, to our knowledge each beneficial owner has sole voting power and sole investment power, subject to community property laws for individuals that may apply to create shared voting and investment power. Unless indicated in the footnotes below, the address of each beneficial owner is c/o RigNet, Inc., 15115 Park Row Boulevard, Suite 300, Houston, Texas 77084-4947.

Except as otherwise noted in the table below, we calculated the percentage of shares outstanding based on 19,471,316 shares of common stock outstanding on March 14, 2019. In accordance with SEC regulations, we also include (i) shares subject to options that are currently exercisable or will become exercisable within 60 days of March 14, 2019, and (ii) shares issuable upon settlement of restricted stock units that are vested, or will become vested within 60 days of March 14, 2019. Those shares are deemed to be outstanding and beneficially owned by the person holding such option or restricted stock unit for the purpose of computing the percentage ownership of that person, but they are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

Security Ownership Table

Directors / Nominees	Stock	Total	%	All Executive Officers	Stock	Total	%
James H. Browning (1)	31,428 Ŧ	38,055	*	Steven Pickett (2)	27,904 Λ	115,099	*
Mattia Caprioli	- Ŧ	-	*	Lee Ahlstrom (3)	- Λ	6,639	*
Ditlef de Vibe (1)	23,218 Ŧ	29,845	*	Brad Eastman (4)	3,368 Λ	16,805	*
Kevin Mulloy (1)	6,177 Λ	12,804	*	Jay Hilbert (5)	8,004 Λ	20,447	*
Kevin O’Hara (1)	39,913 Ŧ	46,540	*	Brendan Sullivan (6)	1,146 Λ	12,731	*
Keith Olsen (1)	18,487 Ŧ	25,114	*	James Barnett, Jr.	1,481 Λ	1,481	*
Gail P. Smith (1)	1,790 Λ	8,417	*	Edward Traupman (7)	8,484 Λ	19,845	*
Brent K. Whittington (1)	33,828 Ŧ	40,455	*	Tonya McDermott (8)	14,396 Λ	36,784	*

5% Beneficial Owners	Stock	Total	%	All Directors and Executives	Stock	Total	%
Digital Oilfield Investments LP (9)	5,000,254	5,000,254	25.8%	As a group (16 persons)	219,627	431,061	2.4%
FMR LLC (10)	2,911,679	2,911,679	15.0%	Ŧ Meets or exceeds executive equity ownership requirements
ArrowMark Colorado Holdings LLC (11)	2,530,682	2,530,682	13.0%	Λ Within transition period for equity ownership requirements

*	Less than 1%
(1)	Includes 6,627 restricted stock units, which are exercisable or vest within 60 days of March 14, 2019.
(2)	Includes 47,248 shares issued March 20, 2018 for the 2018 STIP payout, less 18,640 shares withheld for taxes; 52,097 shares of stock subject to options and 6,490 restricted stock units, which are exercisable or will vest within 60 days of March 14, 2019.
(3)	Includes 11,301 shares issued March 20, 2018 for the 2018 STIP payout, less 4,662 shares withheld for taxes.
(4)	Includes 13,594 shares issued March 20, 2018 for the 2018 STIP payout, less 3,550 shares withheld for taxes; 1,297 shares of stock subject to options and 2,096 restricted stock units, which are exercisable or vest within 60 days of March 14, 2019.
(5)	Includes 6,124 shares issued March 20, 2018 for the 2018 STIP payout, less 1,813 shares withheld for taxes; 4,820 shares of stock subject to options and 3,312 restricted stock units, which are exercisable or vest within 60 days of March 14, 2019.
(6)	Includes 13,446 shares issued March 20, 2018 for the 2018 STIP payout, less 3,558 shares withheld for taxes; 649 shares of stock subject to options and 1,048 restricted stock units, which are exercisable or vest within 60 days of March 14, 2019.
(7)	Includes 8,874 shares issued March 20, 2018 for the 2018 STIP payout, less 2,487 shares withheld for taxes; 2,726 shares of stock subject to options and 2,248 restricted stock units, which are exercisable, or vest within 60 days of March 14, 2019.
(8)	Includes 6,889 shares issued March 20, 2018 for the 2018 STIP payout, less 2,858 shares withheld for taxes; 6,103 shares of stock subject to options, 475 shares of restricted stock and 11,779 restricted stock units, which are exercisable or vest within 60 days of March 14, 2019.

(9)	Based on Form 4 filed with the SEC on August 31, 2018, the 5,000,254 shares of Common Stock are held directly by Digital Oilfield Investments LP, a wholly owned subsidiary of Kohlberg Kravis Roberts & Co. As disclosed, each of Digital Oilfield Investments GP Limited, KKR European Fund III Limited Partnership, KKR Associates Europe III Limited Partnership, KKR Europe III Limited, KKR Fund Holdings L.P., KKR Group Holdings Corp., KKR Fund Holdings GP Limited, KKR Group Holdings L.P., KKR Group Holdings GP Limited, KKR Management LLC, KKR & Co, Inc., Henry R. Kravis and George R. Roberts have voting and dispositive power over all the securities held directly by Digital Investments LP and may be deemed to be the beneficial owner of the securities held directly by Digital Oilfield Investments LP, and each disclaims beneficial ownership of the securities. The address of each such beneficial owner (except Mr. Roberts) is c/o Kohlberg Kravis Roberts & Co. L. P., 9 West 57th Street, Suite 4200, New York, NY 10019. The address of Mr. Roberts is c/o Kohlberg Kravis Roberts & Co. L. P., 2800 Sand Hill Road, Suite 200, Menlo Park, CA 94025.
(10)	Based on Amendment No. 3 to Schedule 13G filed with the SEC on February 13, 2019, FMR LLC (“FMR”) reported that it, Abigail P. Johnson and members of the Johnson family have sole voting power over 99,900 shares, shared power to vote and dispose of none of the shares, and sole dispositive power as to 2,911,679 shares. Abigail P. Johnson is a director, the Chairman, and the Chief Executive Officer of FMR. Members of the Johnson family, including Abigail P. Johnson, directly or through trusts represent 49.0% of the voting power of FMR, and have entered into a voting agreement with other shareholders forming a controlling group with respect to FMR, LLC. The Schedule 13G further states neither FMR nor Abigail P. Johnson has the sole power to vote or direct the voting of the shares owned directly by the various investment companies registered under or advised by Fidelity Management & Research Company (FMR Co), a wholly owned subsidiary of FMR. The address for each such beneficial owner is 245 Summer Street, Boston, Massachusetts 02210.
(11)	Based on Amendment No. 5 to Schedule 13G filed with the SEC on February 14, 2019, ArrowMark Colorado Holdings LLC, formerly Asset Management, LLC reported that it has sole dispositive and voting power as to all such shares. The address for ArrowMark Colorado Holdings LLC is 100 Fillmore Street, Suite 325, Denver, Colorado 80206.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our NEOs and directors and persons who beneficially own more than ten percent of our common stock to file reports of ownership and changes in ownership concerning our common stock with the SEC and to furnish us with copies of all Section 16(a) forms they file. Based solely upon our review of the Section 16(a) filings that have been received by us and representations made to us by our executive officers and directors, we believe that all filings required to be made under Section 16(a) during 2018 were made timely except for one transaction for Mr. Whittington which was filed eleven days late, one transaction for Ms. McDermott which was filed 160 days late, one transaction each for Messrs. Pickett, Hilbert, Sullivan, Traupman, and Carter which was filed 164 days late and one additional transaction for Mr. Carter which was filed one day late.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

The table below sets forth the following information as of the end of December 31, 2018 for (i) all compensation plans previously approved by our stockholders and (ii) all compensation plans not previously approved by our stockholders.

Plan category	Number of securities to be issued upon exercise of outstanding options (a)	Weighted-average exercise price of outstanding options	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a) (1)
Equity compensation plans approved by security holders	323,981	$ 20.41	2,175,468
Equity compensation plans not approved by security holders	-	-	-
Total	323,981	$ 20.41	2,175,468

(1)	Represents shares available under the 2010 Omnibus Incentive Plan, as amended. No additional shares will be awarded under the RigNet, Inc. 2006 Long-Term Incentive Plan.

In addition to our 2010 Omnibus Incentive Plan, we maintain the RigNet, Inc. 2006 Long-Term Incentive Plan, which was approved by our stockholders. We do not maintain any equity compensation plans that have not been approved by our stockholders.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Kohlberg Kravis Roberts & Co. L.P.

The Company has a reseller arrangement with Darktrace, which is an artificial intelligence company in cybersecurity that is partially owned by KKR, a significant stockholder of the Company. Under the arrangement, the Company will sell Darktrace’s cybersecurity audit services with the Company’s cybersecurity offerings.  In the year ended December 31, 2018, the Company purchased $0.1 million from Darktrace in the ordinary course of business.

Vissim AS

Vissim AS has participated in a competitive request for quote from RigNet in the ordinary course of business. Vissim AS is 24% owned by AVANT Venture Capital AS. AVANT Venture Capital is owned by and has as its chairman of its board one of our board members. Although no amounts were spent with Vissim AS in the year ended December 31, 2018, in the future the Company may spend money with this potential vendor.

Review and Approval of Related Party Transactions

Under our Policy Governing Related Person Transactions, our employees, officers and directors are discouraged from entering into any transaction that may cause a conflict of interest for us. In addition, they must report any potential conflict of interest, including related party transactions, to their managers or our general counsel, who then reviews and summarizes the proposed transaction for our Audit Committee. Pursuant to its charter, our Audit Committee must then approve any related-party transactions, including those transactions involving our directors. In approving or rejecting such proposed transactions, the Audit Committee considers the relevant facts and circumstances available and deemed relevant to the Audit Committee, including the material terms of the transactions, risks, benefits, costs, availability of other comparable services or products and, if applicable, the impact on a director’s independence. Our Audit Committee will determine whether to approve only those transactions that, in light of known circumstances, are in, or are not inconsistent with, our best interests, as our Audit Committee determines in the good faith exercise of its discretion. A copy of our Code of Ethics and Business Conduct and Audit Committee charter may be found at our corporate website http://investor.rig.net/code-ethics-and-business-conduct-2.

ADDITIONAL INFORMATION

Stockholder Proposals and Nominations for the 2020 Annual Meeting

Any stockholder who intends to present a proposal for inclusion in our 2020 proxy statement and form of proxy must submit the proposal, in writing, so that our Corporate Secretary receives it at our principal executive offices, located at 15115 Park Row Boulevard, Suite 300, Houston, Texas 77084-4947, by December 10, 2019, which is 120 days prior to the one-year anniversary of the date this proxy statement is being sent to our stockholders. Any stockholder who wishes to bring a proposal or nominate a person for election to our Board at the 2020 Annual Meeting of Stockholders must provide written notice of the proposal or nomination to our Corporate Secretary, at our principal executive offices, between January 9, 2020 and February 7, 2020, which is 90 to 120 days prior to the one-year anniversary of the upcoming annual meeting. In addition, our stockholders must comply with the requirements of the SEC related to nominations and stockholder proposals and the procedural requirements in our bylaws, which stockholders can obtain from us upon request and which are also on file with the SEC or available on our website at http://investor.rig.net/amended-and-restated-bylaws-0.

Our Bylaws provide that if a stockholder wishes to nominate a person for election as director (which is separate from simply recommending someone to be considered by our Corporate Governance and Nominating Committee for inclusion on the Company’s slate of directors) or to propose other business to be considered at one of our annual meetings of stockholders, that stockholder must follow the procedures contained in our bylaws and satisfy the requirements of Regulation 14A of the Exchange Act. The stockholder proposing such business or making such nomination must be a stockholder of record of our Company on the date the nomination is delivered to our Corporate Secretary and at the time of our annual meeting and be entitled to vote at the annual meeting. The proposal or nomination must be received by our Corporate Secretary at our principal executive offices not less than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the first anniversary of the preceding year’s annual meeting, except that if the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, notice by the stockholder must be delivered not earlier than the close of business 120 days prior to the annual meeting and no later than 90 days prior to such annual meeting or 10 days following our first public announcement of the date of the annual meeting. In addition, if the number of directors to be elected to our Board at an annual meeting is increased and there is no public announcement by us naming all of the nominees for director or specifying the size of the increased Board at least 100 days prior to the first anniversary of the preceding year’s annual meeting, a stockholder’s nomination shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it is delivered to our Corporate Secretary at our principal executive offices not later than the close of business on the 10th day following the day on which we first make such public announcement. These time periods are designed to allow us time to adequately consider all proposals and nominees.

To be considered, each nomination must include the following information:

●	all information relating to the nominee that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to and in accordance with Section 14 of the Exchange Act and the rules and regulations promulgated thereunder;

●	the nominee’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected;

●	a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three years, and any other material relationships, between or among the nominating stockholder and beneficial owner, if any, and their respective affiliates and associates, or others acting in concert with them, on the one hand, and each proposed nominee, and his or her respective affiliates and associates, or others acting in concert with him, on the other hand, including, all information that would be required to be disclosed pursuant to Rule 404 promulgated under Regulation S-K if the stockholder making the nomination and any beneficial owner on whose behalf the nomination is made, if any, or any of their respective affiliates or associates or persons acting in concert with any such person, were the “registrant” for purposes of such rule and the nominee were a director or executive officer of such registrant;

●	a written questionnaire with respect to the background and qualification of the nominee and the background of any other person or entity on whose behalf the nomination is being made, the form of which questionnaire will be provided by our Corporate Secretary upon written request; and

●	a written representation and agreement, in the form provided by our Corporate Secretary upon written request, that the nominee is not and will not become a party to any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how the nominee, if elected as a director, will act or vote on any issue or question that has not been disclosed to us or that could limit or interfere with the nominee’s ability to comply, if elected as a director, with the nominee’s fiduciary duties under applicable law, is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than us with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as our director that has not been disclosed to us, and in the nominee’s individual capacity and on behalf of any person or entity on whose behalf the nomination is being made, would be in compliance, if elected as our director, and will comply with all of our applicable publicly disclosed corporate governance, conflict of interest, confidentiality and stock trading policies and guidelines.

The proposing stockholder must also include such other information as we may reasonably require or that is otherwise reasonably necessary to determine the eligibility of such proposed nominee to serve as a director of the Company, to determine whether such nominee qualifies as an “independent director” or “audit committee financial expert” under applicable law, securities exchange rule or regulation, or any of our publicly-disclosed corporate governance guidelines or committee charters; including our Policy Governing Director Qualifications and Nominations, and that could be material to a reasonable stockholder’s understanding of the independence and qualifications, or lack thereof, of such nominee

To be considered, proposals for business to be considered by our stockholders at an annual meeting, other than the nomination of persons for election as directors, must include the following information:

●	a brief description of the business desired to be brought before the annual meeting;

●	the reasons for conducting such business at the annual meeting;

●	the text of the proposal or business, including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend our Bylaws, the language of the proposed amendment;

●	any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made;

●	a description of all agreements, arrangements and understandings between such stockholder and beneficial owner, if any, and any other person or persons, including their names, in connection with the proposal of such business by such stockholder; and

●	as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made:

—	the name and address of such stockholder, as they appear on our books, and of such beneficial owner, if any,

—	the class or series and number of shares of our capital stock that are, directly or indirectly, owned beneficially and of record by such stockholder and by such beneficial owner,

—	any option, warrant, convertible security, stock appreciation right, or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of our capital stock, whether or not such instrument or right shall be subject to settlement in the underlying class or series of our capital or otherwise directly or indirectly owned beneficially by such stockholder and by such beneficial owner, if any,

—	any other direct or indirect opportunity held or owned beneficially by such stockholder and by such beneficial owner, if any, to profit or share in any profit derived from any increase or decrease in the value of our shares,

—	any proxy, contract, arrangement, understanding, or relationship pursuant to which such stockholder or beneficial owner, if any, has a right to vote any shares of any of our securities,

—	any short interest in any of our securities,

—	any right to dividends on our shares of capital stock owned beneficially by such stockholder or such beneficial owner, if any, which right is separated or separable from the underlying shares,

—	any proportionate interest in shares of our capital stock or derivative instrument held, directly or indirectly, by a general or limited partnership in which such stockholder or such beneficial owner, if any, is a general partner or with respect to which such stockholder or such beneficial owner, if any, directly or indirectly, beneficially owns an interest in a general partner, and

—	any performance-related fees, other than an asset-based fee, to which such stockholder or such beneficial owner, if any, is entitled to based on any increase or decrease in the value of our shares or derivative instruments, if any, in each case with respect to the information required to be included in the notice.

Such information must include any such interests held by members of such stockholder’s or such beneficial owner’s immediate family sharing the same household. All such information must be supplemented by such stockholder and such beneficial owner, if any, not later than 10 days after the record date for the Annual Meeting to disclose such ownership as of the record date, 10 days before the Annual Meeting date, and immediately prior to the commencement of the Annual Meeting, by delivery of such supplemented information to our Corporate Secretary. Such information shall also include any other information relating to such stockholder and beneficial owner, if any, that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitation of proxies for election of directors in a contested election pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder, a representation that the stockholder is a holder of record of our stock entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such business or nomination, and a representation whether the stockholder or the beneficial owner, if any, intends or is part of a group that intends to deliver a proxy statement and/or form of proxy to holders of at least the percentage of our outstanding capital stock required to approve or adopt the proposal or elect the nominee or otherwise to solicit proxies from stockholders in support of such proposal or nomination.

Where You May Find More Information About Us

We file annual, quarterly and current reports and proxy statements with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at www.sec.gov. You may also read and copy any document that we file with the SEC at the SEC’s Public Reference Room at 100 F Street, NE, Washington, D.C. 20549. You can call the SEC at 1-800-SEC-0330 for further information on the public reference room and its copy charges. We maintain a website at http://investor.rig.net/financial-information/sec-filings, where we post our SEC filings. All references to websites included herein are inactive textual references and nothing contained on any such websites shall be deemed incorporated by reference into this proxy statement.

You may request copies of our filings, including any documents incorporated by reference in this proxy statement as described below, without charge, by calling our Investor Relations representative at (281) 674-0100 or write to Investor Relations, 15115 Park Row Boulevard, Suite 300, Houston, Texas 77084-4947.

If you would like to request documents from us, please do so at least five business days before the date of the Annual Meeting in order to receive timely delivery of the documents before the Annual Meeting. If you request any incorporated documents from us, we will mail them to you by first class mail or other equally prompt means within one business day of receipt of your request, provided that we will not mail any exhibits to the information that is incorporated by reference unless such exhibits are specifically incorporated by reference into the information that this proxy statement incorporates.

You should rely only on the information contained or incorporated by reference in this proxy statement to vote your shares at the Annual Meeting. We have not authorized anyone to provide you with information that is different from what is contained or incorporated by reference in this proxy statement.

The information contained in this document or any document incorporated by reference herein speaks only as of the date indicated on the cover of this document or the document incorporated by reference unless the information specifically indicates that another date applies.

Householding

SEC rules allow us, subject to certain conditions, to send only one proxy statement and annual report or notice to two or more shareholders who share the same last name and address. This “householding” rule provides greater convenience for our shareholders and cost savings for us by reducing the number of duplicate documents that households receive. Also, this allows us to be more environmentally friendly by reducing the unnecessary use of materials. Please note that each shareholder will continue to receive a separate proxy card, which will allow each individual to vote independently. If you wish to receive an additional copy of our annual report or proxy statement this year, you may obtain one by calling RigNet Investor Relations at 281-674-0100 or by writing to our Corporate Secretary at RigNet, Inc., 15115 Park Row Boulevard, Suite 300, Houston, Texas 77084-4947.

Shareholders who wish to revoke consent to householding so each shareholder at their address can receive an individual copy of our proxy statement and annual report in the future may call Broadridge Investor Communication Services toll free at 1-866-540-7095 or write to Broadridge Investor Communication Services, Householding Department, 51 Mercedes Way Edgewood, New York 11717.

OTHER MATTERS FOR 2019 ANNUAL MEETING

As of the date of this proxy statement, our Board knows of no matters to be acted upon at the Annual Meeting other than the proposals included in the accompanying notice and described in this proxy statement. If any other matter requiring a vote of stockholders arises, including a question of adjourning the Annual Meeting, the persons named as proxies in the accompanying proxy card will have the discretion to vote thereon according to their best judgment of what they consider to be in the best interests of our Company. The accompanying proxy card confers discretionary authority to take action with respect to any additional matters that may come before the Annual Meeting or any adjournment or postponement thereof.

PROPOSALS

PROPOSAL ONE: ELECTION OF DIRECTORS

Members of our Board are elected each year at the annual meeting of stockholders. Each of our current Board members has been nominated to stand for re-election at the Annual Meeting. Our Corporate Governance and Nominating Committee, consisting solely of independent directors, recommended the directors for nomination by our full Board. Based on that recommendation, our Board has nominated nine directors for election at the Annual Meeting.

Nominees

The following nine directors have all been nominated to serve on our Board until the 2020 Annual Meeting of Stockholders: James H. Browning, Mattia Caprioli, Ditlef de Vibe, Kevin Mulloy, Kevin J. O’Hara, Keith Olsen, Steven E. Pickett, Gail P. Smith and Brent K. Whittington. Each of the nominees has consented to serve as a director if so elected. Each nominee who is elected to our Board will serve in such capacity until his or her term expires or his successor has been duly elected and qualified or, if earlier, until such director dies, resigns or is removed.

Directors will be elected by a majority of the votes cast at the Annual Meeting. Any current director who does not receive a majority of “For” votes at the Annual Meeting must tender his or her resignation to the Board in accordance with the Board’s majority vote resignation policy, which is described in our bylaws. Abstentions and broker non-votes with respect to the election of each of the director nominees, will not be counted and will have no effect on the outcome of this proposal.

Our Board recommends that you vote

“FOR” the election of each of the nominated directors.

PROPOSAL TWO: RATIFICATION OF INDEPENDENT AUDITORS

The Audit Committee has selected Deloitte & Touche LLP, an independent registered public accounting firm, to audit our consolidated financial statements for fiscal year 2019. Deloitte & Touche LLP has served as our independent auditors since 2007. We are asking the stockholders to ratify the appointment of Deloitte & Touche LLP as our independent auditors for the fiscal year ending December 31, 2019. The Audit Committee selected Deloitte & Touche LLP in accordance with its charter.

The submission of this matter for ratification by stockholders is not legally required; however, the Audit Committee and Board believe that such submission is consistent with best practices in corporate governance and is an opportunity for stockholders to provide direct feedback on an important issue of corporate governance. If the selection is not ratified, the Audit Committee will consider whether it is appropriate to select another independent registered public accounting firm. The Audit Committee continually monitors the services and fees of the independent auditors and even if the selection is ratified, the Audit Committee in its discretion may select different auditors at any time during the year if it determines that such a change would be in the best interests of our Company and our stockholders.

The Audit Committee has approved all services provided by Deloitte & Touche LLP. A representative of Deloitte & Touche LLP is expected to be present at the Annual Meeting, will have the opportunity to make a statement, and is expected to be available to respond to appropriate questions you may ask.

Fees Paid to Independent Auditors

The following table reflects fees for professional audit services rendered by Deloitte & Touche LLP for the audit of our financial statements for the years ended December 31, 2018 and 2017 and fees billed for other services.

	2018	2017
Audit Fees (1)	$ 1,637,000	$ 1,614,000
Audit Related Fees (2)	77,000	39,000
Tax Fees (3)	462,000	282,000
All Other Fees (4)	2,000	2,000
Total	$ 2,178,000	$ 1,927,000

(1)	Audit Fees consist of professional services and related expenses for the review of interim financial statements, the audit of our annual financial statements and statutory financial audits outside of our annual financial statements.

(2)	Audit related fees include professional services and related expenses for services in connection with merger and acquisition activity.

(3)	Tax Fees include professional services for tax return preparation, tax advisory services and income tax audit support.

(4)	Fees include subscription costs.

Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services

Pursuant to its charter, the Audit Committee of our Board is responsible for reviewing and approving, in advance, any audit and any permissible non-audit engagement between the Company and its independent auditors. Deloitte & Touche LLP’s engagement to conduct the audit of RigNet, Inc. for fiscal 2018 was approved in advance by the Audit Committee on July 31, 2018. All (100.0%) of the services covered in the table above were approved by the Audit Committee and none were provided under the de minimis exception of Section 10A of the Exchange Act.

We have been advised by Deloitte & Touche LLP that substantially all of the work done in conjunction with its audit of the Company’s financial statements for the most recently completed fiscal year was performed by full-time employees and partners of Deloitte & Touche LLP. The Audit Committee has determined that the provision of services rendered for all other fees, as described above, is compatible with maintaining independence of Deloitte & Touche LLP.

Proposal No. 2 must be approved by a majority of the votes cast on the proposal. As approval of auditors is a routine matter on which brokers may vote without instructions, broker non-votes will not affect the outcome of the vote on this proposal as none are expected to occur and abstentions will have no effect on this proposal under Delaware law as they are not votes cast. If the selection of Deloitte & Touche LLP is not ratified accordingly, our Board will consider whether we should select another independent registered public accounting firm as our auditors.

Our Board recommends that you vote

“FOR” the ratification of Independent Public Accountants.

PROPOSAL THREE: APPROVE THE RIGNET, INC. 2019 OMNIBUS INCENTIVE PLAN

The Board of Directors has adopted, and recommends that the stockholders approve, the RigNet, Inc. 2019 Omnibus Incentive Plan (the “2019 Plan”). The 2019 Plan permits the grant of options, stock appreciation rights, restricted stock, restricted stock units, performance stock awards, performance unit awards, annual cash incentive awards, other stock-based awards and cash-based awards (collectively “awards”). Stockholder approval of the 2019 Plan is required by NASDAQ rules. If we receive stockholder approval, the 2019 Plan will become effective as of May 8, 2019. If we do not receive stockholder approval, the 2019 Plan will not go into effect and our 2010 Omnibus Incentive Plan (the “2010 Plan”) will remain in effect and we may continue to make awards under the 2010 Plan until May 26, 2020, after which date no new awards may be granted under the 2010 Plan. A summary of the material terms of the 2019 Plan is provided below, which is qualified in its entirety by reference to the text of the 2019 Plan that is included in Annex A to this proxy statement.

Purpose of the 2019 Plan

As discussed in the Compensation Discussion and Analysis, annual and long-term incentive compensation plays an important part in our pay-for-performance philosophy. Incentive awards also help us remain competitive in retaining and attracting highly qualified employees upon whom, in large measure, the future growth and success of RigNet depend. In 2018, we granted equity compensation to approximately 13% of our employees throughout RigNet.

The purposes of the 2019 Plan are:

●	to optimize the profitability and growth of RigNet through annual and long-term incentives which are consistent with our goals and which link all or a portion of the compensation of employees and directors to the value of our common stock and thereby align the interests of employees and directors more closely with those of our stockholders;

●	to provide employees and directors with an incentive for excellence in individual performance;

●	to promote teamwork among our employees and directors; and

●	to replace the 2010 Plan, which will not permit the grant of new awards after May 26, 2020.

The 2019 Plan is further intended to provide flexibility to RigNet in its ability to motivate, attract and retain the services of employees and directors who make significant contributions to our success and to allow our employees and directors to share in the success of RigNet.

Approving the 2019 Plan would further these objectives by allowing us to continue to grant annual and long-term equity incentive compensation, including incentive stock options. If the 2019 Plan is not approved, we will continue to meet our long-term equity compensation needs under our existing 2010 Plan.

Highlights of Key Corporate Governance Practices and Provisions under the 2019 Plan

We believe that the 2019 Plan will promote the interests of our stockholders and is consistent with the principles of good corporate governance. The 2019 Plan includes the following practices and provisions.

●      Administered by an independent committee. Awards to executive officers will be administered by our Compensation Committee, which is composed entirely of independent directors who meet the SEC and NASDAQ standards for independence.

●      No “liberal” change in control definition. The change in control definition in the 2019 Plan is not “liberal” and, for example, would not occur merely upon stockholder approval of a transaction. A change in control must actually occur in order for the change in control provisions of the 2019 Plan to be triggered.

●      No “liberal” share counting with respect to all awards. The 2019 Plan prohibits the reuse of shares withheld or delivered to satisfy the exercise price of an option or stock appreciation right or to satisfy tax-withholding requirements of any award. Additionally, settlement of SARs in shares of stock will result in a reduction in shares available under the 2019 Plan in an amount equal to the number of shares subject to the SAR, regardless of the number of shares ultimately issued to settle the SAR upon exercise.

●      Cap on Compensation Paid to Non-Employee Directors. With respect to any single fiscal year, the aggregate dollar value of shares that may be granted or awarded to a single non-employee director may not exceed $300,000, with a limited exception for a non-executive chair or vice-chair of the Board.

●      No discounted stock options or SARs. All stock option and SAR awards under the 2019 Plan must have an exercise or base price that is not less than the fair market value of the underlying common stock on the date of grant.

●      No repricing of stock options or SARs. The 2019 Plan prohibits any repricing of stock options or SARs for shares or cash.

●      No tax gross ups. The 2019 Plan does not include any tax gross up provisions.

Shares Available for Issuance under the 2019 Plan

The shares issuable pursuant to awards granted under the 2019 Plan will be shares of common stock. The maximum number of shares that may be issued pursuant to awards under the 2019 Plan (the “Share Reserve”) is 2,175,000 (which was the number of shares available for issuance under the 2010 Plan as of December 31, 2018), subject to adjustment as described below. Any shares granted under the 2010 Plan after December 31, 2018 will reduce the number of shares available for grant under the 2019 Plan. The maximum number of shares that can be issued upon the exercise of incentive stock options is 2,175,000.

If any award granted under the 2019 Plan is forfeited or otherwise expires, terminates or is cancelled without the issuance of the shares in full, the shares covered by such awards (or the forfeited portion thereof) again will be available for future grant under the 2019 Plan. In addition, if any award granted under the 2010 Plan, is forfeited or otherwise expires, terminates or is cancelled without the issuance of the shares in full, the shares covered by such awards (or the forfeited portion thereof) will be added to and available for future grant under the 2019 Plan. For the avoidance of doubt, the following shares will count against the shares remaining available for use under the 2019 Plan: (i) shares withheld from an award granted under the 2019 Plan to satisfy tax withholding requirements; (ii) the full number of shares subject to an option granted under the 2019 Plan, even if the exercise price is satisfied through net-settlement or by delivering shares to RigNet; and (iii) the full number of shares subject to a stock appreciation right granted under the 2019 Plan (rather than the net number of shares actually delivered upon exercise).

If the 2019 Plan is approved, the 2019 Plan will become effective May 8, 2019 and no further awards will be made under any prior plans.

Determination of Number of Shares for the 2019 Plan

The Board and the Compensation Committee considered various factors, including potential burn rate, potential dilution or overhang and historical grant practices, in determining the number of shares to be available for issuance under the 2019 Plan.

We actively manage our long-term dilution by limiting the number of shares subject to equity awards that we grant annually, commonly expressed as a percentage of total shares outstanding and referred to as “burn rate.” Burn rate is a key measure of dilution that shows how rapidly a company is depleting its shares reserved for equity compensation plans, and differs from annual dilution because it does not take into account cancellations and other shares returned to the reserve. In order to calculate burn rate, we include the number of stock options granted in any given period, plus the number of full value shares earned during the period and divide the total by the weighted average common shares outstanding.

We have calculated the burn rate under the 2010 Plan for the past three years, as set forth in the following table (share numbers rounded and reported in thousands):

Year	Options Granted	Earned Full Value Shares	Total	Weighted Average Common Shares Outstanding	Burn Rate
2018	60	337	397	18,713	2.13%
2017	-	110	110	18,009	0.61%
2016	112	55	167	17,768	0.94%

An additional metric that we use to measure the cumulative impact of our equity program is potential dilution or overhang. We calculate this as (A) the number of shares subject to equity awards outstanding but not exercised or settled, plus (B) the number of shares available for future grant, divided by (C) the total common shares outstanding at the end of the year plus (A) and (B). Our potential dilution or overhang as of December 31, 2018 was 12.9% and our three-year average potential dilution or overhang for the three most recently completed years was 15.0%. As this proposal does not propose to increase the shares available for issuance pursuant to Company plans (but rather to transfer such shares from the 2010 Plan to the 2019 Plan) approval of this proposal should not have any material effect on the Company’s potential dilution or overhang.

The following are the factors that were material to the evaluation by the Board and Compensation Committee in determining acceptable and targeted levels of dilution: competitive data from relevant peer companies, the current and future accounting expense associated with our equity award practices, stockholder feedback and the influence of certain proxy advisory firms. Our equity programs are revisited at least annually and assessed against these and other factors.

We estimate based on historical grant information that the availability of 2,175,000 shares (subject to adjustment as described herein) under the 2019 Plan would provide a sufficient number of shares to enable us to continue to make awards at historical average annual rates for approximately four years. In approving the Share Reserve under the 2019 Plan, the Compensation Committee determined that reserving shares sufficient for four years of new awards at historical grant rates is in line with the practice of our peer companies.

Key Data on Outstanding Equity Awards and Shares Available for Future Awards

The following table summarizes the actual shares outstanding and shares remaining under the 2010 Plan (share numbers rounded) as of December 31, 2018 without giving effect to this Proposal 3. Our incentive compensation program grants are generally awarded in the first quarter of each year. The closing price of our common stock on December 31, 2018 was $12.64. As of December 31, 2018, there were 19,464,847 shares of our common stock issued and outstanding.

	Outstanding	Weighted Average Term (in years)	Weighted Average Exercise Price
Outstanding stock options as of December 31, 2018	324,000	6.37	$ 20.41
Outstanding full value awards as of December 31, 2018	411,000
Other outstanding equity awards as of December 31, 2018	-
Shares remaining available for future grant as of December 31, 2018 under the 2010 Plan	2,175,000
Proposed shares available for future awards under 2019 Plan (inclusive of shares available under the 2010 Plan)	2,175,000

Any grants made after December 31, 2018 under the 2010 Plan will be counted against and deducted on a share-for-share basis from the Share Reserve under the 2019 Plan. Upon approval of the 2019 Plan, all shares then remaining available for future awards under the 2010 Plan will be cancelled and no further grants will be made under the 2010 Plan. If for any reason the 2019 Plan is not approved by stockholders, the 2010 Plan reserve shares will not be cancelled and those shares will remain available for grant under the 2010 Plan as currently in effect.

Limits on Awards to Non-Employee Directors

With respect to any single fiscal year, the aggregate value of awards that may be granted or awarded to any single non-employee director pursuant to the 2019 Plan may not exceed $300,000 based on the aggregate grant date fair value of all awards granted to such non-employee director in such fiscal year (computed in accordance with applicable financial reporting rules). The Board may make exceptions to this limit for a non-executive Chair or Vice Chair of the Board, as the Board may determine in its discretion, provided that the aggregate grant date fair value of all awards granted to the Chair or Vice-Chair cannot exceed $400,000 in any single fiscal year.

Administration and Eligibility

The 2019 Plan will be administered by the Compensation Committee, except that the Board will administer the 2019 Plan with respect to non-employee directors of RigNet. The Board also may at any time assumes the power, authority and duties of the Compensation Committee (and any reference to the Compensation Committee in this proposal shall also refer to the Board to the extent that the Board assumes the administrative authority of the 2019 Plan). The Compensation Committee generally may delegate its power, authority and duties under the 2019 Plan, except as prohibited by law.

The Compensation Committee will determine (i) who among those eligible to participate in the 2019 Plan will be granted awards, (ii) the amounts and types of awards to be granted, and (iii) the terms and conditions of all awards, and it will construe and interpret the terms of the 2019 Plan. Determinations of the Compensation Committee are final, binding and conclusive.

Individuals eligible to receive awards under the 2019 Plan include employees of RigNet or a subsidiary or affiliate of RigNet, consultants, agents or other service providers to RigNet or a subsidiary or affiliate of RigNet, and directors of RigNet. As of February 15, 2019, 9 directors and approximately 600 employees would be eligible to receive awards under the 2019 Plan.

Type of Awards

Stock Options

Stock options may be either nonqualified stock options or incentive stock options. The exercise price of any stock option must be equal to or greater than the fair market value of a share on the date the option is granted. The term of a stock option cannot exceed ten years.

A stock option’s terms and conditions, including the number of shares to which the option pertains, exercise price, vesting and expiration of the option, are determined by the Compensation Committee and set forth in an award document. Payment for shares purchased upon exercise of a stock option must be made in full at the time of purchase. The exercise price may be paid (a) in cash, (b) by tendering previously acquired shares having an aggregate value at the time of exercise equal to the total exercise price, (c) through a reduction in the number of shares received through the exercise of the option or (d) by a combination of (a), (b) and (c).

Stock Appreciation Rights (“SARs”)

Freestanding and tandem SARs, or any combination thereof, may be granted to participants. A freestanding SAR means a SAR that is granted independently of any stock options. A tandem SAR means a SAR that is granted in connection with a related option, the exercise of which requires forfeiture of the right to purchase a share under the related option (and where a share is purchased under the option, the tandem SAR similarly is cancelled). Each SAR grant will be set forth in an award document that will specify the grant price, the term of the SAR and such other provisions as the Compensation Committee determines. The term of a SAR cannot exceed ten years.

The grant price of a freestanding SAR will equal at least the fair market value of a share on the date of grant. The grant price of a tandem SAR will equal the exercise price of the related stock option.

Upon exercise of a SAR, a participant will be entitled to receive payment in an amount determined by multiplying the difference between the fair market value of a share on the date of exercise over the grant price, by the number of shares with respect to which the SAR is exercised. At the discretion of the Compensation Committee, the payment upon SAR exercise may be in cash, in shares of equivalent value, or in some combination of cash and shares.

Restricted Stock and Restricted Stock Units (“RSUs”)

Each grant of restricted stock or RSUs will be evidenced by an award document that will specify the period of restriction on transferability, the number of shares (or units tied to the value of shares) granted, and such other provisions as the Compensation Committee may determine, including time-based vesting requirements and restrictions based upon the achievement of specific performance goals. Restricted stock or RSUs will be forfeited to the extent that a participant fails to satisfy the applicable vesting requirements, conditions or restrictions during the period of restriction.

Generally, shares of restricted stock will become freely transferable by the participant after the last day of the applicable period of restriction, and RSUs will be paid in a single lump sum following the close of the applicable period of restriction in the form of cash or in shares (or in a combination of cash and shares) as determined by the Compensation Committee.

Participants holding restricted stock generally have the right to vote the shares during the period of restriction and, unless otherwise provided in the award document, will be credited with dividends paid with respect to the underlying shares (if any). Participants awarded RSUs are not entitled to similar voting rights or dividends (unless, with respect to dividends, otherwise provided in the award document). Any dividends or dividend equivalents declared with respect to shares of restricted stock and RSUs paid in stock will be subject to the same vesting conditions as the underlying shares of restricted stock and RSUs.

Restricted Performance Units (“RPUs”) and Restricted Performance Shares (“RPSs”)

Each RPU will have an initial value established by the Compensation Committee at the time of grant. Each RPS will have an initial value equal to the fair market value of a share on the date of grant. The Compensation Committee will set performance goals, the achievement of which will determine the number and/or value of RPUs and RPSs that are paid to the participant. RPUs and RPSs will be forfeited to the extent that the applicable performance goals are not satisfied during the performance period.

Unless otherwise provided in an award document, payment of earned RPUs or RPSs will be made in a single lump sum following the close of the applicable performance period in the form of cash or shares (or a combination thereof), with an aggregate fair market value equal to the value of the earned RPUs or RPSs at the close of the performance period. At the discretion of the Compensation Committee and as provided in an award document, participants may be entitled to (i) receive dividends or dividend equivalents declared with respect to shares underlying RPUs or RPSs not yet distributed to participants and (ii) exercise voting rights with respect to RPSs. Any such dividends or dividend equivalents paid in shares and declared with respect to RPUs or RPSs will be subject to the same vesting conditions as the underlying RPUs or RPSs.

Performance Measures

Section 162(m) of the Internal Revenue Code generally provides that a corporation may not deduct compensation amounts in excess of $1,000,000 paid to any of its named executive officers in any year. Prior to the Tax Cuts and Jobs Act of 2017 (the “Tax Act”), this limitation did not apply to options, SARs or other awards that were conditioned on the achievement of performance goals if certain requirements were met. The 2010 Plan was designed to allow the Compensation Committee to grant awards that were intended to qualify as performance-based compensation under Section 162(m), although the Compensation Committee reserved the discretion to grant or approve awards or compensation that were not exempt from the deduction limits.

The Tax Act repealed the performance-based compensation exemption under Section 162(m), effective for tax years beginning after December 31, 2017. Accordingly, awards granted under the 2019 Plan will be subject to the deduction limit under Section 162(m). However, while the performance-based compensation exemption is no longer available for new awards, the Compensation Committee may continue to grant awards with performance-based vesting requirements under the 2019 Plan, using performance goals based on performance measures that the Compensation Committee selects in its discretion.

Change in Control

The 2019 Plan defines “Change in Control” to require consummation of the triggering transaction and occurs generally upon (i) a person acquiring 80% of the fair market value or total voting power of the Company, (ii) a replacement of a majority of the members of the board of directors by directors who are not endorsed by a majority of the members of the incumbent board, or (iii) the transfer of 80% or more of the total gross fair market value of all the assets of the Company. Vesting of awards as a result of a change in control will depend on whether the awards are assumed, converted or replaced by the resulting entity from the transaction. Except as may otherwise be provided in the applicable award agreement:

●      For awards that are assumed, converted or replaced by the resulting entity, no automatic vesting will occur upon the change in control. Instead, the awards, as adjusted in connection with the transaction, will continue to vest in accordance with their terms. Even if assumed, converted or replaced, the awards will vest if the award recipient has a separation from service within twelve months after the change in control other than for “cause” or by the award recipient for “good reason” (as defined in the applicable award agreement). For performance awards subject to accelerated vested as contemplated in the preceding sentence, the amount vesting will be based on the greater of (a) achievement of all performance goals at the “target” level or (b) the actual level of achievement of performance goals as of the fiscal quarter end preceding the change in control.

●      For awards that are not assumed, converted or replaced, the awards will vest upon the change in control. For performance awards, the amount vesting will be based on the greater of (a) achievement of all performance goals at the “target” level or (b) the actual level of achievement of performance goals as of the fiscal quarter end preceding the change in control.

Clawback of Awards

If an award has been paid to an executive officer or to his or her spouse or beneficiary, and the Compensation Committee later determines that financial results used to determine the amount of that award are materially restated, RigNet will seek repayment or recovery of the award. In addition, the Compensation Committee may provide that any participant and/or any award, including any shares subject to or issued under an award, are subject to any other recovery, recoupment, clawback and/or other forfeiture policy maintained by RigNet from time to time.

Amendment and Termination

The Compensation Committee has the right to amend and terminate the 2019 Plan at any time. The Compensation Committee may amend an award previously granted without the prior written consent of the award holder if such amendment does not adversely affect the award in any material way and may amend any award previously granted with the written consent of the award holder.

Without the prior approval of our stockholders, the 2019 Plan may not be materially amended if stockholder approval is required by law or applicable stock exchange listing requirement, or if the amendment would increase the number of shares available for awards under the 2019 Plan, or permit options, SARs or similar awards to be repriced, replaced, or regranted through cancellation in exchange for cash or another award, or by lowering the exercise or purchase price of a previously granted award (except in the case of a change in control or for certain adjustments and award substitutions authorized under other provisions of the 2019 Plan as noted in the “Adjustments” section below). In any event, no awards may be granted under the 2019 Plan on or after May 9, 2029.

Adjustments

If RigNet effects a subdivision or consolidation of shares of stock or other capital adjustment, the maximum number and class of shares that may be awarded under the 2019 Plan, the number and class of and/or price of shares subject to outstanding awards, and the annual award limits will be adjusted in the same manner and to the same extent as all other shares.

If there are material changes in the capital structure of RigNet resulting from the payment of a special dividend, a spin-off, the sale of a substantial portion of RigNet’s assets, a merger or consolidation in which RigNet is not the surviving entity, or other extraordinary non-recurring event affecting the capital structure and the value of shares, the Compensation Committee will make equitable adjustments in the maximum number and class of shares that may be awarded under the 2019 Plan, the number and class of and/or price of shares subject to outstanding awards, and the annual award limits, to prevent the dilution or enlargement of the rights of award recipients.

Federal Income Tax Consequences

The rules concerning the federal income tax consequences with respect to awards made pursuant to the 2019 Plan are technical, and reasonable persons may differ on the proper interpretation of the rules. Moreover, the applicable statutory and regulatory provisions are subject to changes, as are their interpretations and applications, which may vary in individual circumstances. The following discussion is designed to provide only a brief, general summary description of the federal income tax consequences associated with the awards, based on a good faith interpretation of the current federal income tax laws, regulations (including applicable proposed regulations) and judicial and administrative interpretations. The following discussion does not set forth any federal tax consequences other than income tax consequences or any state, local or foreign tax consequences that may apply.

Incentive Stock Options (“ISOs”). An optionee does not recognize taxable income upon the grant or upon the exercise of an ISO (although the exercise of an ISO may in some cases trigger liability for the alternative minimum tax). Upon the sale of ISO shares, the optionee recognizes income in an amount equal to the excess, if any, of the fair market value of those shares on the date of sale over the exercise price of the ISO shares. The income is taxed at the long-term capital gains rate if the optionee has not disposed of the stock within two years after the date of the grant of the ISO and has held the shares for at least one year after the date of exercise, and we are not entitled to a federal income tax deduction. ISO holding period requirements are waived when an optionee dies.

If an optionee sells ISO shares before having held them for at least one year after the date of exercise and two years after the date of grant, the optionee recognizes ordinary income to the extent of the lesser of: (a) the gain realized upon the sale; or (b) the excess of the fair market value of the shares on the date of exercise over the exercise price. Any additional gain is treated as long-term or short-term capital gain depending upon how long the optionee has held the ISO shares prior to disposition. In the year of any such disposition, we will receive a federal income tax deduction in an amount equal to the ordinary income that the optionee recognizes, if any, as a result of the disposition, subject to applicable limitations under Section 162(m) of the Code.

Nonqualified Stock Option (“NQSOs”). An optionee does not recognize taxable income upon the grant of an NQSO. Upon the exercise of such a stock option, the optionee recognizes ordinary income to the extent the fair market value of the shares received upon exercise of the NQSO on the date of exercise exceeds the exercise price. We will receive an income tax deduction in an amount equal to the ordinary income that the optionee recognizes upon the exercise of the stock option, subject to any applicable limitations under Section 162(m) of the Code.

Restricted Stock. A participant who receives an award of restricted stock does not generally recognize taxable income at the time of the award. Instead, the participant recognizes ordinary income in the first taxable year in which his or her interest in the shares becomes either: (a) freely transferable; or (b) no longer subject to substantial risk of forfeiture. The amount of taxable income is equal to the fair market value of the shares less the cash, if any, paid for the shares.

We will receive a compensation expense deduction in an amount equal to the ordinary income recognized by the participant in the taxable year in which restrictions lapse, subject to any applicable limitations under Section 162(m) of the Code.

SARs. A participant who exercises a SAR will recognize ordinary income upon the exercise equal to the amount of cash and the fair market value of any shares received as a result of the exercise. We will receive an income tax deduction in an amount equal to the ordinary income that the participant recognizes upon the exercise of the SAR, subject to any applicable limitations under Section 162(m) of the Code.

Other Awards. In the case of an award of RSUs, RPUs, RPSs, or cash, the participant would generally recognize ordinary income in an amount equal to any cash received and the fair market value of any shares received on the date of payment. In that taxable year, we would receive a federal income tax deduction in an amount equal to the ordinary income that the participant has recognized, subject to any applicable limitations under Section 162(m) of the Code.

Section 409A. Section 409A of the Code provides special tax rules applicable to programs that provide for a deferral of compensation. Failure to comply with those requirements will result in accelerated recognition of income for tax purposes along with an additional tax equal to 20% of the amount included in income, and interest on deemed underpayments in certain circumstances. While certain awards under the 2019 Plan could be subject to Section 409A, the 2019 Plan has been drafted to comply with the requirements of Section 409A, where applicable.

2019 Plan Benefits

Because benefits under the 2019 Plan will depend on the Compensation Committee’s actions and the fair market value of the shares at various future dates, it is not possible to determine the benefits that will be received by directors, executive officers and other employees if the 2019 Plan is approved by stockholders.

Our Board recommends that you vote

“FOR” approval of the RigNet, Inc. 2019 Omnibus Incentive Plan.

PROPOSAL FOUR: ADVISORY VOTE TO APPROVE COMPENSATION OF NAMED EXECUTIVE OFFICERS

At the Annual Meeting, the stockholders will vote on a non-binding, advisory resolution approving the compensation of the Company’s NEOs as required pursuant to the Dodd-Frank Act.

We believe that our compensation policies and procedures are competitive, focused on pay-for-performance and strongly aligned with the long-term interests of our stockholders. This advisory stockholder vote, commonly known as “Say-On-Pay,” gives you as a stockholder the opportunity to express approval or withhold approval of the compensation we pay our NEOs through voting for or against the following resolution:

“Resolved, that the stockholders approve the compensation of the Company’s NEOs as disclosed in the Company’s 2019 proxy statement pursuant to the compensation disclosure rules of the Securities and Exchange Commission, which includes the Compensation Discussion and Analysis, the Summary Compensation Table and the other executive compensation tables and related discussion.”

The Company and the Compensation Committee remain committed to the compensation philosophy, policies and objectives outlined under the heading “Compensation Discussion and Analysis” in this proxy statement. The Compensation Committee will continue to review all elements of the executive compensation program and take any steps it deems necessary to continue to fulfill the objectives of the program.

Stockholders are encouraged to carefully review the “Compensation Discussion and Analysis” section of this proxy statement for a detailed discussion of the Company’s executive compensation program.

Because your vote is advisory, it will not be binding upon the Company or the Board. However, the Compensation Committee will take into account the outcome of the vote when considering future executive compensation arrangements. We currently conduct annual advisory votes on executive compensation, and we expect to conduct the next advisory vote at our 2020 Annual Meeting of Stockholders.

This advisory resolution must be approved by the affirmative vote of a majority of the shares present in person or represented by proxy at the Annual Meeting. Abstentions and broker non-votes with respect to the approval of this proposal will have the effect of a vote against this proposal.

Our Board recommends that you vote

“FOR” the resolution to approve on a non-binding advisory basis the compensation of RigNet’s named executive officers.

APPENDICES

A. NON-GAAP MEASURE RECONCILIATION OF MANAGEMENT EBITDA

We define Management EBITDA as Adjusted EBITDA as reported in our financial reports, further adjusted based on budgeted exchange rates and other exceptional items, as approved by the Board. Both Management EBITDA and Adjusted EBITDA should not be considered as an alternative to net income (loss), operating income (loss) or any other measure of financial performance calculated or presented in accordance with generally accepted accounting principles (GAAP).

The following table presents a reconciliation of our net income (loss) to Management EBITDA for the year ended December 31, 2018 (in thousands):

Adjusted EBITDA Reconciliation as disclosed in RigNet’s Form 10-K:

Net loss	$ (62,314)
Interest expense	3,969
Depreciation and amortization	33,154
Loss on sales of property, plant and equipment, net of retirements	331
Stock-based compensation	4,712
Restructuring	842
Change in fair value of earn-out/contingent consideration	3,543
Executive departure costs	406
Acquisition costs	2,284
GX dispute	50,612
Income tax expense	(2,746)
Adjusted EBITDA (non-GAAP measure)	34,793

Further Adjustments to Compute Management EBITDA:

Foreign currency adjustment approved by the Board	318

Management EBITDA (non-GAAP measure)	$ 35,111

The Board, its Compensation Committee and management use Management EBITDA to assess performance in determining certain components of our executive compensation.

B. ANNEX A

Rignet, Inc.
OMNIBUS Incentive Plan

(As Adopted [DATE])

Article I

ESTABLISHMENT, PURPOSE AND DURATION

1.1       Establishment. The Company hereby establishes an incentive compensation plan, to be known as the “RigNet, Inc. Omnibus Incentive Plan”, as set forth in this document. The Plan permits the grant of Incentive Stock Options, Nonqualified Stock Options, SARs, Restricted Stock, RSUs, Performance Stock Awards, Performance Unit Awards, Annual Cash Incentive Awards, Other Stock-Based Awards and Cash-Based Awards. The Plan is effective as of [DATE] (the “Effective Date”); provided that the Company’s stockholders approve the adoption of the Plan within twelve (12) months after the date of adoption of the Plan by the Board.

1.2       Purpose of the Plan. The Plan is intended to advance the best interests of the Company, its Affiliates and its stockholders by providing those persons who have substantial responsibility for the management and growth of the Company and its Affiliates with additional performance incentives and an opportunity to obtain or increase their proprietary interest in the Company, thereby encouraging them to continue in their employment or affiliation with the Company or its Affiliates.

1.3       Duration of Plan. The Plan shall continue indefinitely until it is terminated pursuant to Section 16.1. No Award may be granted under the Plan on or after the tenth (10th) anniversary of the Effective Date. The applicable provisions of the Plan will continue in effect with respect to an Award granted under the Plan for as long as such Award remains outstanding. Notwithstanding the foregoing, no Incentive Stock Option may be granted under the Plan on or after the date that is ten (10) years from the earlier of (a) adoption of the Plan by the Board and (b) the Effective Date.

Article II

DEFINITIONS

Each word and phrase defined in this Article shall have the meaning set out below throughout the Plan, unless the context in which any such word or phrase appears reasonably requires a broader, narrower or different meaning.

2.1       “Affiliate” means any corporation, partnership, limited liability company or association, trust or other entity or organization, which, directly or indirectly, controls, is controlled by, or is under common control with, the Company. For purposes of the preceding sentence, “control” (including, with correlative meanings, the terms “controlled by” and “under common control with”), as used with respect to any entity or organization, shall mean the possession, directly or indirectly, of the power (a) to vote more than fifty percent (50%) of the securities having ordinary voting power for the election of directors or comparable individuals of the controlled entity or organization, or (b) to direct or cause the direction of the management and policies of the controlled entity or organization, whether through the ownership of voting securities or by contract or otherwise.

2.2       “Annual Cash Incentive Award” means an Award granted pursuant to Article XI.

2.3       “Authorized Shares” shall have the meaning ascribed to that term in Section 4.1(a).

2.4       “Award” means, individually or collectively, a grant under the Plan of an Incentive Stock Option, a Nonqualified Stock Option, a SAR, Restricted Stock, a RSU, a Performance Stock Award, a Performance Unit Award, an Annual Cash Incentive Award, an Other Stock-Based Award or a Cash-Based Award, in each case subject to the terms and provisions of the Plan.

2.5       “Award Agreement” means an agreement that sets forth the terms and conditions applicable to an Award granted under the Plan.

2.6       “Beneficial Owner” shall have the meaning ascribed to such term in Rule 13d-3 of the General Rules and Regulations under the Exchange Act.

2.7        “Board” means the board of directors of the Company.

2.8       “Cash-Based Award” means an Award granted pursuant to Article XIII.

2.9       “Change in Control” means (i) a change in ownership occurring as the result of a person or group acquiring Stock of the Company, which, when combined with the Stock held by such person or group, constitutes more than eighty percent (80%) of the total fair market value or total voting power of the Company; provided the person or group was not considered as owning more than eighty percent (80%) of the value or voting power prior to the acquisition; (ii) a change in effective control of the Company occurring as the result of the replacement of a majority of the members of the Board by directors whose appointment or election is not endorsed by a majority of the members of the Board before the date of the appointment or election; or (iii) a change in the ownership of a substantial portion of the assets of the Company occurring as the result of a person or group acquiring assets from the Company that have a total gross fair market value equal to or more than eighty percent (80%) of the total gross fair market value of all the assets of the Company immediately prior to such acquisition. The determination of whether a Change of Control has occurred will be made in accordance with Code Section 409A and the regulations thereunder.

2.10       “Code” means the United States Internal Revenue Code of 1986, as amended from time to time.

2.11       “Committee” means (a) in the case of an Award granted to a Director, the Board, and (b) in the case of any other Award granted under the Plan, the Compensation Committee of the Board or, if the Compensation Committee of the Board chooses to delegate it duties, a committee of at least two (2) persons who are members of the Compensation Committee of the Board and are appointed by the Compensation Committee of the Board to administer the Plan. The Board may appoint a special committee consisting of one or more Directors for the purpose of granting certain specified Awards under the Plan. As to Awards, grants or other transactions that are authorized by the Committee and that are intended to be exempt under Rule 16b-3 of the General Rules and Regulations under the Exchange Act, the requirements of Rule 16b-3(d)(1) of the General Rules and Regulations under the Exchange Act with respect to committee action must also be satisfied.

2.12       “Company” means RigNet, Inc., a Delaware corporation, or any successor (by reincorporation, merger or otherwise).

2.13       “Director” means a director of the Company who is not an Employee.

2.14       “Disability” or “Disabled” means a determination by the Company’s long-term disability carrier that a Holder is disabled in accordance with the Company’s long-term disability insurance plan, provided the definition of disability applied under such plan complies with the requirements of Treas. Reg. Section 1.409A-3(i)(4), or, in the case of a Holder who is not covered under such plan, a determination made by the Social Security Administration that the Holder is totally disabled.

2.15       “Dividend Equivalent” means a payment equivalent in amount to dividends paid to the Company’s stockholders.

2.16       “Effective Date” shall have the meaning ascribed to that term in Section 1.1.

2.17       “Employee” means (a) a person employed by the Company or any Affiliate as a common law employee, or (b) a person who has agreed to become a common law employee of the Company or any Affiliate and is expected to become such within six (6) months from the date of a determination made for purposes of the Plan.

2.18       “Exchange Act” means the Securities Exchange Act of 1934, as amended, or any successor act.

2.19       “Fair Market Value” of the Stock as of any particular date means,

(a)       if the Stock is traded on a stock exchange,

(i)       and if the Stock is traded on that date, the closing sale price of the Stock on that date; or

(ii)       and if the Stock is not traded on that date, the closing sale price of the Stock on the last trading date immediately preceding that date; as reported on the principal securities exchange on which the Stock is traded; or

(b)       if the Stock is traded in the over-the-counter market,

(i)        and if the Stock is traded on that date, the average between the high bid and low asked price on that date; or

(ii)       and if the Stock is not traded on that date, the average between the high bid and low asked price on the last trading date immediately preceding that date;

as reported in such over-the-counter market; provided, however, that (x) if the Stock is not so traded, or (y) if, in the discretion of the Committee, another means of determining the fair market value of a share of Stock at such date shall be necessary or advisable, the Committee may provide for another method or means for determining such fair market value, which method or means shall comply with the requirements of a reasonable valuation method as described under Section 409A.

2.20       “Fiscal Year” means the calendar year.

2.21       “Freestanding SAR” means a SAR that is granted independently of any Options, as described in Article VI.

2.22       “Holder” means a person who has been granted an Award or any person who is entitled to receive shares of Stock or cash under an Award.

2.23       “Incentive Stock Option” or “ISO” means an option to purchase Stock granted pursuant to Article V that is designated as an incentive stock option and that is intended to satisfy the requirements of section 422 of the Code.

2.24       “Insider” shall mean an individual who is, on the relevant date, an officer, a Director, or more than ten percent (10%) Beneficial Owner of any class of the Company’s equity securities that is registered pursuant to Section 12 of the Exchange Act, as determined by the Board in accordance with Section 16 of the Exchange Act.

2.25       “Mature Shares” means shares of Stock that the Holder has held for at least six (6) months.

2.26       “Nonqualified Stock Option” or “NQSO” means a “nonqualified stock option” to purchase Stock granted pursuant to Article V that does not satisfy the requirements of section 422 of the Code.

2.27       “Option” means an Incentive Stock Option or a Nonqualified Stock Option.

2.28       “Option Price” shall have the meaning ascribed to that term in Section 5.4.

2.29       “Other Stock-Based Award” means an equity-based or equity-related Award not otherwise described by the terms and provisions of the Plan that is granted pursuant to Article XII.

2.30       “Parent Corporation” means any corporation (other than the Company) in an unbroken chain of corporations ending with the Company if, at the time of the action or transaction, each of the corporations other than the Company owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in the chain.

2.31        “Performance Goals” means one or more of the criteria described in Section 9.2 on which the performance goals applicable to an Award are based.

2.32       “Performance Stock Award” means an Award designated as a performance stock award granted to a Holder pursuant to Article IX.

2.33       “Performance Unit Award” means an Award designated as a performance unit award granted to a Holder pursuant to Article IX.

2.34       “Period of Restriction” means the period during which Restricted Stock is subject to a substantial risk of forfeiture (based on the passage of time, the achievement of Performance Goals, or upon the occurrence of other events as determined by the Committee, in its discretion), as provided in Article VII.

2.35       “Plan” means the RigNet, Inc. 2019 Omnibus Incentive Plan, as set forth in this document as it may be amended from time to time.

2.36       “Restricted Stock” means shares of restricted Stock issued or granted under the Plan pursuant to Article VII.

2.37       “Restricted Stock Award” means an authorization by the Committee to issue or transfer Restricted Stock to a Holder.

2.38       “RSU” means a restricted stock unit credited to a Holder’s ledger account maintained by the Company pursuant to Article VIII.

2.39       “RSU Award” means an Award granted pursuant to Article VIII.

2.40       “SAR” means a stock appreciation right granted under the Plan pursuant to Article VI.

2.41       “Section 409A” means section 409A of the Code and the regulations and other guidance promulgated by the United States Department of Treasury and/or the United States Internal Revenue Service under section 409A of the Code, or any successor statute.

2.42       “Separation from Service” means, except as otherwise provided in the case of an ISO in the following sentence of this Section 2.42, the termination of the Award recipient’s employment or service relationship with the Company and all Affiliates as determined under Section 409A. “Separation from Service” means, in the case of an ISO, the termination of the Employee’s employment relationship with all of the Company, any Parent Corporation, any Subsidiary Corporation and any parent or subsidiary corporation (within the meaning of section 422(a)(2) of the Code) of any such corporation that issues or assumes an ISO in a transaction to which section 424(a) of the Code applies.

2.43       “Stock” means the common stock of the Company, $0.001 par value per share (or such other par value as may be designated by act of the Company’s stockholders).

2.44       “Subsidiary Corporation” means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if, at the time of the action or transaction, each of the corporations other than the last corporation in an unbroken chain owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in the chain.

2.45       “Substantial Risk of Forfeiture” shall have the meaning ascribed to that term in Section 409A.

2.46       “Tandem SAR” means a SAR that is granted in connection with a related Option pursuant to Article VI herein, the exercise of which shall require forfeiture of the right to purchase a share of Stock under the related Option (and when a share of Stock is purchased under the Option, the Tandem SAR shall similarly be canceled).

2.47       “Ten Percent Stockholder” means an individual, who, at the time the applicable Option is granted, owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Parent Corporation or Subsidiary Corporation. An individual shall be considered as owning the stock owned, directly or indirectly, by or for his or her brothers and sisters (whether by the whole or half-blood), spouse, ancestors, and lineal descendants; and stock owned, directly or indirectly, by or for a corporation, partnership, estate, or trust, shall be considered as being owned proportionately by or for its stockholders, partners, or beneficiaries.

2.48       “Third Party Service Provider” means any consultant, agent, representative, advisor, or independent contractor who renders services to the Company or an Affiliate that (a) are not in connection with the offer and sale of the Company’s securities in a capital raising transaction; and (b) do not directly or indirectly promote or maintain a market for the Company’s securities, or any other person as determined by the Committee.

Article III

ELIGIBILITY

Except as otherwise specified in this Article III, the persons who are eligible to receive Awards under the Plan are Employees, Directors and Third Party Service Providers; provided, however, that only those persons who are, on the dates of grant, employees of the Company or any Parent Corporation or Subsidiary Corporation are eligible for grants of Incentive Stock Options under the Plan.

Article IV

GENERAL PROVISIONS RELATING TO AWARDS

4.1       Authority to Grant Awards. The Committee may grant Awards to those Employees, Directors and Third Party Service Providers as the Committee shall from time to time determine, under the terms and conditions of the Plan. Subject only to any applicable limitations set out in the Plan, the number of shares of Stock or other value to be covered by any Award to be granted under the Plan shall be as determined by the Committee in its sole discretion.

(a)       The aggregate number of shares of Stock with respect to which Awards may be granted under the Plan is 2,175,00 less one share of Stock for every one share of Stock granted under the RigNet. Inc. 2010 Omnibus Incentive Plan after December 31, 2018. Upon effectiveness of the Plan, no further awards will be made under the 2010 Omnibus Incentive Plan. (the “Authorized Shares”).

(b)       The aggregate number of shares of Stock with respect to which ISOs may be granted under the Plan is equal to the Authorized Shares.

(c)       The maximum number of shares of Stock with respect to which ISOs may be granted to an Employee during a Fiscal Year is equal to the Authorized Shares. The maximum number of shares of Stock with respect to which NQSOs may be granted to an Employee during a Fiscal Year is equal to the Authorized Shares. The maximum number of shares of Stock with respect to which SARs may be granted to an Employee during a Fiscal Year is equal to the Authorized Shares. The maximum number of shares of Stock with respect to which Performance Stock Awards may be granted to an Employee during a Fiscal Year is equal to the Authorized Shares. The maximum number of shares of Stock with respect to which Performance Unit Awards payable in shares of Stock may be granted to an Employee during a Fiscal Year is equal to the Authorized Shares. The maximum value of cash with respect to which Performance Unit Awards payable in cash may be granted to an Employee during a Fiscal Year, determined as of the dates of grants of the Performance Unit Awards, is $3,000,000. The maximum amount that may be paid under Annual Cash Incentive Award(s) granted to an Employee during a Fiscal Year is $3,000,000.

(d)       The aggregate dollar value of shares of Stock that may be granted under the Plan to any director in any Fiscal Year shall be no more than $300,000; provided, however, that with respect to any Chairman or Vice Chairman of the board, that dollar limit shall be $400,000.

(e)       Each of the foregoing numerical limits stated in this Section 4.2 shall be subject to adjustment in accordance with the provisions of Section 4.5.

4.2       Shares That Count Against Limit.

(a)       If shares of Stock are withheld from payment of an Award to satisfy tax obligations with respect to the Award, such shares of Stock will count against the aggregate number of shares of Stock with respect to which Awards may be granted under the Plan.

(b)       If shares of Stock are tendered in payment of the Option Price of an Option, such shares of Stock will count against the aggregate number of shares of Stock with respect to which Awards may be granted under the Plan.

(c)       To the extent that any outstanding Award is forfeited or cancelled for any reason or is settled in cash in lieu of shares of Stock, the shares of Stock allocable to such portion of the Award may again be subject to an Award granted under the Plan.

(d)       When a SAR is settled in shares of Stock, the number of shares of Stock subject to the SAR under the SAR Award Agreement will be counted against the aggregate number of shares of Stock with respect to which Awards may be granted under the Plan as one share for every share subject to the SAR, regardless of the number of shares used to settle the SAR upon exercise.

(e)       The maximum number of shares of Stock available for issuance under the Plan shall not be reduced to reflect any dividends or Dividend Equivalents that are reinvested into additional shares of Stock or credited as additional Restricted Stock, Restricted Stock Units, Performance Shares, or other Stock-Based Awards.

4.3       Non-Transferability. Except as specified in the applicable Award Agreements or in domestic relations court orders, an Award shall not be transferable by the Holder other than by will or under the laws of descent and distribution, and shall be exercisable, during the Holder’s lifetime, only by him or her. Any attempted assignment of an Award in violation of this Section shall be null and void. In the discretion of the Committee, any attempt to transfer an Award other than under the terms of the Plan and the applicable Award Agreement may terminate the Award.

4.4       Requirements of Law. The Company shall not be required to sell or issue any shares of Stock under any Award if issuing those shares of Stock would constitute or result in a violation by the Holder or the Company of any provision of any law, statute or regulation of any governmental authority. Specifically, in connection with any applicable statute or regulation relating to the registration of securities, upon exercise of any Option or pursuant to any other Award, the Company shall not be required to issue any shares of Stock unless the Committee has received evidence satisfactory to it to the effect that the Holder will not transfer the shares of Stock except in accordance with applicable law, including receipt of an opinion of counsel satisfactory to the Company to the effect that any proposed transfer complies with applicable law. The determination by the Committee on this matter shall be final, binding and conclusive. The Company may, but shall in no event be obligated to, register any shares of Stock covered by the Plan pursuant to applicable securities laws of any country or any political subdivision. In the event the shares of Stock issuable on exercise of an Option or pursuant to any other Award are not registered, the Company may imprint on the certificate evidencing the shares of Stock any legend that counsel for the Company considers necessary or advisable to comply with applicable law, or, should the shares of Stock be represented by book or electronic entry rather than a certificate, the Company may take such steps to restrict transfer of the shares of Stock as counsel for the Company considers necessary or advisable to comply with applicable law. The Company shall not be obligated to take any other affirmative action in order to cause or enable the exercise of an Option or any other Award, or the issuance of shares of Stock pursuant thereto, to comply with any law or regulation of any governmental authority.

4.5       Changes in the Company’s Capital Structure.

(a)       The existence of outstanding Awards shall not affect in any way the right or power of the Company or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the Company’s capital structure or its business, any merger or consolidation of the Company, any issue of bonds, debentures, preferred or prior preference shares ahead of or affecting the Stock or Stock rights, the dissolution or liquidation of the Company, any sale or transfer of all or any part of its assets or business or any other corporate act or proceeding, whether of a similar character or otherwise.

(b)       If the Company shall effect a subdivision or consolidation of Stock or other capital readjustment, the payment of a Stock dividend, or other increase or reduction of the number of shares of Stock outstanding, without receiving compensation therefor in money, services or property, then (i) the number, class or series and per share price of Stock subject to outstanding Awards under the Plan shall be appropriately adjusted in such a manner as to entitle a Holder to receive upon exercise of an Award, for the same aggregate cash consideration, the equivalent total number and class or series of Stock the Holder would have received had the Holder exercised his or her Award in full immediately prior to the event requiring the adjustment; and (ii) the number and class or series of Stock then reserved to be issued under the Plan shall be adjusted by substituting for the total number and class or series of Stock then reserved, that number and class or series of Stock that would have been received by the owner of an equal number of outstanding shares of Stock of each class or series of Stock as the result of the event requiring the adjustment.

(c)       If while unexercised Awards remain outstanding under the Plan a Change in Control occurs, then, except as otherwise provided in an Award Agreement or another agreement between the Holder and the Company (provided that such exceptions shall not apply in the case of a reincorporation merger), or as a result of the Committee’s effectuation of one or more of the alternatives described below, there shall be no acceleration of the time at which any Award then outstanding may be exercised, and no later than ten (10) days after the approval by the stockholders of the Company of such Change in Control, the Committee, acting in its sole and absolute discretion without the consent or approval of any Holder, shall act to effect one or more of the following alternatives, which may vary among individual Holders and which may vary among Awards held by any individual Holder (provided that, with respect to a reincorporation merger in which Holders of the Company’s ordinary shares will receive one ordinary share of the successor corporation for each ordinary share of the Company, none of such alternatives shall apply and, without Committee action, each Award shall automatically convert into a similar award of the successor corporation exercisable for the same number of ordinary shares of the successor as the Award was exercisable for ordinary shares of Stock of the Company):

(1)       accelerate the time at which some or all of the Awards then outstanding may be exercised so that such Awards may be exercised in full for a limited period of time on or before a specified date (before or after such Change in Control) fixed by the Committee, after which specified date all such Awards that remain unexercised and all rights of Holders thereunder shall terminate;

(2)       require the mandatory surrender to the Company by all or selected Holders of some or all of the then outstanding Awards held by such Holders (irrespective of whether such Awards are then exercisable under the provisions of the Plan or the applicable Award Agreement evidencing such Award) as of a date, before or after such Change in Control, specified by the Committee, in which event the Committee shall thereupon cancel such Award and the Company shall pay to each such Holder an amount of cash per share equal to the excess, if any, of the per share price offered to stockholders of the Company in connection with such Change in Control over the exercise prices under such Award for such shares;

(3)       with respect to all or selected Holders, have some or all of their then outstanding Awards (whether vested or unvested) assumed or have a new award of a similar nature substituted for some or all of their then outstanding Awards under the Plan (whether vested or unvested) by an entity which is a party to the transaction resulting in such Change in Control and which is then employing such Holder or which is affiliated or associated with such Holder in the same or a substantially similar manner as the Company prior to the Change in Control, or a parent or subsidiary of such entity, provided that (A) such assumption or substitution is on a basis where the excess of the aggregate fair market value of the Stock subject to the Award immediately after the assumption or substitution over the aggregate exercise price of such Stock is equal to the excess of the aggregate fair market value of all Stock subject to the Award immediately before such assumption or substitution over the aggregate exercise price of such Stock; and (B) the assumed rights under such existing Award or the substituted rights under such new Award, as the case may be, will have the same terms and conditions as the rights under the existing Award assumed or substituted for, as the case may be;

(4)       provide that the number and class or series of Stock covered by an Award (whether vested or unvested) theretofore granted shall be adjusted so that such Award when exercised shall thereafter cover the number and class or series of Stock or other securities or property (including, without limitation, cash) to which the Holder would have been entitled pursuant to the terms of the agreement or plan relating to such Change in Control if, immediately prior to such Change in Control, the Holder had been the holder of record of the number of shares of Stock then covered by such Award; or

(5)       make such adjustments to Awards then outstanding as the Committee deems appropriate to reflect such Change in Control (provided, however, that the Committee may determine in its sole and absolute discretion that no such adjustment is necessary to reflect such Change in Control).

Any adjustment effected by the Committee under Section 4.5 shall be designed to provide the Holder with the intrinsic value of his or her Award, as determined prior to the Change in Control, or, if applicable, equalize the Fair Market Value of the Award before and after the Change in Control.

In effecting one or more of the alternatives set out in paragraphs (3), (4) or (5) immediately above, and except as otherwise may be provided in an Award Agreement, the Committee, in its sole and absolute discretion and without the consent or approval of any Holder, may accelerate the time at which some or all Awards then outstanding may be exercised.

(d)       In the event of changes in the outstanding Stock by reason of recapitalizations, reorganizations, mergers, consolidations, combinations, exchanges or other relevant changes in capitalization occurring after the date of the grant of any Award and not otherwise provided for by this Section 4.5, any outstanding Award and any Award Agreement evidencing such Award shall be subject to adjustment by the Committee in its sole and absolute discretion as to the number and price of Stock or other consideration subject to such Award. In the event of any such change in the outstanding Stock, the aggregate number of shares of Stock available under the Plan may be appropriately adjusted by the Committee, whose determination shall be conclusive.

(e)       After a merger of one or more corporations into the Company or after a consolidation of the Company and one or more corporations in which the Company shall be the surviving corporation, each Holder shall be entitled to have his or her Restricted Stock appropriately adjusted based on the manner in which the shares of Stock were adjusted under the terms of the agreement of merger or consolidation.

(f)       The issuance by the Company of stock of any class or series, or securities convertible into, or exchangeable for, stock of any class or series, for cash or property, or for labor or services either upon direct sale or upon the exercise of rights or warrants to subscribe for them, or upon conversion or exchange of stock or obligations of the Company convertible into, or exchangeable for, stock or other securities, shall not affect, and no adjustment by reason of such issuance shall be made with respect to, the number, class or series, or price of shares of Stock then subject to outstanding Awards.

4.6       Election Under Section 83(b) of the Code. No Holder shall exercise the election permitted under section 83(b) of the Code with respect to any Award without the prior written approval of the General Counsel or the Chief Financial Officer of the Company. Any Holder who makes an election under section 83(b) of the Code with respect to any Award without the prior written approval of the General Counsel or the Chief Financial Officer of the Company may, in the discretion of the Committee, forfeit any or all Awards granted to him or her under the Plan.

4.7       Forfeiture for Cause. Notwithstanding any other provision of the Plan or an Award Agreement, if the Committee finds by a majority vote that a Holder, before or after his or her Separation from Service (a) committed a felony or a crime involving moral turpitude or committed any other act or omission involving fraud, embezzlement or any other act of dishonesty in the course of his or her employment by the Company or an Affiliate which conduct damaged the Company or an Affiliate; (b) substantially and repeatedly failed to perform duties of the office held by the Holder as reasonably directed by the Company or an Affiliate; (c) committed gross negligence or willful misconduct with respect to the Company or an Affiliate; (d) committed a material breach of any employment agreement between the Holder and the Company or an Affiliate that is not cured within ten (10) days after receipt of written notice thereof from the Company or the Affiliate, as applicable; (e) failed, within ten (10) days after receipt by the Holder of written notice thereof from the Company or an Affiliate, to correct, cease or otherwise alter any failure to comply with instructions or other action or omission which the Board reasonably believes does or may materially or adversely affect the Company’s or an Affiliate’s business or operations; (f) committed misconduct which is of such a serious or substantial nature that a reasonable likelihood exists that such misconduct will materially injure the reputation of the Company or an Affiliate; (g) harassed or discriminated against the Company’s or an Affiliate’s employees, customers or vendors in violation of the Company’s policies with respect to such matters; (h) misappropriated funds or assets of the Company or an Affiliate for personal use or willfully violated the Company policies or standards of business conduct as determined in good faith by the Board; (i) failed, due to some action or inaction on the part of the Holder, to have immigration status that permits the Holder to maintain full-time employment with the Company or an Affiliate in the United States in compliance with all applicable immigration law; (j) disclosed trade secrets of the Company or an Affiliate, then as of the date the Committee makes its finding, any Awards awarded to the Holder that have not been exercised by the Holder (including all Awards that have not yet vested) will be forfeited to the Company. The findings and decision of the Committee or the Board, if applicable, with respect to such matter, including those regarding the acts of the Holder and the damage done to the Company, will be final for all purposes. No decision of the Committee, however, will affect the finality of the discharge of the individual by the Company or an Affiliate.

4.8       Forfeiture Events. The Committee may specify in an Award Agreement that the Holder’s rights, payments, and benefits with respect to an Award shall be subject to reduction, cancellation, forfeiture, or recoupment upon the occurrence of certain specified events, in addition to any otherwise applicable vesting or performance conditions of an Award. Such events may include, but shall not be limited to, Separation from Service for cause, Separation from Service for any other reason, violation of material policies of the Company and its Affiliates, breach of noncompetition, confidentiality, or other restrictive covenants that may apply to the Holder, or other conduct by the Holder that is detrimental to the business or reputation of the Company and its Affiliates.

4.9       Award Agreements. Each Award shall be embodied in a written Award Agreement that shall be subject to the terms and conditions of the Plan. The Award Agreement shall be signed by an executive officer of the Company, other than the Holder, on behalf of the Company, and may be signed by the Holder to the extent required by the Committee. The Award Agreement may specify the effect of a change in control of the Company on the Award. The Award Agreement may contain any other provisions that the Committee in its discretion shall deem advisable which are not inconsistent with the terms and provisions of the Plan.

4.10       Amendments of Award Agreements. The terms of any outstanding Award under the Plan may be amended from time to time by the Committee in its discretion in any manner that it deems appropriate and that is consistent with the terms of the Plan or necessary to implement the requirements of the Plan. However, no such amendment shall adversely affect in a material manner any right of a Holder without his or her written consent. Except as specified in Section 4.5(b), the Committee may not directly or indirectly lower the exercise price of a previously granted Option or the grant price of a previously granted SAR.

4.11       Rights as Stockholder. A Holder shall not have any rights as a stockholder with respect to Stock covered by an Option, a SAR, an RSU, a Performance Unit, or an Other Stock-Based Award payable in Stock until the date, if any, such Stock is issued by the Company; and, except as otherwise provided in Section 4.5, no adjustment for dividends, or otherwise, shall be made if the record date therefor is prior to the date of issuance of such Stock.

4.12       Issuance of Shares of Stock. Shares of Stock, when issued, may be represented by a certificate or by book or electronic entry.

4.13       Restrictions on Stock Received. The Committee may impose such conditions and/or restrictions on any shares of Stock issued pursuant to an Award as it may deem advisable or desirable. These restrictions may include, but shall not be limited to, a requirement that the Holder hold the shares of Stock for a specified period of time.

4.14       Compliance With Section 409A. Awards shall be designed, granted and administered in such a manner that they are either exempt from the application of, or comply with, the requirements of Section 409A. The Plan and each Award Agreement under the Plan that is intended to comply the requirements of Section 409A shall be construed and interpreted in accordance with such intent. If the Committee determines that an Award, Award Agreement, payment, distribution, deferral election, transaction, or any other action or arrangement contemplated by the provisions of the Plan would, if undertaken, cause a Holder to become subject to additional taxes under Section 409A, then unless the Committee specifically provides otherwise, such Award, Award Agreement, payment, distribution, deferral election, transaction or other action or arrangement shall not be given effect to the extent it causes such result and the related provisions of the Plan and/or Award Agreement will be deemed modified, or, if necessary, suspended in order to comply with the requirements of Section 409A to the extent determined appropriate by the Committee, in each case without the consent of or notice to the Holder. The exercisability of an Option or a SAR shall not be extended to the extent that such extension would subject the Holder to additional taxes under Section 409A.

Although the Company will use its best efforts to avoid the imposition of taxation, interest and penalties under Section 409A, the tax treatment of the benefits provided under the Plan is not warranted or guaranteed. Neither the Company, its Affiliates nor their respective directors, officers, employees or advisers shall be held liable for any taxes, interest, penalties or other monetary amounts owed by a Holder (or any other individual claiming a benefit through Holder) as a result of the Plan.

4.15       Date of Grant. The date on which an option or SAR is granted shall be the date the Company completes the corporate action constituting an offer of stock for sale to a Holder under the terms and conditions of the Option or SAR; provided that such corporate action shall not be considered complete until the date on which the maximum number of shares that can be purchased under the Option and the minimum Option price are fixed or determinable. If the corporate action contemplates an immediate offer of stock for sale to a class of individuals, then the date of the granting of an Option is the time or date of that corporate action, if the offer is to be made immediately. If the corporate action contemplates a particular date on which the offer is to be made, then the date of grant is the contemplated date of the offer.

4.16       Source of Shares Deliverable Under Awards. Any shares of Stock delivered pursuant to an Award may consist, in whole or in part, of authorized and unissued shares of Stock or of treasury shares of Stock.

Article V

OPTIONS

5.1          Authority to Grant Options. Subject to the terms and provisions of the Plan, the Committee, at any time, and from time to time, may grant Options under the Plan to eligible persons in such number and upon such terms as the Committee shall determine; provided that ISOs may be granted only to eligible Employees of the Company or of any Parent Corporation or Subsidiary Corporation (as permitted by section 422 of the Code and the regulations thereunder).

5.2           Type of Options Available. Options granted under the Plan may be NQSOs or ISOs.

5.3         Option Agreement. Each Option grant under the Plan shall be evidenced by an Award Agreement that shall specify (a) whether the Option is intended to be an ISO or an NQSO, (b) the Option Price, (c) the duration of the Option, (d) the number of shares of Stock to which the Option pertains, (e) the exercise restrictions, if any, applicable to the Option, and (f) such other provisions as the Committee shall determine that are not inconsistent with the terms and provisions of the Plan. Notwithstanding the designation of an Option as an ISO in the applicable Award Agreement for such Option, to the extent the limitations of Section 5.11 of the Plan are exceeded with respect to the Option, the portion of the Option in excess of the limitation shall be treated as a NQSO. An Option granted under the Plan may not be granted with any Dividend Equivalents rights.

5.4           Option Price. The price at which shares of Stock may be purchased under an Option (the “Option Price”) shall not be less than one hundred percent (100%) of the Fair Market Value of the shares of Stock on the date the Option is granted; provided, however, if the Option is an ISO granted to a Ten Percent Stockholder, the Option Price must not be less than one hundred ten percent (110%) of the Fair Market Value of the shares of Stock on the date the ISO is granted. Subject to the limitations set forth in the preceding sentences of this Section 5.4, the Committee shall determine the Option Price for each grant of an Option under the Plan.

5.5           Duration of Option. An Option shall not be exercisable after the earlier of (a) the general term of the Option specified in the applicable Award Agreement (which shall not exceed ten years, or, in the case of a Ten Percent Stockholder, no ISO shall be exercisable later than the fifth (5th) anniversary of the date of its grant), or (b) the period of time specified in the applicable Award Agreement that follows the Holder’s Separation from Service.

5.6           Amount Exercisable. Each Option may be exercised at the time, in the manner and subject to the conditions the Committee specifies in the Award Agreement in its sole discretion.

5.7           Exercise of Option.

(a)          General Method of Exercise. Subject to the terms and provisions of the Plan and the applicable Award Agreement, Options may be exercised in whole or in part from time to time by the delivery of written notice in the manner designated by the Committee. Except in the case of exercise by a third party broker or through a net exercise as provided below, in order for the notice to be effective the notice must be accompanied by payment of the Option Price by any combination of the following in accordance with the applicable Award Agreement: (v) cash, certified check, bank draft or postal or express money order for an amount equal to the Option Price under the Option; (w) Mature Shares with a Fair Market Value on the date of exercise equal to the Option Price under the Option; (x) an election to make a cashless exercise through a registered broker-dealer; (y) an election to affect a net exercise directing the Company to reduce the number of shares of Stock that will be delivered pursuant to the exercise of the Option; or (z) except as specified below, any other form of payment which is acceptable to the Committee. If Mature Shares are used for payment by the Holder, the aggregate Fair Market Value of the shares of Stock tendered must be equal to or less than the aggregate Option Price of the shares of Stock being purchased upon exercise of the Option, and any difference must be paid by cash, certified check, bank draft or postal or express money order payable to the order of the Company.

If, at the time of receipt by the Company or its delegate of such written notice, (i) the Company has unrestricted surplus in an amount not less than the Option Price of such shares of Stock; (ii) all accrued cumulative preferential dividends and other current preferential dividends on all outstanding shares of preferred stock of the Company have been fully paid; (iii) the acquisition by the Company of its own shares of Stock for the purpose of enabling such Holder to exercise such Option is otherwise permitted by applicable law, does not require any vote or consent of any stockholder of the Company and does not violate the terms of any agreement to which the Company is a party or by which it is bound, and (iv) there shall have been adopted, and there shall be in full force and effect, a resolution of the Board authorizing the acquisition by the Company of its own shares of stock for such purpose, then such Holder may deliver to the Company, in payment of the Option Price of the shares of Stock with respect to which such Option is exercised, (x) certificates registered in the name of such Holder that represent a number of shares of stock legally and beneficially owned by such Holder and having a Fair Market Value on the date of receipt by the Company or its delegate of such written notice that is not greater than the Option Price of the shares of Stock with respect to which such Option is to be exercised, such certificates to be accompanied by stock powers duly endorsed in blank by the record holder of the shares of Stock represented by such certificates, with the signature of such record holder guaranteed by a national banking association, and (y) if the Option Price of the shares of Stock with respect to which such Option is to be exercised exceeds such Fair Market Value, a cashier’s check drawn on a national banking association and payable to the order of the Company, in an amount, in United States dollars, equal to the amount of such excess. Notwithstanding the provisions of the immediately preceding sentence, the Committee, in its sole discretion, may refuse to accept shares of Stock in payment of the Option Price of the shares of Stock with respect to which such Option is to be exercised and, in that event, any certificates representing shares of Stock that were received by the Company or its delegate with such written notice shall be returned to such Holder, together with notice by the Company or its delegate to such Holder of the refusal of the Committee to accept such shares of Stock. If, at the expiration of seven (7) business days after the delivery to such Holder of such written notice from the Company or its delegate, such Holder shall not have delivered to the Company or its delegate a cashier’s check drawn on a national banking association and payable to the order of the Company in an amount, in United States dollars, equal to the Option Price of the shares of Stock with respect to which such Option is to be exercised, such written notice from the Holder to the Company or its delegate shall be ineffective to exercise such Option.

(b)          Issuance of Shares. Subject to Section 4.3 and Section 5.7(c), as promptly as practicable after receipt of written notification and payment, in the form required by Section 5.7(a), of an amount of money necessary to satisfy any withholding tax liability that may result from the exercise of such Option, the Company shall deliver to the Holder certificates for the number of shares with respect to which the Option has been exercised, issued in the Holder’s name. Delivery of the shares shall be deemed effected for all purposes when a stock transfer agent of the Company shall have deposited the certificates in the United States mail, addressed to the Holder, at the address specified by the Holder or shall have transferred to the account designated by the Holder to which the shares of Stock represented by book or electronic entry are to be delivered.

(c)           Cashless Exercise and Net Exercise. The Committee may permit a Holder to elect to pay the Option Price and any applicable tax withholding resulting from such exercise by (i) authorizing a third-party broker to sell all or a portion of the shares of Stock acquired upon exercise of the Option and remit to the Company a sufficient portion of the sale proceeds to pay the Option Price and any applicable federal, state, local and foreign tax withholding resulting from such exercise; or (ii) directing the Company to reduce the number of shares of Stock that will be delivered pursuant to the exercise of the Option.

(d)           Limitations on Exercise Alternatives. Except in the event the Option Price is paid pursuant to Section 5.7(c), the Committee shall not permit a Holder to pay such Holder’s Option Price upon the exercise of an Option by using shares of Stock other than Mature Shares. An Option may not be exercised for a fraction of a share of Stock.

5.8          Transferability—Incentive Stock Options. Notwithstanding anything in the Plan or an Award Agreement to the contrary, no ISO granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution, and all ISOs granted to an Employee under this Article V shall be exercisable during his or her lifetime only by such Employee.

5.9          Notification of Disqualifying Disposition. If any Employee shall make any disposition of shares of Stock issued pursuant to the exercise of an ISO under the circumstances described in section 421(b) of the Code (relating to certain disqualifying dispositions), such Employee shall notify the Company of such disposition within ten (10) days thereof.

5.10        No Rights as Stockholder. A Holder of an Option shall not have any rights as a stockholder with respect to Stock covered by an Option until the date a stock certificate for such Stock is issued by the Company; and, except as otherwise provided in Section 4.5, no adjustment for dividends, or otherwise, shall be made if the record date therefor is prior to the date of issuance of such certificate.

5.11         $100,000 Limitation on ISOs. To the extent that the aggregate Fair Market Value of shares of Stock with respect to which ISOs first become exercisable by a Holder in any calendar year exceeds $100,000, taking into account both shares of Stock subject to ISOs under the Plan and Stock subject to ISOs under all other plans of the Company, such Options shall be treated as NQSOs. For this purpose, the “Fair Market Value” of the shares of Stock subject to Options shall be determined as of the date the Options were awarded. In reducing the number of Options treated as ISOs to meet the $100,000 limit, the most recently granted Options shall be reduced first. To the extent a reduction of simultaneously granted Options is necessary to meet the $100,000 limit, the Committee may, in the manner and to the extent permitted by law, designate which shares of Stock are to be treated as shares acquired pursuant to the exercise of an ISO.

5.12       Separation from Service. Each Award Agreement shall set forth the extent to which the Holder of an Option shall have the right to exercise the Option following the Holder’s Separation from Service. Such provisions shall be determined in the sole discretion of the Committee, need not be uniform among all Options issued pursuant to the Award Agreement or the Plan, and may reflect distinctions based on the reasons for termination.

Article VI

STOCK APPRECIATION RIGHTS

6.1          Authority to Grant SAR Awards. Subject to the terms and provisions of the Plan, the Committee, at any time, and from time to time, may grant SARs under the Plan to eligible persons in such number and upon such terms as the Committee shall determine. Subject to the terms and conditions of the Plan, the Committee shall have complete discretion in determining the number of SARs granted to each Holder and, consistent with the provisions of the Plan, in determining the terms and conditions pertaining to such SARs.

6.2          Type of Stock Appreciation Rights Available. The Committee may grant Freestanding SARs, Tandem SARs, or any combination of these forms of SARs.

6.3          General Terms. Subject to the terms and conditions of the Plan, a SAR granted under the Plan shall confer on the recipient a right to receive, upon exercise thereof, an amount equal to the excess of (a) the Fair Market Value of one share of the Stock on the date of exercise, over (b) the grant price of the SAR, which shall not be less than one hundred percent (100%) of the Fair Market Value of one share of the Stock on the date of grant of the SAR. The grant price of Tandem SARs shall be equal to the Option Price of the related Option. A SAR granted under the Plan may not be granted with any Dividend Equivalents rights.

6.4         SAR Agreement. Each Award of SARs granted under the Plan shall be evidenced by an Award Agreement that shall specify (a) the grant price of the SAR, (b) the term of the SAR, (c) the vesting and termination provisions of the SAR, and (d) such other provisions as the Committee shall determine that are not inconsistent with the terms and provisions of the Plan. The Committee may impose such additional conditions or restrictions on the exercise of any SAR as it may deem appropriate.

6.5          Term of SAR. The term of a SAR granted under the Plan shall be determined by the Committee, in its sole discretion; provided that no SAR shall be exercisable on or after the tenth (10th) anniversary date of its grant. Notwithstanding any other provision of this Plan to the contrary, with respect to a Tandem SAR granted in connection with an ISO: (a) the Tandem SAR will expire no later than the expiration of the underlying ISO; (b) the value of the payout with respect to the Tandem SAR may be for no more than one hundred percent (100%) of the excess of the Fair Market Value of the shares of Stock subject to the underlying ISO at the time the Tandem SAR is exercised over the Option Price of the underlying ISO; and (c) the Tandem SAR may be exercised only when the Fair Market Value of the shares of Stock subject to the ISO exceeds the Option Price of the ISO.

6.6          Exercise of Freestanding SARs. Subject to the terms and provisions of the Plan and the applicable Award Agreement, Freestanding SARs may be exercised in whole or in part from time to time by the delivery of written notice in the manner designated by the Committee stating (a) that the Holder wishes to exercise such SAR on the date such notice is so delivered, (b) the number of shares of Stock with respect to which the SAR is to be exercised, and (c) the address to which the payment due under such SAR should be delivered. In accordance with applicable law, a Freestanding SAR may be exercised upon whatever additional terms and conditions the Committee, in its sole discretion, imposes.

6.7         Exercise of Tandem SARs. Subject to the terms and provisions of the Plan and the applicable Award Agreement, Tandem SARs may be exercised for all or part of the shares of Stock subject to the related Option upon the surrender of the right to exercise the equivalent portion of the related Option and by the delivery of written notice in the manner designated by the Committee stating (a) that the Holder wishes to exercise such SAR on the date such notice is so delivered, (b) the number of shares of Stock with respect to which the SAR is to be exercised, and (c) the address to which the payment due under such SAR should be delivered. A Tandem SAR may be exercised only with respect to the shares of Stock for which its related Option is then exercisable. In accordance with applicable law, a Tandem SAR may be exercised upon whatever additional terms and conditions the Committee, in its sole discretion, imposes.

6.8          Payment of SAR Amount. Upon the exercise of a SAR, a Holder shall be entitled to receive payment from the Company in an amount determined by multiplying the excess of the Fair Market Value of a share of Stock on the date of exercise over the grant price of the SAR by the number of shares of Stock with respect to which the SAR is exercised. At the discretion of the Committee, the payment upon SAR exercise may be in cash, in Stock of equivalent value, in some combination thereof or in any other manner approved by the Committee in its sole discretion. The Committee’s determination regarding the form of SAR payout shall be set forth in the Award Agreement pertaining to the grant of the SAR.

6.9          Separation from Service. Each Award Agreement shall set forth the extent to which the Holder of a SAR shall have the right to exercise the SAR following the Holder’s Separation from Service. Such provisions shall be determined in the sole discretion of the Committee, may be included in the Award Agreement entered into with the Holder, need not be uniform among all SARs issued pursuant to the Plan, and may reflect distinctions based on the reasons for termination or severance.

6.10        Nontransferability of SARs. Except as otherwise provided in a Holder’s Award Agreement, no SAR granted under the Plan may be sold, transferred, pledged, assigned or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, except as otherwise provided in a Holder’s Award Agreement, all SARs granted to a Holder under the Plan shall be exercisable during his or her lifetime only by the Holder, and after that time, by the Holder’s heirs or estate. Any attempted assignment of a SAR in violation of this Section 6.10 shall be null and void.

6.11         No Rights as Stockholder. A grantee of a SAR award, as such, shall have no rights as a stockholder.

6.12        Restrictions on Stock Received. The Committee may impose such conditions and/or restrictions on any shares of Stock received upon exercise of a SAR granted pursuant to the Plan as it may deem advisable or desirable. These restrictions may include, but shall not be limited to, a requirement that the Holder hold the shares of Stock received upon exercise of a SAR for a specified period of time.

Article VII

RESTRICTED Stock AWARDS

7.1          Restricted Stock Awards. Subject to the terms and provisions of the Plan, the Committee, at any time, and from time to time, may make Awards of Restricted Stock under the Plan to eligible persons in such number and upon such terms as the Committee shall determine. The amount of, the vesting, forfeiture and the transferability restrictions applicable to any Restricted Stock Award shall be determined by the Committee in its sole discretion. If the Committee imposes vesting, forfeiture or transferability restrictions on a Holder’s rights with respect to Restricted Stock, the Committee may issue such instructions to the Company’s share transfer agent in connection therewith as it deems appropriate. The Committee may also cause the certificate for shares of Stock issued pursuant to a Restricted Stock Award to be imprinted with any legend which counsel for the Company considers advisable with respect to the restrictions or, should the shares of Stock be represented by book or electronic entry rather than a certificate, the Company may take such steps to restrict transfer of the shares of Stock as counsel for the Company considers necessary or advisable to comply with applicable law.

7.2         Restricted Stock Award Agreement. Each Restricted Stock Award shall be evidenced by an Award Agreement that contains any vesting, forfeiture and transferability restrictions and other provisions not inconsistent with the Plan as the Committee may specify.

7.3           Holder’s Rights as Stockholder. Subject to the terms and conditions of the Plan, each recipient of a Restricted Stock Award shall have all the rights of a stockholder with respect to the shares of Restricted Stock included in the Restricted Stock Award during the Period of Restriction established for the Restricted Stock Award. Dividends paid with respect to Restricted Stock in cash or property other than shares of Stock or rights to acquire shares of Stock shall be paid to the recipient of the Restricted Stock Award currently. Dividends paid in shares of Stock or rights to acquire shares of Stock shall be added to and become a part of the Restricted Stock. During the Period of Restriction, certificates representing the Restricted Stock shall be registered in the Holder’s name and bear a restrictive legend to the effect that ownership of such Restricted Stock, and the enjoyment of all rights appurtenant thereto, are subject to the restrictions, terms, and conditions provided in the Plan and the applicable Award Agreement. Such certificates shall be deposited by the recipient with the Secretary of the Company or such other officer or agent of the Company as may be designated by the Committee, together with all stock powers or other instruments of assignment, each endorsed in blank, which will permit transfer to the Company of all or any portion of the Restricted Stock which shall be forfeited in accordance with the Plan and the applicable Award Agreement.

Article VIII

RESTRICTED STOCK UNIT AWARDS

8.1          Authority to Grant RSU Awards. Subject to the terms and provisions of the Plan, the Committee, at any time, and from time to time, may grant RSU Awards under the Plan to eligible persons in such amounts and upon such terms as the Committee shall determine. The amount of, the vesting, forfeiture and the transferability restrictions applicable to any RSU Award shall be determined by the Committee in its sole discretion. The Committee shall maintain a bookkeeping ledger account, which reflects the number of RSUs credited under the Plan for the benefit of a Holder.

8.2         RSU Award. An RSU Award shall be similar in nature to a Restricted Stock Award except that no shares of Stock are actually transferred to the Holder until a later date specified in the applicable Award Agreement. Each RSU shall have a value equal to the Fair Market Value of a share of Stock.

8.3         RSU Award Agreement. Each RSU Award shall be evidenced by an Award Agreement that contains any Substantial Risk of Forfeiture, transferability and forfeiture restrictions, form and time of payment provisions and other provisions not inconsistent with the Plan as the Committee may specify.

8.4           Dividend Equivalents. An Award Agreement for an RSU Award may specify that the Holder shall be entitled to the payment of Dividend Equivalents under the Award.

8.5           Form of Payment Under RSU Award. Payment under an RSU Award shall be made in cash, shares of Stock or any combination thereof, as specified in the applicable Award Agreement.

8.6          Time of Payment Under RSU Award. A Holder’s payment under an RSU Award shall be made at such time as is specified in the applicable Award Agreement. The Award Agreement shall specify that the payment will be made (a) by a date that is no later than the date that is two and one-half (2 1/2) months after the end of the Fiscal Year in which the RSU Award payment is no longer subject to a Substantial Risk of Forfeiture, or (b) as otherwise designated by the Committee.

8.7            Holder’s Rights as Stockholder. Each recipient of an RSU Award shall have no rights of a stockholder with respect to the Holder’s RSUs. A Holder shall have no voting rights with respect to any RSU Awards.

Article IX

PERFORMANCE STOCK AWARDS and PERFORMANCE UNIT Awards

9.1            Authority to Grant Performance Stock Awards and Performance Unit Awards. Subject to the terms and provisions of the Plan, the Committee, at any time, and from time to time, may grant Performance Stock Awards and Performance Unit Awards under the Plan to eligible persons in such amounts and upon such terms as the Committee shall determine. The amount of, the vesting, forfeiture and the transferability restrictions applicable to any Performance Stock Award or Performance Unit Award shall be based upon the attainment of such Performance Goals as the Committee may determine; provided, however, that (a) the performance period for any Performance Stock Award or Performance Unit Award shall not be less than one (1) year, and (b) the Performance Goals must be established in writing by the Committee not later than ninety (90) days after the beginning of the performance period (but in no event after the outcome is substantially certain). If the Committee imposes vesting or transferability restrictions on a Holder’s rights with respect to Performance Stock Award or Performance Unit Awards, the Committee may issue such instructions to the Company’s share transfer agent in connection therewith as it deems appropriate. The Committee may also cause the certificate for shares of Stock issued pursuant to a Performance Stock Award or Performance Unit Award to be imprinted with any legend which counsel for the Company considers advisable with respect to the restrictions or, should the shares of Stock be represented by book or electronic entry rather than a certificate, the Company may take such steps to restrict transfer of the shares of Stock as counsel for the Company considers necessary or advisable to comply with applicable law.

9.2           Performance Goals. The Performance Goals upon which the payment or vesting of an Award may be based on one or more of the following business criteria that apply to the Holder, one or more business units or subsidiaries of the Company, or the Company as a whole: earnings, earnings before interest and taxes, earnings before interest, taxes, depreciation, and amortization, earnings before any one of, or combination of two or more of, interest, taxes, depreciation, amortization and/or any other financial adjustment to earnings set forth in the Company’s audited financial statements that is allowed under generally accepted accounting principles, adjusted earnings before interest, taxes, depreciation and amortization, net earnings, earnings per share, earnings per share growth, economic value added, economic value, operating profits, net operating profit, net profits, profit return, gross margin, profit margins, profit before tax, operating margin, cash return on capitalization, operating expense, operating expense as a percentage of revenue, revenue, increase in revenue, revenue ratios (including per employee or per customer), net revenue, billings, net income, stock price, market share, return on equity, return on assets, return on capital, return on capital compared to cost of capital, return on capital employed, return on invested capital, debt to capital ratio, total stockholder return, stockholder return, stockholder value, growth in stockholder value relative to a pre-determined index, financial return ratio, operating income, cash flow, net cash flow, cash flow from operations, free cash flow, cash value added performance, cost reductions, cost ratios (per employee or per customer), proceeds from dispositions, project completion time and budget goals, net cash flow before financing activities, customer growth, total market value, or people value added. The Committee may select one criterion or multiple criteria for measuring performance. Goals may be based on subjective performance criteria, provided the subjective criteria are bona fide and relate to the performance of the Holder or of the group that includes the Holder. Goals may also be based on performance relative to a peer group of companies. Unless otherwise stated, such a Performance Goal need not be based upon an increase or positive result under a particular business criterion and could include, for example, maintaining the status quo or limiting economic losses (measured, in each case, by reference to specific business criteria). Prior to the payment of any compensation based on the achievement of Performance Goals, the Committee must certify in writing that applicable Performance Goals and any of the material terms thereof were, in fact, satisfied. Subject to the foregoing provisions, the terms, conditions and limitations applicable to any Performance Stock or Performance Unit Awards made pursuant to the Plan shall be determined by the Committee.

9.3         Written Agreement. Each Performance Stock Award or Performance Unit Award shall be evidenced by an Award Agreement that contains any vesting, transferability restrictions and other provisions not inconsistent with the Plan as the Committee may specify.

9.4          Form of Payment Under Performance Unit Award. Payment under a Performance Unit Award shall be made in cash, shares of Stock or any combination thereof, as specified in the applicable Award Agreement.

9.5           Time of Payment Under Performance Unit Award. A Holder’s payment under a Performance Unit Award shall be made at such time as is specified in the applicable Award Agreement. The Award Agreement shall specify that the payment will be made (a) by a date that is no later than the date that is two and one-half (2 1/2) months after the end of the calendar year in which the Performance Unit Award payment is no longer subject to a Substantial Risk of Forfeiture, or (b) as otherwise designated by the Committee.

9.6           Holder’s Rights as Stockholder With Respect to a Performance Stock Award. Subject to the terms and conditions of the Plan, each Holder of a Performance Stock Award shall have all the rights of a stockholder with respect to the shares of Stock issued to the Holder pursuant to the Award during any period in which such issued shares of Stock are subject to forfeiture and restrictions on transfer, including without limitation, the right to vote such shares of Stock.

9.7             Dividend Equivalents. An Award Agreement for a Performance Unit Award may specify that the Holder shall be entitled to the payment of Dividend Equivalents under the Award.

Article X

Director Awards

All Awards to Directors shall be determined by the Board.

Article XI

ANNUAL CASH INCENTIVE AWARDS

11.1          Authority to Grant Annual Cash Incentive Awards. Subject to the terms and provisions of the Plan, the Committee, at any time, and from time to time, may grant Annual Cash Incentive Awards under the Plan upon such terms as the Committee shall determine. Subject to the following provisions in this Article XI, the amount of any Annual Cash Incentive Awards shall be based on the attainment of such Performance Goals as the Committee may determine and the term, conditions and limitations applicable to any Annual Cash Incentive Awards made pursuant to the Plan shall be determined by the Committee.

11.2         Written Agreement. Each Annual Cash Incentive Award shall be evidenced by an Award Agreement that contains any vesting, transferability restrictions and other provisions not inconsistent with the Plan as the Committee may specify.

11.3         Form of Payment Under Annual Cash Incentive Award. Payment under an Annual Cash Incentive Award shall be made in cash.

11.4         Time of Payment Under Annual Cash Incentive Award. A Holder’s payment under an Annual Cash Incentive Award shall be made at such time as is specified in the applicable Award Agreement. The Award Agreement shall specify that the payment will be made (a) by a date that is no later than the date that is two and one-half (2 1/2) months after the end of the calendar year in which the Annual Cash Incentive Award payment is no longer subject to a Substantial Risk of Forfeiture, or (b) as otherwise designated by the Committee.

Article XII

Other Stock-Based Awards

12.1         Authority to Grant Other Stock-Based Awards. Subject to the terms and provisions of the Plan, the Committee, at any time, and from time to time, may grant other types of equity-based or equity-related Awards not otherwise described by the terms and provisions of the Plan (including the grant or offer for sale of unrestricted shares of Stock) under the Plan to eligible persons in such number and upon such terms as the Committee shall determine. Such Awards may involve the transfer of actual shares of Stock to Holders, or payment in cash or otherwise of amounts based on the value of shares of Stock and may include, without limitation, Awards designed to comply with or take advantage of the applicable local laws of jurisdictions other than the United States.

12.2          Value of Other Stock-Based Award. Each Other Stock-Based Award shall be expressed in terms of shares of Stock or units based on shares of Stock, as determined by the Committee.

12.3        Payment of Other Stock-Based Award. Payment, if any, with respect to an Other Stock-Based Award shall be made in accordance with the terms of the Award, in cash, shares of Stock or any combination thereof, as the Committee determines.

12.4       Separation from Service. The Committee shall determine the extent to which a Holder’s rights with respect to Other Stock-Based Awards shall be affected by the Holder’s Separation from Service. Such provisions shall be determined in the sole discretion of the Committee and need not be uniform among all Other Stock-Based Awards issued pursuant to the Plan.

12.5         Time of Payment of Other Stock-Based Award. A Holder’s payment under an Other Stock-Based Award shall be made at such time as is specified in the applicable Award Agreement. If a payment under the Award Agreement is subject to Section 409A, the Award Agreement shall specify that the payment will be made (a) by a date that is no later than the date that is two and one-half (2 1/2) months after the end of the calendar year in which the Other Stock-Based Award payment is no longer subject to a Substantial Risk of Forfeiture, or (b) as otherwise designated by the Committee.

Article XIII

Cash-Based Awards

13.1          Authority to Grant Cash-Based Awards. Subject to the terms and provisions of the Plan, the Committee, at any time, and from time to time, may grant Cash-Based Awards under the Plan to eligible persons in such amounts and upon such terms as the Committee shall determine.

13.2          Value of Cash-Based Award. Each Cash-Based Award shall specify a payment amount or payment range as determined by the Committee.

13.3          Payment of Cash-Based Award. Payment, if any, with respect to a Cash-Based Award shall be made in accordance with the terms of the Award, in cash.

13.4         Time of Payment of Cash-Based Award. Payment under a Cash-Based Award shall be made at such time as is specified in the applicable Award Agreement. If a payment under the Award Agreement is subject to Section 409A, the Award Agreement shall specify that the payment will be made (a) by a date that is no later than the date that is two and one-half (2 1/2) months after the end of the calendar year in which the Cash-Based Award payment is no longer subject to a Substantial Risk of Forfeiture, or (b) as otherwise designated by the Committee.

13.5         Separation from Service. The Committee shall determine the extent to which a Holder’s rights with respect to Cash-Based Awards shall be affected by the Holder’s Separation from Service. Such provisions shall be determined in the sole discretion of the Committee and need not be uniform among all Cash-Based Awards issued pursuant to the Plan.

Article XIV

SUBSTITUTION AWARDS

Awards may be granted under the Plan from time to time in substitution for stock options and other awards held by employees of other entities who are about to become Employees, or whose employer is about to become an Affiliate as the result of a merger or consolidation of the Company with another corporation, or the acquisition by the Company of substantially all the assets of another corporation, or the acquisition by the Company of at least fifty percent (50%) of the issued and outstanding stock of another corporation as the result of which such other corporation will become a subsidiary of the Company. The terms and conditions of the substitute Awards so granted may vary from the terms and conditions set forth in the Plan to such extent as the Board at the time of grant may deem appropriate to conform, in whole or in part, to the provisions of the awards in substitution for which they are granted. If shares of Stock are issued under the Plan with respect to an Award granted under this Article such shares of Stock will not count against the aggregate number of shares of Stock with respect to which Awards may be granted under the Plan.

Article XV

ADMINISTRATION

15.1           Awards. The Plan shall be administered by the Committee or, in the absence of the Committee or in the case of awards issued to Directors, the Plan shall be administered by the Board. The members of the Committee (that is not itself the Board) shall serve at the discretion of the Board. The Committee shall have full and exclusive power and authority to administer the Plan and to take all actions that the Plan expressly contemplates or are necessary or appropriate in connection with the administration of the Plan with respect to Awards granted under the Plan.

15.2         Authority of the Committee. The Committee shall have full and exclusive power to interpret and apply the terms and provisions of the Plan and Awards made under the Plan, and to adopt such rules, regulations and guidelines for implementing the Plan as the Committee may deem necessary or proper, all of which powers shall be exercised in the best interests of the Company and in keeping with the objectives of the Plan. A majority of the members of the Committee shall constitute a quorum for the transaction of business relating to the Plan or Awards made under the Plan, and the vote of a majority of those members present at any meeting shall decide any question brought before that meeting. Any decision or determination reduced to writing and signed by a majority of the members shall be as effective as if it had been made by a majority vote at a meeting properly called and held. All questions of interpretation and application of the Plan, or as to Awards granted under the Plan, shall be subject to the determination, which shall be final and binding, of a majority of the whole Committee. No member of the Committee shall be liable for any act or omission of any other member of the Committee or for any act or omission on his or her own part, including but not limited to the exercise of any power or discretion given to him or her under the Plan, except those resulting from his or her own willful misconduct. In carrying out its authority under the Plan, the Committee shall have full and final authority and discretion, including but not limited to the following rights, powers and authorities to (a) determine the persons to whom and the time or times at which Awards will be made; (b) determine the number and exercise price of shares of Stock covered in each Award subject to the terms and provisions of the Plan; (c) determine the terms, provisions and conditions of each Award, which need not be identical and need not match the default terms set forth in the Plan; (d) accelerate the time at which any outstanding Award will vest; (e) prescribe, amend and rescind rules and regulations relating to administration of the Plan; and (f) make all other determinations and take all other actions deemed necessary, appropriate or advisable for the proper administration of the Plan.

The Committee may make an Award to an individual who the Company expects to become an Employee of the Company or any of its Affiliates within six (6) months after the date of grant of the Award, with the Award being subject to and conditioned on the individual actually becoming an Employee within that time period and subject to other terms and conditions as the Committee may establish.

The Committee may correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any Award to a Holder in the manner and to the extent the Committee deems necessary or desirable to further the Plan’s objectives. Further, the Committee shall make all other determinations that may be necessary or advisable for the administration of the Plan. As permitted by law and the terms and provisions of the Plan, the Committee may delegate to one or more of its members or to one or more officers of the Company, and/or its Affiliates or to one or more agents or advisors such administrative duties or powers as it may deem advisable, and the Committee or any person to whom it has delegated duties or powers as aforesaid may employ one or more persons to render advice with respect to any responsibility the Committee or such person may have under the Plan. The Committee may, by resolution, authorize one or more officers of the Company to do one or more of the following on the same basis as can the Committee: (a) designate Employees to be recipients of Awards; (b) designate Third Party Service Providers to be recipients of Awards; and (c) determine the size of any such Awards; provided, however, (i) the Committee shall not delegate such responsibilities to any such officer for Awards granted to an Employee that is considered an Insider; (ii) the resolution providing such authorization sets forth the total number of Awards such officer(s) may grant; and (iii) the officer(s) shall report periodically to the Committee regarding the nature and scope of the Awards granted pursuant to the authority delegated. The Committee may employ attorneys, consultants, accountants, agents, and other persons, any of whom may be an Employee, and the Committee, the Company, and its officers and Board shall be entitled to rely upon the advice, opinions, or valuations of any such persons.

15.3           Decisions Binding. All determinations and decisions made by the Committee or the Board, as the case may be, pursuant to the provisions of the Plan and all related orders and resolutions of the Committee or the Board, as the case may be, shall be final, conclusive and binding on all persons, including the Company, its Affiliates, its stockholders, Holders and the estates and beneficiaries of Holders.

15.4           No Liability. Under no circumstances shall the Company, its Affiliates, the Board or the Committee incur liability for any indirect, incidental, consequential or special damages (including lost profits) of any form incurred by any person, whether or not foreseeable and regardless of the form of the act in which such a claim may be brought, with respect to the Plan or the Company’s, its Affiliates’, the Committee’s or the Board’s roles in connection with the Plan.

Article XVI

AMENDMENT OR TERMINATION OF PLAN

16.1           Amendment, Modification, Suspension, and Termination. Subject to Section 16.2, the Board may, at any time and from time to time, alter, amend, modify, suspend, or terminate the Plan and the Committee may, at any time and from time to time, alter, amend, modify, suspend, or terminate any Award Agreement in whole or in part; provided, however, that, without the prior approval of the Company’s stockholders and except as provided in Section 4.5, the Committee shall not directly or indirectly lower the Option Price of a previously granted Option or the grant price of a previously granted SAR, cancel a previously granted Option or previously granted SAR for a payment of cash or other property if the aggregate fair market value of such Award is less than the aggregate Option Price of such Award in the case of an Option or the aggregate grant price of such Award in the case of a SAR, and no amendment of the Plan shall be made without stockholder approval if stockholder approval is required by applicable law or stock exchange rules.

16.2            Awards Previously Granted. Notwithstanding any other provision of the Plan to the contrary, no termination, amendment, suspension, or modification of the Plan or an Award Agreement shall adversely affect in any material way any Award previously granted under the Plan, without the written consent of the Holder holding such Award.

Article XVII

MISCELLANEOUS

17.1          Unfunded Plan/No Establishment of a Trust Fund. Holders shall have no right, title, or interest whatsoever in or to any investments that the Company or any of its Affiliates may make to aid in meeting obligations under the Plan. Nothing contained in the Plan, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind, or a fiduciary relationship between the Company and any Holder, beneficiary, legal representative, or any other person. To the extent that any person acquires a right to receive payments from the Company under the Plan, such right shall be no greater than the right of an unsecured general creditor of the Company. All payments to be made hereunder shall be paid from the general funds of the Company and no special or separate fund shall be established and no segregation of assets shall be made to assure payment of such amounts, except as expressly set forth in the Plan. No property shall be set aside nor shall a trust fund of any kind be established to secure the rights of any Holder under the Plan. The Plan is not intended to be subject to the Employee Retirement Income Security Act of 1974, as amended.

17.2         No Employment Obligation. The granting of any Award shall not constitute an employment or service contract, express or implied, and shall not impose upon the Company or any Affiliate any obligation to employ or continue to employ, or to utilize or continue to utilize the services of, any Holder. The right of the Company or any Affiliate to terminate the employment of, or the provision of services by, any person shall not be diminished or affected by reason of the fact that an Award has been granted to him, and nothing in the Plan or an Award Agreement shall interfere with or limit in any way the right of the Company or its Affiliates to terminate any Holder’s employment or service relationship at any time or for any reason not prohibited by law.

17.3         Tax Withholding. The Company or any Affiliate shall be entitled to deduct from other compensation payable to each Holder any sums required by federal, state, local or foreign tax law to be withheld with respect to the vesting or exercise of an Award or lapse of restrictions on an Award. In the alternative, the Company may require the Holder (or other person validly exercising the Award) to pay such sums for taxes directly to the Company or any Affiliate in cash or by check within one day after the date of vesting, exercise or lapse of restrictions. In the discretion of the Committee, and with the consent of the Holder, the Company may reduce the number of shares of Stock issued to the Holder upon such Holder’s exercise of an Award or the vesting of an Award to satisfy the tax withholding obligations of the Company or an Affiliate.

The Committee may, in its discretion, permit a Holder to satisfy any tax-withholding obligation arising upon the vesting of or payment under an Award by delivering to the Holder a reduced number of shares of Stock in the manner specified herein. If permitted by the Committee and acceptable to the Holder, at the time of vesting of shares under the Award, the Company shall (a) calculate the amount of the Company’s or an Affiliate’s tax withholding obligation on the assumption that all such shares of Stock vested under the Award are made available for delivery; (b) reduce the number of such shares of Stock made available for delivery so that the Fair Market Value of the shares of Stock withheld on the vesting date approximates the Company’s or an Affiliate’s tax withholding obligation; and (c) in lieu of the withheld shares of Stock, remit cash to the United States Treasury and/or other applicable governmental authorities, on behalf of the Holder, in the amount of the tax withholding obligation. The Company shall withhold only whole shares of Stock to satisfy its tax-withholding obligation. Where the Fair Market Value of the withheld shares of Stock does not equal the amount of the tax withholding obligation, the Company shall withhold shares of Stock with a Fair Market Value slightly less than the amount of the tax withholding obligation and the Holder must satisfy the remaining minimum withholding obligation in some other manner permitted under this Section 17.3. The withheld shares of Stock not made available for delivery by the Company shall be retained as treasury shares or will be cancelled and the Holder’s right, title and interest in such shares of Stock shall terminate.

The Company shall have no obligation upon vesting or exercise of any Award or lapse of restrictions on an Award until the Company or an Affiliate has received payment sufficient to cover the tax withholding obligation with respect to that vesting, exercise or lapse of restrictions. Neither the Company nor any Affiliate shall be obligated to advise a Holder of the existence of the tax or the amount which it will be required to withhold.

17.4         Indemnification of the Committee. The Company shall indemnify each past, present and future member of the Committee against, and each member of the Committee shall be entitled without further action on his or her part to indemnity from the Company for, all expenses (including attorney’s fees, the amount of judgments and the amount of approved settlements made with a view to the curtailment of costs of litigation, other than amounts paid to the Company itself) reasonably incurred by such member in connection with or arising out of any action, suit or proceeding in which such member may be involved by reason of such member being or having been a member of the Committee, whether or not he or she continues to be a member of the Committee at the time of incurring the expenses, including, without limitation, matters as to which such member shall be finally adjudged in any action, suit or proceeding to have been negligent in the performance of such member’s duty as a member of the Committee. However, this indemnity shall not include any expenses incurred by any member of the Committee in respect of matters as to which such member shall be finally adjudged in any action, suit or proceeding to have been guilty of willful misconduct in the performance of his or her duty as a member of the Committee. In addition, no right of indemnification under the Plan shall be available to or enforceable by any member of the Committee unless, within sixty (60) days after institution of any action, suit or proceeding, such member shall have offered the Company, in writing, the opportunity to handle and defend same at its own expense. This right of indemnification shall inure to the benefit of the heirs, executors or administrators of each member of the Committee and shall be in addition to all other rights to which a member of the Committee may be entitled as a matter of law, contract or otherwise.

17.5         Gender and Number. If the context requires, words of one gender when used in the Plan shall include the other and words used in the singular or plural shall include the other.

17.6       Severability. In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

17.7         Headings. Headings of Articles and Sections are included for convenience of reference only and do not constitute part of the Plan and shall not be used in construing the terms and provisions of the Plan.

17.8        Other Compensation Plans. The adoption of the Plan shall not affect any other option, incentive or other compensation or benefit plans in effect for the Company or any Affiliate, nor shall the Plan preclude the Company from establishing any other forms of incentive compensation arrangements for Employees, Directors or Third Party Service Providers.

17.9       Retirement and Welfare Plans. Neither Awards made under the Plan nor shares of Stock or cash paid pursuant to such Awards, may be included as “compensation” for purposes of computing the benefits payable to any person under the Company’s or any Affiliate’s retirement plans (both qualified and non-qualified) or welfare benefit plans unless such other plan expressly provides that such compensation shall be taken into account in computing a participant’s benefit.

17.10      Other Awards. The grant of an Award shall not confer upon the Holder the right to receive any future or other Awards under the Plan, whether or not Awards may be granted to similarly situated Holders, or the right to receive future Awards upon the same terms or conditions as previously granted.

17.11      Successors. All obligations of the Company under the Plan with respect to Awards granted hereunder shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.

17.12      Law Limitations/Governmental Approvals. The granting of Awards and the issuance of shares of Stock under the Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

17.13      Delivery of Title. The Company shall have no obligation to issue or deliver evidence of title for shares of Stock issued under the Plan prior to (a) obtaining any approvals from governmental agencies that the Company determines are necessary or advisable, and (b) completion of any registration or other qualification of the Stock under any applicable national or foreign law or ruling of any governmental body that the Company determines to be necessary or advisable.

17.14      Inability to Obtain Authority. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any shares of Stock hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such shares of Stock as to which such requisite authority shall not have been obtained.

17.15      Investment Representations. The Committee may require any person receiving Stock pursuant to an Award under the Plan to represent and warrant in writing that the person is acquiring the shares of Stock for investment and without any present intention to sell or distribute such Stock.

17.16      Persons Residing Outside of the United States. Notwithstanding any provision of the Plan to the contrary, in order to comply with the laws in other countries in which the Company or any of its Affiliates operates or has employees, the Committee, in its sole discretion, shall have the power and authority to (a)determine which Affiliates shall be covered by the Plan; (b) determine which persons employed outside the United States are eligible to participate in the Plan; (c) amend or vary the terms and provisions of the Plan and the terms and conditions of any Award granted to persons who reside outside the United States; (d) establish subplans and modify exercise procedures and other terms and procedures to the extent such actions may be necessary or advisable—any subplans and modifications to Plan terms and procedures established under this Section 17.16 by the Committee shall be attached to the Plan document as Appendices; and (e) take any action, before or after an Award is made, that it deems advisable to obtain or comply with any necessary local government regulatory exemptions or approvals. Notwithstanding the above, the Committee may not take any actions hereunder, and no Awards shall be granted, that would violate the Exchange Act, the Code, any securities law or governing statute or any other applicable law.

17.17      Settlement of Disputes. Any controversy arising out of or relating to the Plan or an Award Agreement shall be resolved by solely and exclusively by the state and federal courts in Houston, Texas.

17.18      No Fractional Shares. No fractional shares of Stock shall be issued or delivered pursuant to the Plan or any Award. The Committee shall determine whether cash, additional Awards, or other property shall be issued or paid in lieu of fractional shares of Stock or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

17.19      Governing Law. The provisions of the Plan and the rights of all persons claiming thereunder shall be construed, administered and governed under the laws of the State of Delaware, excluding any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of the Plan to the substantive law of another jurisdiction. Unless otherwise provided in the Award Agreement, recipients of an Award under the Plan are deemed to submit to the sole and exclusive jurisdiction and venue of the federal or state courts of the State of Texas to resolve any and all issues that may arise out of or relate to the Plan or any related Award Agreement.

RigNet
always connected.

RIGNET, Inc
c/o Broadridge Corporate Issuer Solutions
PO Box 1342
Brentwood, NY 11717

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DETACH AND RETURN THIS PORTION ONLY

The Board of Directors recommends you vote FOR the following:

1. Election of Directors

Nominees	For	Against	Abstain
01 James H. Browning	☐	☐	☐
02 Mattia Caprioli	☐	☐	☐
03 Kevin Mulloy	☐	☐	☐
04 Kevin J. O'Hara	☐	☐	☐
05 Keith Olsen	☐	☐	☐
06 Brent K. Whittington	☐	☐	☐
07 Ditlef de Vibe	☐	☐	☐
08 Steven E. Pickett	☐	☐	☐
09 Gail P. Smith	☐	☐	☐

The Board of Directors recommends you vote FOR proposals 2, 3 and 4.

	For	Against	Abstain
2 To ratify the selection of Deloitte & Touche LLP as the Company's Independent Registered Public Accounting Firm for the fiscal year ending December 31, 2019.	☐	☐	☐
3 Approve the RigNet, Inc. 2019 Omnibus Incentive Plan.	☐	☐	☐
4 Approve named executive officers' compensation as a non-binding advisory vote.	☐	☐	☐

NOTE: In their discretion, the proxies are authorized to vote upon such other matters as may properly come before the annual meeting or any postponements or adjournments thereof or other matters permitted by Rule 14a-4(c)under the Exchange Act.

	Yes	No
Please indicate if you plan to attend this meeting	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

0000414063_1 R1.0.1.18

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement and 10KWrap are available at www.proxyvote.com

RIGNET, INC
Annual Meeting of Stockholders
May 8, 2019 8:00 AM (Central Daylight Time)
This proxy is solicited by the Board of Directors

The undersigned hereby appoints James Browning, Steven E. Pickett and Brad Eastman, jointly and severally, as the undersigned's proxy or proxies, each with full power of substitution and to act without the other, to vote in the manner directed herein all shares of common stock of RigNet, Inc. which the undersigned is entitled to vote at the annual meeting of stockholders to be held at RigNet's corporate office at 15115 Park Row Blvd. Suite 300, Houston, Texas 77084 and any postponements or adjournments thereof, as fully as the undersigned could if personally present, revoking any proxy or proxies heretofore given. The Board of Directors of the Company recommends a vote "FOR" all nominees for director, and "For" all other proposals.

This proxy is solicited on behalf of the Board of Directors. This proxy, when properly executed, will be voted in the manner directed herein. If no direction is made, this proxy will be voted "FOR" all nominees for director and "FOR" all other proposals. In their discretion, the proxies named above are authorized to vote upon such other matters that may properly come before the Annual Meeting, or any adjournment or postponement thereof and other matters permitted by Rule 14a-4(c) under the Exchange Act of 1934, as amended.

You are encouraged to specify your choice by marking the appropriate box (SEE REVERSE SIDE) but you need not mark any box if you wish to vote in accordance with the Board of Directors' recommendation. The Named Proxies cannot vote your shares unless you sign and return this card.

0000414063_2 R1.0.1.18

Continued and to be signed on reverse side